PURCHASE AND SALE AGREEMENT








                  Bloomfield Refining Company
                              and
               Gary-Williams Energy Corporation,
                          as Sellers

                              and

                Giant Industries Arizona, Inc.,
                           as Buyer






                    Dated as of August 8, 1995

                      TABLE OF CONTENTS


                                                          Page

  ARTICLE I Definitions and References . . . . . . . . . . . 1

     1.01   General Definitions. . . . . . . . . . . . . . . 1
     1.02   Exhibits and Schedules . . . . . . . . . . . . .15
     1.03   References and Titles. . . . . . . . . . . . . .15

  ARTICLE II     Purchase and Sale . . . . . . . . . . . . .16

     2.01   Purchase and Sale. . . . . . . . . . . . . . . .16
     2.02   Effective. . . . . . . . . . . . . . . . . . . .16
     2.03   Purchase Price . . . . . . . . . . . . . . . . .16
     2.04   Allocation of Purchase Price . . . . . . . . . .16
     2.05   Adjustments to Base Purchase Price . . . . . . .16

  ARTICLE III    Representations and Warranties. . . . . . .17

     3.01   Representations and Warranties of Seller . . . .17
     3.02   Representations and Warranties of Buyer. . . . .22

  ARTICLE IV     Covenants . . . . . . . . . . . . . . . . .24

     4.01   Covenants of Sellers . . . . . . . . . . . . . .24
     4.02   Covenants of Buyer . . . . . . . . . . . . . . .28

  ARTICLE V Certain Procedures . . . . . . . . . . . . . . .29

     5.01   Environmental Matters. . . . . . . . . . . . . .29
     5.02   Personnel, Employment Arrangements and
               Employee Benefits . . . . . . . . . . . . . .37
     5.03   Casualty Loss. . . . . . . . . . . . . . . . . .40
     5.04   Taxes Due with Respect to Transfer of Assets . .41
     5.05   Property Tax Proration Amount. . . . . . . . . .41
     5.06   Like-Kind Exchange . . . . . . . . . . . . . . .41
     5.07   Due Diligence. . . . . . . . . . . . . . . . . .42

  ARTICLE VI     Conditions to Closing . . . . . . . . . . .42

     6.01   Conditions to Obligations of Seller. . . . . . .42
     6.02   Conditions to Obligations of Buyer . . . . . . .43
     6.03   Conditions to Obligations of Both Parties. . . .52

  ARTICLE VII    Closing . . . . . . . . . . . . . . . . . .54

     7.01   Date of Closing. . . . . . . . . . . . . . . . .54
     7.02   Place of Closing . . . . . . . . . . . . . . . .54
     7.03   Closing Obligations. . . . . . . . . . . . . . .54

  ARTICLE VIII   Obligations After Closing . . . . . . . . .58

     8.01   Post-Closing Settlement. . . . . . . . . . . . .58
     8.02   Recording Fees . . . . . . . . . . . . . . . . .60
     8.03   Indemnification. . . . . . . . . . . . . . . . .60
     8.04   Assumption of Obligations. . . . . . . . . . . .62
     8.05   Identifications, Signs, Trademarks and
            Tradenames . . . . . . . . . . . . . . . . . . .63
     8.06   Access to Records - Books and Records. . . . . .63
     8.07   Waiver of Compliance with Bulk Sales Laws. . . .64
     8.08   Covenant Against Competition . . . . . . . . . .64
     8.09   Independent Evaluation . . . . . . . . . . . . .64
     8.10   Further Assurances . . . . . . . . . . . . . . .65

  ARTICLE IX     Termination of Agreement. . . . . . . . . .66

     9.01   Termination. . . . . . . . . . . . . . . . . . .66
     9.02   Return of Information. . . . . . . . . . . . . .67
     9 .03  Effect of Termination. . . . . . . . . . . . . .67

  ARTICLE X Miscellaneous. . . . . . . . . . . . . . . . . .68

     10.01  Expenses . . . . . . . . . . . . . . . . . . . .68
     10.02  Notices. . . . . . . . . . . . . . . . . . . . .68
     10.03  Amendment. . . . . . . . . . . . . . . . . . . .70
     10.04  Assignment . . . . . . . . . . . . . . . . . . .70
     10.05  Announcements. . . . . . . . . . . . . . . . . .70
     10.06  Counterparts . . . . . . . . . . . . . . . . . .71
     10.07  Governing Law. . . . . . . . . . . . . . . . . .71
     10.08  Entire Agreement . . . . . . . . . . . . . . . .71
     10.09  Parties in Interest. . . . . . . . . . . . . . .72

              SCHEDULE OF EXHIBITS AND SCHEDULES


  EXHIBITS:

    A --      Form of COMMON UNDERTAKING LETTER.

    B --      Form of GENERAL DEED, ASSIGNMENT, BILL OF SALE AND
              ASSUMPTION, covering all of the Assets.

    C --      Form of BILL OF SALE, covering the Refinery
              Equipment, the Refinery Facilities and the Refinery
              Inventory.

    D --      Form of ASSIGNMENT AND CONVEYANCE, covering the
              Refinery Real Property (other than the Refinery
              Site).

    E --      Form of GENERAL WARRANTY DEED, covering the Refinery
              Site.

    F --      Form of BILL OF SALE, covering the Pipeline
              Equipment, the Pipeline Facilities and the Pipeline
              Inventory.

    G --      Form of ASSIGNMENT AND CONVEYANCE, covering the
              Pipeline Real Property.

    H --      Form of GUARANTEE AND AGREEMENT.

    I --      Form of SELLERS' CERTIFICATE.

    J --      Form of BUYER'S CERTIFICATE.

    K --      Form of NON-FOREIGN STATUS CERTIFICATE.

    L --      Form of CRUDE OIL CONTRACT.

  SCHEDULES:

    1.01.1  --     Earnout

    1.01.2  --     Excluded Contracts

    1.01.3  --     Processing Units, Shipping Facilities and
                   Terminals

    1.01.4  --     Refinery Site

    1.01.5  --     Refinery Site Encumbrances

    2.04    --     Allocation of Purchase Price

    3.01(e) --     Contested Taxes

    3.01(g) --     Litigation

    3.01(j) --     Capital Projects

    3.01(k) --     Collective Bargaining Agreements

    3.01(l) --     Water and Water Rights

    3.01(m) --     Financial Statements

    3.01(n) --     Summary of Operations

    3.02(g) --     Certain Permits, Licenses and Contracts

    5.02(a) --     Retained Employees

    6.02(i) --     BOR Draft Permit

                  PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement"), dated as of August 8, 1995, is among BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, GARY-WILLIAMS ENERGY CORPORATION, a Delaware corporation ("GWEC"), with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, and GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("Buyer"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255. BRC and GWEC shall be referred to collectively as "Sellers," and individually as a "Seller." In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

                           ARTICLE I
                  DEFINITIONS AND REFERENCES

     1.01  GENERAL DEFINITIONS.  As used herein, the terms
"Agreement," "BRC," "GWEC," "Buyer," "Sellers" and "Seller" shall have the meaning ascribed thereto above, and the following terms shall have the following meanings:

     "ACCOUNTS PAYABLE" shall mean all accounts and other obligations of the Businesses for the payment of money which are reflected in accordance with generally acceptable accounting principles as accounts payable on the books and records of Sellers.

     "ACCOUNTS RECEIVABLE" shall mean accounts and other rights of the Businesses to receive the payment of money which are reflected in accordance with generally accepted accounting principles as accounts receivable on the books and records of Sellers.

     "ADMINISTRATION" shall have the meaning ascribed to such term in Subsection 6.02(t).

     "AFFILIATE" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" as used in the preceding sentence means, with respect to any specified Person the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock or interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "ANTI-DUMPING REQUIREMENTS" shall have the meaning ascribed to such term in Subsection 6.02(u).

     "ASSETS" shall mean the Refinery Assets and the Pipeline
Assets, but excluding the Excluded Assets.

     "BASE PURCHASE PRICE" shall mean $55,000,000 in U.S. currency.

     "BEST EFFORTS" shall mean the taking by a party of such action as would be in accordance with reasonable commercial practices as applied to the particular matter in question; provided, however, that such action shall not include the incurrence of unreasonable expenses.

     "BUSINESSES" shall mean the Refinery Business and the Pipeline
Business.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a United States federal or New Mexico state banking holiday.

     "BUYER'S EMPLOYEES" shall have the meaning ascribed to such term in Subsection 5.02(a).

     "CAPITAL PROJECTS" shall have the meaning ascribed to such term in Subsection 3.01(j).

     "CAPITAL PROJECTS COSTS" shall mean those costs and expenses relating to the Capital Projects and paid in the ordinary course by Sellers after the date of this Agreement.

     "CLEANUP" shall have the meaning ascribed to such term in Subsection 5.01(e).

     "CLOSING" shall have the meaning ascribed to such term in
Section 7.01.

     "CLOSING DATE" shall have the meaning ascribed to such term in
Section 7.01.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with all Treasury Regulations promulgated thereunder.

     "COMMON UNDERTAKING LETTER" shall have the meaning ascribed to such term in Subsection 5.01(c).

     "CONFIDENTIALITY AGREEMENT" shall mean that certain
Confidentiality Agreement, dated as of June 22, 1995, between Buyer and GII, as Recipient, and Sellers, as Provider.

     "CONTRACTS" shall mean all transferable agreements, contracts, leases of personal property, preferential rights of purchase, calls on production, agreements for the purchase of non-Four Corners area crude oil which is delivered or sold to an exchange partner in consideration for receipts or purchases of Four Corners area crude oil and other legally binding contractual commitments to which a Seller or any Affiliate of a Seller is a party (including without limitation, those which name a Seller as a party) and which are materially associated with, relate to, or are used in connection with the Assets or the Businesses, excluding the Excluded Contracts.

     "EARNOUT" shall mean the contingent payment by Buyer to BRC of up to a net present value of $25,000,000 in accordance with the terms and provisions of Schedule 1.01.1.

     "EFFECTIVE TIME" shall mean 7:00 A.M. on the Closing Date, as such time is customarily observed in Bloomfield, New Mexico.

     "ENVIRONMENTAL INVESTIGATION" shall have the meaning ascribed to such term in Subsection 5.01(b).

     "ENVIRONMENTAL LAWS" shall mean: (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act and otherwise, the Resource Conservation and Recovery Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act, the Oil Pollution Act and other federal laws relating to the use, storage, emission, discharge, cleanup, removal, remediation, release or threatened release of Hazardous Substances in any work place or on or into the air, land, surface waters, ground water or other medium, or otherwise relating to the manufacture, processing, distribution, use, treatment, disposal, transportation or handling of Hazardous Substances; (ii) regulations relating to such federal laws; or
(iii) similar state, local and tribal laws, ordinances and regulations. Environmental Laws do not include laws concerning man made material fibers (which term shall not be deemed to include asbestos or other mineral fibers) or employee health and safety.

     "ENVIRONMENTAL LIABILITIES" shall mean any liabilities, claims, expenses, penalties, fines or other obligations, including reasonable fees of attorneys, consultants, engineers, accountants and other advisers, for environmental conditions, situations, circumstances, events or incidents on, at or concerning, originating at or relating to the Assets arising under common law actions or Environmental Laws as in effect on the Effective Time directly or indirectly from: (i) the use, storage, emission, discharge, release or threatened release of Hazardous Substances in any work place or on or into the air, land, surface waters, groundwater or other medium (on or off site); (ii) the manufacture, processing, distribution, use, treatment, disposal, transportation or handling of Hazardous Substances; or (iii) the investigation, study, correction, cleanup, removal, remediation, or monitoring of Hazardous Substances. The foregoing notwithstanding, in the case of: (i) any remediation or other Cleanup of Hazardous Substances for which Sellers are responsible and liable pursuant to Section 5.01(g) (including, but not limited to, the investigation, study, correction, cleanup, removal and monitoring of such Hazardous Substances), such remediation or Cleanup shall be conducted and performed in accordance with remediation standards in effect up to the time the remediation or Cleanup is completed; and (ii) any claims or demands that are within the scope of Section 5.01(g)(iv), Sellers shall be responsible and liable for such claims and demands in accordance with, and as required by, all applicable Environmental Laws without limitation to those Environmental Laws in effect on the Effective Time.

     "ENVIRONMENTAL NOTICE" shall have the meaning ascribed to such term in Subsection 5.01(d).

     "EPA" shall mean the United States Environmental Protection
Agency.

     "EQUIPMENT" shall mean all equipment, tools, instruments, machines, parts, materials, substances, systems, supplies, rolling stock, furniture, catalysts and chemicals, communications systems and licenses, vehicles, electronic systems and computers.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCLUDED ASSETS" shall mean the Accounts Receivable, the Excluded Contracts and all assets of Sellers or Affiliates of Sellers not associated with, related to or used in connection with the Businesses, including without limitation (i) the Bluebell and Altonah gas plants and related gathering systems located in Uintah and Duchesne Counties, Utah, (ii) Sellers' airplane and hanger, and
(iii) the stock of Gary-Williams Acquisition Company, Gary-Williams Retail Company and Gary-Williams Production Company. The term "EXCLUDED ASSETS" shall also include (i) the computers, software (other than the Refinery linear program in connection with which Buyer agrees to pay the $5,000 assumption fee), trademarks, office equipment and supplies and other fixed assets located in the ordinary course of business in Sellers' office in Denver, Colorado,
(ii) all fixed assets located in the ordinary course of business in Denver or Arapahoe Counties, Colorado, (iii) all sulfur credits earned prior to the Effective Time, and (iv) the stock of BRC.

     "EXCLUDED CONTRACTS" shall mean those contracts and agreements listed in Schedule 1.01.2 which are excluded from the terms of this Agreement and are being retained by Sellers.

     "EXISTING ENVIRONMENTAL LIABILITIES" shall mean those Environmental Liabilities disclosed in a writing of even date herewith and executed by Buyer and Sellers.

     "FACILITIES" shall mean all facilities, units, buildings, structures, fixtures, terminals, pipelines, tanks and other storage facilities and similar property used in the refining, processing, treating, transporting or storage of crude oil and refined products.

     "FEEDSTOCK" shall mean crude oil, natural gas liquids and other hydrocarbons processed by the Refinery.

     "FINAL SETTLEMENT STATEMENT" shall have the meaning ascribed to such term in Subsection 8.01(a).

     "GII" shall mean Giant Industries, Inc., a Delaware corporation, the direct parent of Buyer.

     "HAZARDOUS SUBSTANCES" shall mean any hazardous substance, extremely hazardous substance, hazardous material, hazardous waste, toxic substance, pollutant, contaminant, hazardous waste constituent, radioactive material, petroleum (including without limitation crude oil or any fraction thereof), any variation of the foregoing, or any other environmental contaminant.

     "H-S-R ACT" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission under such act.

     "INDEMNIFIED PARTY" shall have the meaning ascribed to such term in Subsection 8.03(c).

     "INDEMNIFYING PARTY" shall have the meaning ascribed to such term in Subsection 8.03(c).

     "INDEMNITY OBLIGATION" shall have the meaning ascribed to such term in Subsection 8.03(c).

     "INTANGIBLE PROPERTY" means patents, copyrights, proprietary know-how and proprietary technology (but not Licenses thereof), associated with, related to, or used in connection with the Assets or the Businesses.

     "INTERMEDIATE PRODUCTS" shall mean products that have been purchased, partially processed or refined and placed in storage pending blending or further processing in amounts and qualities that have been historically stored and used in connection with the Businesses.

     "INVENTORY" shall mean readily marketable and saleable or useable Feedstock, Refined Products and Intermediate Products, including line fills, salable tank bottoms and work in process.

     "LAWS" shall mean all laws, rules, regulations, ordinances and orders of all federal, state, local and tribal governmental bodies, authorities and agencies having jurisdiction over the Assets or the Businesses, other than Environmental Laws.

     "LICENSES" shall mean all licenses and other rights to use proprietary materials, technology, processes and rights in connection with the Assets and the Businesses.

     "LOSS" shall mean any loss, cost, claim, damage, deficiency and all expenses, including without limitation, attorneys' and accountants' fees and disbursements.

     "MATERIAL EFFECT" shall mean an adverse effect which, in the reasonable judgment of a comparable industry third party purchasing assets and businesses comparable to the Assets and Businesses, would, alone or in the aggregate, cause such a third party not to purchase the Assets for reasons other than changes or conditions in the industry and in markets.

     "NONTRANSFERABLE PERMITS AND LICENSES" shall mean those
Permits and Licenses which by their terms are not transferable, or, if by their terms require consent or approval for transfer, such consents or approvals are not obtained prior to Closing.

     "OSHA REQUIREMENTS" shall have the meaning ascribed to such term in Subsection 6.02(t).

     "PERMITS" shall mean any and all permits, authorizations, certificates, approvals, registrations, premanufacture notifications or other approvals and licenses granted or required by any federal, state, local or tribal governmental bodies, authorities and agencies in connection with the Businesses or the Assets.

     "PERMITTED EXCEPTIONS" shall mean: (a) liens for taxes or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (b) mechanic's, materialmen's, repairmen's, employees, contractor's, operator's and similar liens or charges arising in the ordinary course of business securing amounts not yet due and payable; (c) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations; pipelines, grazing, canals, ditches, reservoirs or the like; conditions, restrictive and protective covenants, common area maintenance assessments or other similar restrictions and charges; mineral and royalty reservations and conveyances; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Assets; provided in each case that such matters do not and will not interfere materially with the ownership, operation or use of the Assets or the Businesses as they are now operated or used and as they have been operated or used on an historical basis, nor result in a Material Effect; (d) other minor defects and irregularities of title affecting the Assets that do not and will not interfere materially with the ownership, operation or use of the Assets or the Businesses as they are now owned, operated or used or as they have been owned, operated or used on an historical basis, nor result in a Material Effect; and (e) ordinary and customary rights reserved to or vested in any federal, state, local or tribal governmental authority to control or regulate the Businesses or any of the Assets.

     "PERSON" shall mean an individual, partnership, corporation, governmental body, limited liability company, joint venture, trust or an unincorporated organization or association or other legal entity.

     "PIPELINE" shall mean the crude oil pipeline commonly referred to as the San Juan Pipeline and located in San Juan County, New Mexico, and currently owned in part by Buyer and in part by GWEC; the LPG pipeline connecting the Refinery to the MAPCO pipeline; and any other pipelines in which Sellers or any Affiliate have an interest and which are associated with, related to or used in connection with the San Juan Pipeline, the LPG pipeline and the Refinery.

     "PIPELINE ASSETS" shall mean all of Sellers' and any Affiliate's property, interests and rights in and to the real property, personal property and other assets associated with, related to, or used in connection with the Pipeline and the Pipeline Business, including without limitation, all of Sellers' and any Affiliate's property, interests and rights in and to the Pipeline Real Property, the Pipeline Personal Property, the Pipeline Inventory and the Pipeline Contracts.

     "PIPELINE BUSINESS" shall mean Sellers' and any Affiliate's business relating to the transportation of crude oil and LPGs through the Pipeline.

     "PIPELINE CONTRACTS" shall mean all Contracts associated with, related to or used in connection with the Pipeline or the Pipeline Business.

     "PIPELINE EQUIPMENT" shall mean all Equipment associated with, related to or used in connection with the Pipeline and the Pipeline Business.

     "PIPELINE FACILITIES" shall mean all Facilities associated with, related to or used in connection with the Pipeline and the Pipeline Business, including without limitation, all pipes, pipelines, tanks and storage facilities, terminals, pumps and pumping stations.

     "PIPELINE INVENTORY" shall mean all Inventory owned by Sellers or any Affiliate located at or stored on or in the Pipeline
Facilities as of the Effective Time.

     "PIPELINE PERSONAL PROPERTY" shall mean the Pipeline Equipment and all other tangible personal property (including any Pipeline Facilities and fixtures that are personal property under state law, but excluding Pipeline Inventory) associated with, related to or used in connection with the Pipeline or the Pipeline Business.

     "PIPELINE REAL PROPERTY" shall mean the real property (including any Pipeline Facilities and fixtures that are real property under state law) associated with, related to or used in connection with the Pipeline, or the Pipeline Business, including without limitation, all leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and rights to use the surface.

     "PRELIMINARY AMOUNT" shall have the meaning ascribed to such term in Subsection 6.03(d).

     "PRELIMINARY SETTLEMENT STATEMENT" shall have the meaning ascribed to such term in Subsection 6.03(d).

     "PREPAID ITEMS" shall mean necessary goods and services to be delivered to the Refinery in the ordinary course of business on or after the Closing Date for which Seller has prepaid as reflected in accordance with generally accepted accounting principles on the books and records of Sellers and for which Buyer will receive the proportionate benefit which at the date of this Agreement are estimated by Sellers to be approximately $25,000.

     "PROPERTY TAX PRORATION AMOUNT" shall have the meaning ascribed to such term in Section 5.05.

     "RCRA" shall mean the federal Resource Conservation and Recovery Act.

     "RECORDS" shall mean and include all originals and copies, in whatever form, of agreements, documents, tapes, maps, manuals, books, financial information, reports, engineering designs, surveys, plans and specifications, title reports, test results, files and other records in the possession or control of Sellers and reasonably necessary or desirable for analyzing, owning, operating and maintaining the Assets and the Businesses, excluding personnel and other records that are subject to an obligation of confidentiality or are not transferable under applicable agreements with third parties or any applicable laws, rules, regulations or orders.

     "REFINED PRODUCTS" shall mean gasoline, diesel fuel, aviation fuel, fuel oil and other refined products produced by the Refinery.

     "REFINERY" shall mean the refinery known as the Bloomfield
Refinery.

     "REFINERY ASSETS" shall mean all of Sellers' and any Affiliate's property, interests and rights in and to the real property, personal property, and other assets associated with, related to or used in connection with the Refinery or the Refinery Business, including without limitation, all of Sellers' and any Affiliate's property, interests and rights in and to the Refinery Real Property, the Refinery Personal Property, the Intangible Property, the Refinery Inventory and the Refinery Contracts.

     "REFINERY BUSINESS" shall mean Sellers' and any Affiliate's business relating to the purchase, transportation, refinement, processing and sale of Feedstock and Refined Products in the Refinery's historical area of operation.

     "REFINERY CONTRACTS" shall mean all Contracts associated with, related to or used in connection with the Refinery or the Refinery Business.

     "REFINERY EQUIPMENT" shall mean all Equipment associated with, related to or used in connection with the Refinery or the Refinery Business.

     "REFINERY FACILITIES" shall mean all Facilities associated with, related to or used in connection with the Refinery or the Refinery Business, including without limitation, the processing units, shipping facilities and terminals described on Schedule 1.01.3.

     "REFINERY INVENTORY" shall mean all Inventory owned by Sellers or any Affiliate located at or stored on or in the Refinery
Facilities as of the Effective Time.

     "REFINERY PERSONAL PROPERTY" shall mean the Refinery Equipment and all other tangible personal property (including any Refinery Facilities and fixtures that are personal property under state law, but excluding Refinery Inventory) associated with, related to, or used in connection with the Refinery or the Refinery Business.

     "REFINERY REAL PROPERTY" shall mean the Refinery Site and the other real property (including any Refinery Facilities and fixtures that are real property under state law) associated with, related to, or used in connection with the Refinery or the Refinery Business, including without limitation, all leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and other rights to use the surface.

     "REFINERY SITE" shall mean the real property on which the Refinery is located as more specifically described on Schedule
1.01.4.

     "REFINERY SITE ENCUMBRANCES" shall mean the liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Refinery Site as listed on
Schedule 1.01.5.

     "TRANSFERABLE PERMITS AND LICENSES" shall mean those Permits and Licenses which by their terms are transferable, or, if by their terms require consent or approval for transfer, such consent or approval is obtained prior to Closing.

     "TRANSFER DOCUMENTS" shall have the meaning ascribed to such term in Subsection 7.03(a).

     "TRANSFER TAXES" shall have the meaning ascribed to such term in Section 5.04.

     1.02 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement have been separately bound and initialed by the duly authorized officers of Buyer and Sellers. All of such Exhibits and Schedules are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a complete set of the Exhibits and Schedules prior to and as of the execution of this Agreement.

     1.03 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, Subsections, and other subdivisions refer to the Exhibits, Schedules, Articles, Sections, Subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute a part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Article," "this Section" and "this Subsection" and similar phrases refer only to the Articles, Sections or Subsections hereof in which the phrase occurs. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender. Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires. The words "operated as they have been operated on an historical basis" and words of similar import shall include physical operation, financial results of operation and all other aspects of operation, but shall not include changes or conditions affecting the industry or markets.

                          ARTICLE II
                       PURCHASE AND SALE

     2.01 PURCHASE AND SALE. Sellers agree to sell and transfer to Buyer, and Buyer agrees to purchase and accept delivery of, the Assets, subject to the terms and conditions of this Agreement.

     2.02 EFFECTIVE. The purchase and sale of the Assets shall be effective for all purposes as of the Effective Time.

     2.03 PURCHASE PRICE. The consideration to be paid by Buyer to Sellers for the Assets shall be: (i) the Base Purchase Price as adjusted pursuant to Section 2.05; plus (ii) the Earnout if and when earned.

     2.04 ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated among the Assets and among Sellers as set forth in
Schedule 2.04. Buyer and Sellers shall not take any position on their respective income tax returns or financial statements that is inconsistent with the allocation of the purchase price as set forth in Schedule 2.04, and Buyer and Sellers shall duly prepare and timely file such reports and information returns as may be required under Section 1060 of the Code to report the allocation of the purchase price among the Assets in a manner consistent with
Schedule 2.04.

    2.05 ADJUSTMENTS TO BASE PURCHASE PRICE. The Base Purchase Price shall be adjusted upward by the value of the Refinery Inventory and the Pipeline Inventory as of the Effective Time, and the cost of any Prepaid Items (apportioned as of the Effective
Time). The value of Inventory shall be determined: (a) for Feedstock, using weighted average laid-in prices as of the Effective Time; (b) for Refined Products, using Bloomfield O.P.I.S. average product prices as of the Effective Time less a discount equal to the difference between the prior calendar month O.P.I.S. average product prices and the realized netbacks for those products for the prior calendar month (Refined Products prices not reported in O.P.I.S. shall be the fair market value thereof); (c) for Intermediate Products (other than blend stocks) using the prices for Refined Products for the refined components to be produced from the Intermediate Products less $.03 per gallon; and (d) for blend stocks, using the weighted average laid-in price as of the Effective Time. Work in process (estimated to be no more than 1,000 barrels) shall be transferred without additional consideration as part of the Base Purchase Price. The cost of Prepaid Items shall be the amount Sellers actually paid in good faith in arm's length transactions for such Prepaid Items. The Base Purchase Price shall also be adjusted upward by the Capital Projects Costs, and downward by the Property Tax Proration Amount.

                          ARTICLE III
                REPRESENTATIONS AND WARRANTIES

     3.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Sellers represent and warrant to Buyer as follows:

           (a) ORGANIZATION. Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Sellers are duly qualified to carry on their business in the State of New Mexico.

           (b) POWER AND AUTHORITY. Sellers have all requisite power and authority to carry on their business as presently conducted, to enter into this Agreement, to sell the Assets on the terms described in this Agreement, and to perform their obligations under this Agreement. The consummation of the transactions provided for in this Agreement will not violate, nor be in conflict with, any provision of either Seller's charter, bylaws or governing documents, or any agreement or instrument to which either Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to either Seller.

           (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions provided for herein have been duly and validly authorized by all requisite action on the part of Sellers and, if necessary, Sellers' shareholders.

           (d) BINDING OBLIGATIONS. This Agreement has been duly executed and delivered on behalf of Sellers, and at the Closing all documents and instruments required hereunder to be executed and delivered by Sellers shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

           (e) TAXES. All taxes, including without limitation all ad valorem, property, excise, sales, use, assessments, special assessments, pipeline, windfall profit, severance, payroll, employment, unemployment compensation and other governmental charges and assessments (together with any and all interest and penalties) that would result in a lien on the Assets or otherwise affect title thereto or that Buyer (as the owner of the Assets and Businesses after the Effective Time) would be responsible for after the Effective Time that have become due and payable have been properly and timely withheld, collected, deposited, and paid prior to becoming delinquent, or are being contested in good faith in the normal course of business. All such taxes which are being so contested are described on Schedule 3.01(e), and Sellers shall continue to be responsible therefor.

           (f) BROKER'S AND FINDER'S FEES. Sellers have incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions provided for in this Agreement for which Buyer shall have any responsibility whatsoever.

           (g) LITIGATION. Except for pending or threatened litigation expressly described as Existing Environmental Liabilities and those matters listed on Schedule 3.01(g), no suit, action, investigation, material dispute or other proceeding is pending or, to the best of Sellers' knowledge, threatened before any court, arbitrator, or governmental agency that, if determined adversely would result in any of the following: (i) a Material Effect, (ii) impairment or loss of title to any portion of the Assets or the value thereof or of the Businesses in any material respect, or (iii) any prohibition, restriction, limitation, or other matter that would affect the use, operation or enjoyment of the Assets and the Businesses in any material respect.

           (h) COMPLIANCE WITH LAWS. Except as disclosed in a writing of even date herewith and executed by Buyer and Sellers, all Laws relating to the Assets, the Businesses or the ownership and operation thereof as they are now operated and as they have been operated on an historical basis have been complied with in all material respects.

           (i) NON-FOREIGN PERSON. Neither Seller is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code).

           (j) CAPITAL PROJECTS. Schedule 3.01(j) contains a listing of all material capital projects (the "CAPITAL PROJECTS") being conducted or proposed (i.e., budgeted or approved) to be conducted in relation to the Assets or the Businesses (other than scheduled turnarounds), together with the estimated costs thereof and the estimated cost remaining to be paid for completion.

           (k) COLLECTIVE BARGAINING AGREEMENTS. Schedule 3.01(k) sets forth all collective bargaining agreements to which Sellers are parties or are bound and relating to the Businesses, and all long term employment contracts relating to employees who may become Buyer's Employees. During the past year Sellers have not been advised of any threatened strikes, slow downs, work stoppages, representation questions, material grievances or similar labor activities relating to the Businesses. The consummation of the transactions provided for in this Agreement does not violate any collective bargaining agreement with or for the benefit of any employee of Sellers, and shall not result in a material violation of any Laws relating to employment obligations of Sellers.

           (l) WATER RIGHTS. Schedule 3.01(l) sets forth a description of the water and water rights used by Sellers in connection with the Assets and the Businesses.

           (m)  FINANCIAL STATEMENTS.  Schedule 3.01(m) sets forth
(i) audited financial statements as of the close of BRC's fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994, (ii)
unaudited financial statements for 1995 as of March 31, and (iii) profit and loss statements for April and May of 1995. These financial statements, together with the notes thereto, and the profit and loss statements are complete and correct in all material respects and present fairly the financial position and the results of operations of BRC as of the dates and for the periods indicated. The financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Since March 31, 1995, there has not been any change in operations, assets or business which would have a Material Effect.

           (n) SUMMARY OF OPERATIONS. Schedule 3.01(n) sets forth a financial summary of operations of the Businesses for the periods indicated prepared from the books and records of the Sellers. Such financial summary (taking into consideration all notes and explanations contained therein and exclusions for transportation and marketing personnel that overlap with Buyer's transportation and marketing personnel) fairly represents the results of operations for the periods indicated in all material respects. Since the last period indicated in such financial summary, there has not been any change in the Assets or the Businesses or the operations thereof which would have a Material Effect.

           (o) CLAIMS AGAINST TITLE. To the best knowledge of Sellers, subject to Permitted Exceptions and the Refinery Site Encumbrances, no claim or demand has been made or asserted challenging Sellers' title, ownership use or operation of the Refinery Assets or the Pipeline Assets.

           (p) NECESSARY ASSETS. Except for the Excluded Assets and water rights, the Refinery Assets and the Pipeline Assets include all tangible property necessary for owning and operating the Refinery, Sellers' interest in the Pipeline, and the Businesses as they are currently being operated and as they have been operated on an historical basis.

     3.02 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers as follows:

           (a) ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and Buyer is duly qualified to carry on its business in the State of New Mexico.

           (b) POWER AND AUTHORITY. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions provided for in this Agreement will not violate, nor be in conflict with, any provision of Buyer's charter, bylaws or governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

           (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions provided for herein have been duly and validly authorized by all requisite action on the part of Buyer.

           (d) BINDING OBLIGATIONS. This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

           (e) QUALIFIED. Buyer is duly qualified to own, hold and operate assets customary in the industry for the Businesses, including without limitation all industry typical leases, easements, rights-of-way and other agreements covering, affecting or otherwise relating to federal, state and tribal lands.

           (f) BROKER'S AND FINDER'S FEES. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions provided for in this Agreement for which Sellers shall have any responsibility whatsoever.

           (g) ACCEPTANCE OF CERTAIN PERMITS, LICENSES AND CONTRACTS. Notwithstanding anything contained herein to the contrary, Buyer has received copies of the Permits, Licenses, Contracts and other documents listed on Schedule 3.02(g), and copies of the Refinery Site Encumbrances; and Buyer acknowledges that such items do not result in a Material Effect and are otherwise acceptable to Buyer, and Buyer shall not assert a failure of a condition to Closing as a result of the terms and provisions of such items. Provided the foregoing shall not prohibit Buyer from raising the condition in Subsection 6.02(p), except for fees, costs and expenses specifically enumerated in such items.

                          ARTICLE IV
                           COVENANTS

     4.01 COVENANTS OF SELLERS. From the date hereof through the Closing Date, Sellers covenant and agree with Buyer as follows:

           (a) ACCESS TO INFORMATION. In order to assist Buyer in Buyer's due diligence review as provided in Section 5.07 and Buyer's review of the accuracy of Sellers' representations and warranties, Sellers shall permit Buyer and its authorized employees, agents, consultants, accountants, and legal counsel access, at Buyer's sole expense, risk and cost, during normal business hours, to the Records and the Assets and will furnish Buyer with such additional financial and operating data and other information pertaining to the Businesses as Buyer may reasonably request to the extent that such access and disclosure would not violate the terms of any agreement to which Sellers are bound or any applicable law, rule, regulation or order; provided, however, that the confidentiality of any data or information to which Buyer is given access shall be maintained by Buyer and its representatives (including employees, agents, consultants, accountants and legal counsel) in accordance with the Confidentiality Agreement, and Buyer shall be liable for any disclosure or use in violation thereof. Sellers shall promptly provide Buyer with a listing of any such matters withheld pursuant to the provisions of this Section.

           (b) CERTAIN CHANGES. Except as contemplated in this Agreement, Sellers will not, without first obtaining the consent of Buyer (which consent will not be unreasonably withheld): (i) make any change in the nature of the Businesses or carry on the Businesses other than in the ordinary course; (ii) enter into or amend in any material respect any Contract other than in the ordinary course of business; (iii) refrain from using its Best Efforts to maintain all qualifications of Sellers which are required for them to carry on the Businesses; (iv) sell or otherwise transfer or encumber (other than liens and security interests to be released at Closing) title to any of the Assets, other than Inventory in the ordinary course of business and personal property that is replaced by equivalent property or consumed in the normal operation of the Refinery or the Pipeline;
(v) except to the extent otherwise required by applicable legal requirements, fail to maintain their books and records in the usual, regular and ordinary manner and consistent with past practices; or (vi) commit itself to do any of the foregoing.

           (c) MAINTENANCE OF ASSETS. Sellers shall cause the Assets to be maintained and operated in a good and workmanlike manner consistent with past practices and industry standards, shall maintain insurance now in force with respect to the Assets and shall pay or cause to be paid all costs and expenses incurred in connection therewith.

           (d) OPERATION OF BUSINESSES AND MAINTENANCE OF INVENTORY. Sellers shall carry on the Businesses in substantially the same manner as Sellers have heretofore and shall not introduce any new method of management, operation or accounting with respect to the Businesses. Sellers shall use reasonable efforts to maintain the customers, good will and reputation of the Businesses, and shall maintain Inventory, supplies and spare parts in the ordinary course of business consistent with past practice in amounts reasonably sufficient to allow Buyer to continue operations of the Assets in the ordinary course immediately after the Closing.

           (e)  COMPLIANCE WITH LAWS.  All Laws relating to the
Assets and the Businesses shall be complied with in all material respects.

           (f) BEST EFFORTS. Subject to Sellers' rights hereunder, Sellers shall use their Best Efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the sale of the Assets and the transactions provided for in this Agreement and to assure that as of the Closing Date they will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions; and Sellers will use their Best Efforts to obtain the satisfaction of the conditions to Closing set forth in Section 6.02 hereof.

           (g) H-S-R ACT FILING. As soon as practicable after the date hereof, but in no event later than five Business Days after the date hereof, Sellers shall submit all necessary filings for Sellers in connection with the transactions provided for in this Agreement under the H-S-R Act.

           (h) TRANSFER OF PERMITS AND LICENSES AND CONTRACTS. Sellers shall use their Best Efforts to have all Transferable Permits and Licenses transferred to Buyer at the Closing, and shall assist Buyer in obtaining replacement or substitute Permits and Licenses for the Nontransferable Permits and Licenses. Sellers shall use their Best Efforts to have the Contracts transferred to Buyer at the Closing; and shall assist Buyer in obtaining replacement or substitute contracts and agreements for the contracts and agreements (other than those included within the Excluded Contracts) which would be Contracts except that such contracts and agreements are not transferrable.

           (i) CONTRACTS. On or before ten days after the date of this Agreement, Sellers shall provide Buyer with a list (and copies of) of all material Contracts, all Contracts with Affiliates, and any Contracts that do not expire within 180-days of the date hereof or cannot be terminated or canceled on 180-days or less notice. Such list shall also separately list all material contracts which would be Contracts except that Sellers believe such contracts to be not transferable.

           (j) PERMITS AND LICENSES; INTANGIBLE PROPERTY. On or before ten days after the date of this Agreement, Sellers shall provide Buyer with a list (and copies of) all material Permits and Licenses and all Intangible Property.

           (k) NON-TRANSFERABLE RECORDS. As soon as practical after the date of this Agreement, Sellers shall provide Buyer with a list of the Records, if any, that are not transferrable under applicable agreements with third parties or any applicable law, rule, regulation or order.

           (l) INFORMATION FOR SEC FILINGS. Sellers shall provide all information in their possession or control reasonably required for Buyer to make any securities filings in connection with the transaction provided for in this Agreement, including but not limited to audited financial statements and unaudited summarized data as may be required by the rules and regulations of the Securities and Exchange Commission; provided, however, all reasonable costs and expenses incurred by Sellers in connection therewith shall be borne and paid by Buyer. Notwithstanding the foregoing, Sellers shall not be required to provide any such information if in doing so it would require Sellers to incur unreasonable costs and expenses unless Buyer agrees to reimburse Sellers for such added costs and expenses.

           (m) NOTICES. Sellers shall promptly notify Buyer in writing of: (a) all events, circumstances, facts and occurrences known to Sellers which would result in a breach of a representation or warranty or covenant of the Sellers; (b) all other material developments known to Sellers affecting the Assets and the Businesses which would have a Material Effect; and (c) receipt of a notice from a third party that would cause one of the conditions in
Section 6.02 not to be met.

     4.02 COVENANTS OF BUYER. From the date hereof through the Closing, Buyer covenants and agrees with Sellers as follows:

           (a) BEST EFFORTS. Subject to Buyer's rights hereunder, Buyer shall use its Best Efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the purchase of the Assets and the transactions provided for in this Agreement and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions; and Buyer will use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in Section 6.01.

           (b) H-S-R ACT. As soon as practicable after the date hereof, but in no event later than five Business Days after the date hereof, Buyer shall submit all necessary filings for Buyer in connection with the transactions provided for in this Agreement under the H-S-R Act.

           (c) FINANCIAL COMMITMENTS. Subject to Buyer's rights hereunder, Buyer shall obtain all necessary bonds, insurance, guaranties, letters of credit and similar financial commitments in connection with (i) the transfer of the Transferrable Permits and Licenses, (ii) obtaining replacement or substitute Permits and Licenses for the Nontransferable Permits and Licenses, (iii) the transfer of the Contracts, and (iv) obtaining replacement or substitute contracts and agreements (other than those within the Excluded Contracts) which would be Contracts except that such contracts and agreements are not transferable.

           (d) TRANSFER OF PERMITS AND LICENSES AND CONTRACTS. Buyer shall use its Best Efforts to obtain replacement or substitute Permits and Licenses for the Nontransferable Permits and Licenses; and shall assist Sellers in having the Transferable Permits and Licenses transferred to Buyer at the Closing. Buyer shall use its best efforts to obtain replacement or substitute contracts and agreements for the contracts and agreements (other than those included within the Excluded Contracts) which would be Contracts except that such contracts and agreements are not transferrable; and shall assist Sellers in having the Contracts transferred to Buyer at the Closing.

                           ARTICLE V
                      CERTAIN PROCEDURES

     5.01  ENVIRONMENTAL MATTERS.

           (a) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except for the Existing Environmental Liabilities, to the best knowledge of Sellers the Assets, the Businesses and the ownership and operation thereof as they are currently being owned and operated and as they have been owned and operated on an historical basis and all Refined Products produced thereby are in compliance with all Environmental Laws, the failure of which compliance could have a Material Effect.

           (b) ACCESS FOR INSPECTION. From the date hereof until the Effective Time, Buyer shall have the right to make an environmental assessment of the Assets at Buyer's sole risk and expense in compliance with the terms and conditions described in this Section ("ENVIRONMENTAL INVESTIGATION"). Sellers agree to cooperate with reasonable requests by Buyer and its agents in connection with the Environmental Investigation.

           (c) ENVIRONMENTAL INVESTIGATION. If Buyer exercises its right pursuant to Subsection 5.01(b) to make an Environmental Investigation of the Assets, Buyer and its agents shall have the right, subject to compliance with the provisions of this Section, to enter upon the Assets and all structures and improvements thereon, inspect the same, conduct soil and water tests and borings, and conduct such other tests, examinations, investigations and studies as may be necessary or appropriate in Buyer's reasonable judgment for the preparation of appropriate engineering and other reports relating to the Assets, their condition, and the presence thereon of any Hazardous Substances. Buyer shall give Sellers at least two Business Days' notice prior to conducting any such test, which notice shall set forth with specificity the procedures to be used; and Sellers shall be entitled to be present during any such tests and shall be entitled to conduct their own tests, including tests using split samples. Buyer shall exercise all due diligence in safeguarding and maintaining as confidential all data or information acquired during its Environmental Investigation, and all such data and information shall be subject to the terms of the Confidentiality Agreement. If Buyer or its agents prepares any report documenting any Environmental Investigation, Buyer shall furnish copies thereof to Sellers, and Sellers shall exercise all due diligence in safeguarding and maintaining any such report as confidential. Buyer waives and releases all claims and demands against Sellers, their respective directors, officers, shareholders, employees and agents for injury to or death of persons or damage to property arising in any way from any Environmental Investigation, except to the extent such claims are caused by the negligence or willful misconduct of Sellers, or their directors, officers, shareholders, employees and agents in connection with such Environmental Investigation. Buyer and Sellers have executed a letter relating to any Environmental Investigation in the form of Exhibit A (the "COMMON UNDERTAKING LETTER"), the provisions of which shall survive the execution of this Agreement.

           (d) ENVIRONMENTAL NOTICE; LOSSES. If Buyer determines reasonably and in good faith that any portion of the Assets or the Businesses is adversely affected by Environmental Liabilities other than (i) Existing Environmental Liabilities, (ii) Environmental Liabilities attributable to the actions or omissions of Buyer in conducting the Environmental Investigation and (iii) Environmental Liabilities related to the Pipeline Assets of which Buyer had knowledge prior to the date of this Agreement as a result of its prior ownership interest in the Pipeline Assets, Buyer shall give Sellers one or more notices (an "ENVIRONMENTAL NOTICE") thereof on or before the Effective Time, if the Environmental Liabilities are discovered prior to the Effective Time, or on or before one year after the Effective Time if the Environmental Liabilities are discovered after the Effective Time. Buyer shall provide Sellers with a copy of any report or reports of the results of the Environmental Investigation and shall disclose to Sellers the discovery of any Hazardous Substance or other matter that could result in Environmental Liabilities. Sellers shall exercise all due diligence in safeguarding and maintaining as confidential any such reports, the Environmental Notice, and any information relating to the discovery of any Hazardous Substance or any other matter that could result in Environmental Liabilities. The Environmental Notice shall describe such matters and include copies of reports, tests, photographs and other documentary evidence supporting the position that an Environmental Liability exists. With respect to Environmental Notices received on or before the Closing, Sellers shall either: (i) terminate this Agreement if allowed by Section 5.01(f); or (ii) give written notice to Buyer that it will remain responsible and liable for the Environmental Liabilities identified in the Environmental Notice.

           (e) CLEANUP. From and after the Closing, Sellers and their agents shall have the right, subject to compliance with the provisions of this Section, to enter upon the Assets for the purpose of conducting any remediation or restoration ("CLEANUP") required to remedy any Environmental Liabilities for which Sellers remain responsible and liable after the Closing pursuant to Section 5.01(g). Sellers shall give Buyer at least two Business Days' notice prior to visits or for activities that will not affect the normal operation of the Assets. Sellers shall give Buyer at least ten Business Days' notice of activities that will affect normal operation. Sellers shall not, to the extent reasonably possible, interfere with Buyer's use or operation of the Assets, or the conduct of the Businesses, in conducting any Cleanup. Sellers agree to use their best efforts to complete any Cleanup in a timely manner. For purposes of all applicable Laws, Sellers shall be considered the "generator" of any Hazardous Substances generated during any Cleanup conducted by Sellers, and Sellers shall own any Hazardous Substances, including any water, soil and other media contaminated with Hazardous Substances, that is treated, stored or disposed of in connection with Sellers' Cleanup activities. If Sellers or their agents prepare any reports in connection with a Cleanup, Sellers shall furnish copies thereof to Buyer, and Buyer shall exercise all due diligence in safeguarding and maintaining any such report as confidential in accordance with the Confidentiality Agreement. Sellers waive and release all claims and demands against Buyer, its directors, officers, shareholders, employees and agents for injury to or death of persons or damage to property arising in any way from a Cleanup, except to the extent such claims are caused by the negligence or willful misconduct of Buyer, its directors, officers, employees and agents.

           (f) TERMINATION OF AGREEMENT. If the Loss reasonably expected to be incurred in connection with one or more of the Environmental Liabilities identified in one or more Environmental Notices received prior to Closing in the aggregate is greater than five percent of the Base Purchase Price, Sellers or Buyer may terminate this Agreement without liability to either party.

           (g)  ENVIRONMENTAL LIABILITIES RETAINED BY SELLER.
Sellers expressly retain responsibility and liability for and agree to pay, perform, fulfill and discharge the following Environmental
Liabilities:

                (i) all Environmental Liabilities existing with regard to the Assets or the Businesses that are known to Sellers on the date of this Agreement and that are not disclosed in a writing of even date herewith executed by Buyer and Sellers;

                (ii) all Environmental Liabilities that are identified in one or more Environmental Notices delivered to Sellers on or before Closing (if the Environmental Liabilities are discovered prior to that date) or on or before one year after the Closing (if the Environmental Liabilities are discovered after the Closing but before one year after Closing);

                (iii) all Environmental Liabilities arising from or in connection with claims made by third parties (other than claims made by governmental entities requiring or requesting that Sellers or Buyer clean up, remove or otherwise remediate any Hazardous Substance) at any time, whether before or after the Effective Time, arising out of or in connection with operations or other activities conducted by such third parties on or associated with the Assets, or the presence of such third parties on the Assets, prior to the Effective Time and during the period of Sellers' or an Affiliate's ownership or operation of the Assets;

                (iv) all Environmental Liabilities arising from or in connection with any claims or demands made at any time, whether before or after the Effective Time, arising out of or in connection with any Hazardous Substances that were transported off of the Assets prior to the Effective Time by Sellers, an Affiliate or their agents for purposes of treatment, storage or disposal;

                (v) all Environmental Liabilities arising from or in connection with claims made by third parties ( including governmental entities) within two years after the Effective Time arising out of or in connection with any discharge or other release of Hazardous Substances off of the Assets prior to the Effective Time, or the migration off of the Assets of Hazardous Substances that were discharged or otherwise released on the Assets prior to the Effective Time;

                (vi) all Environmental Liabilities arising from or in connection with tort claims for injury to human health made by third parties (other than claims made by governmental entities requiring or requesting that Sellers or Buyer clean up, remove or otherwise remediate any Hazardous Substance) at any time, whether before or after the Effective Time, arising out of or in connection with the presence in the air, in groundwater used for drinking purposes, or in the San Juan River of Hazardous Substances discharged or otherwise released off of the Assets prior to the Effective Time, or Hazardous Substances that were discharged or otherwise released on the Assets prior to the Effective Time and have migrated off of the Assets; and

                (vii) all fines, penalties and related assessments for Environmental Liabilities assessed or imposed by governmental entities relating to, arising out of or pertaining to the Assets, the Businesses or the ownership or operation thereof, but only to the extent such fines, penalties and assessments pertain to the period of Sellers' or Affiliate's ownership or operation of the Assets.

           Environmental Liabilities retained by Sellers in this
Section 5.01(g) shall not include (w) any Environmental Liabilities known to Buyer prior to the Effective Time that are not disclosed to Sellers by an Environmental Notice given prior to Closing and
(x) any Environmental Liabilities for which Buyer has liability prior to the Effective Time by virtue of its existing ownership interest in the Pipeline Assets, but only to the extent of such ownership interest. Environmental Liabilities retained by Sellers in this Section 5.01(g) also shall not include Environmental Liabilities that result either from (y) cleanup or other remedial actions taken by Buyer voluntarily prior to demand therefor by a third party including any governmental entity, or (z) notices given by Buyer to any third party of facts or circumstances concerning the Assets that could provide the basis for Environmental Liabilities, except notices requested or required by a governmental entity or required by any Law or Environmental Law.

           (h) ENVIRONMENTAL LIABILITIES ASSUMED BY BUYER. Except for the Environmental Liabilities retained by Sellers pursuant to
Section 5.01(g), upon Closing Buyer shall assume and agree to pay, perform, fulfill and discharge all Environmental Liabilities arising before, as of or after the Effective Time for which Sellers would otherwise have responsibility (including those Environmental Liabilities relating to the Assets and contractually assumed by Sellers from predecessors in interest to the Assets, but not including those Environmental Liabilities, if any, contractually assumed from other third parties, unless such Environmental Liabilities contractually assumed from other third parties are described in the Existing Environmental Liabilities or the documents incorporated by reference therein), including without limitation the Existing Environmental Liabilities, Environmental Liabilities for remediation or cleanup on the Assets required by any governmental entity to remove sources of Hazardous Substances giving rise to tort claims described in Section 5.01(g)(v) and
(vi), and all Environmental Liabilities not expressly retained by Seller pursuant to Section 5.01(g) or referred to in the parenthetical in this Subsection 5.01(h).

     5.02  PERSONNEL, EMPLOYMENT ARRANGEMENTS AND EMPLOYEE
BENEFITS.

           (a) OFFERS OF EMPLOYMENT. Except for those employees of BRC listed on Schedule 5.02(a), Buyer shall offer employment to all hourly or salaried active, full time employees of BRC employed in connection with the Businesses. The employees who accept offers of employment by Buyer shall be referred to as "BUYER'S EMPLOYEES." As soon as practicable after the date hereof, Sellers shall provide Buyer with information as to the titles and current salaries with respect to such employees, and Buyer and Sellers shall cooperate in all aspects in effecting their change of employment as of the Closing Date in an orderly fashion.

           (b)  BENEFITS.

                (i) SELLERS' UNION DEFINED BENEFITS AND 401(K) SAVINGS PLANS. Buyer shall have no liability whatsoever to the Buyer's Employees or to Sellers with respect to accrued pension benefits or any other benefits payable to such Buyer's Employees under the Bloomfield Refining Company Union Employee's Defined Benefits and 401(k) Savings Plans, and Sellers warrant there are no and have not been any multiemployer plans within the meaning of
Section 4001(a)(3) of ERISA.

                (ii) SELLERS' NON-UNION RETIREMENT PLAN. Buyer shall have no liability whatsoever to the Buyer's Employees or to Sellers with respect to any benefits payable to such Buyer's Employees under the non-union Gary Tax Advantaged Savings Program and Profit Sharing Plan.

                (iii) UNUSED VACATION. Sellers will pay out directly to each Buyer's Employee any accrued unused vacation time as of the Closing Date.

                (iv) ONGOING BENEFITS. Except as provided in any contract between Buyer and any labor organization in connection with any Buyer's Employees, all Buyer's Employees shall receive from Buyer substantially the same employee benefits as Buyer's current employees are receiving, including health, disability and other insurance, retirement accounts and vacation and sick leave, with no waiting period for comparable benefits, and with credit for years of service to Sellers for vesting purposes, in each case to the extent permitted by Buyer's existing plans and programs.

                (v) SELLERS' RESPONSIBILITY FOR EXISTING BENEFITS. Buyer shall not be liable for any salaries, wages, commissions, vacation and/or sick leave pay or other compensation or benefits due Sellers' employees prior to the Effective Time, including, but not limited to, any withdrawal liability imposed under ERISA as the result of the cessation of any of Sellers' obligations to contribute to any plan subject to ERISA. Sellers shall remain liable for and pay all amounts due their employees under any pension, vacation, 401(k) savings, profit sharing, retirement, severance, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, dental, life insurance, supplemental retirement or other benefit plans, programs, or arrangements (including any such plans, programs or arrangements contained in any employment or collective bargaining contract or agreement). Sellers agree to remain solely responsible and liable for any claims or demands made by their employees arising or resulting from facts or circumstances occurring during their employment by Sellers. Sellers hereby agree to indemnify, save and hold harmless Buyer for, from and against any and all Loss associated in any way with the matters set forth in this Section 5.02(b).

           (c) COOPERATION OF THE PARTIES. Sellers and Buyer agree to fully cooperate with respect to each of the calculations necessary to effect the transactions contemplated by this Section.

           (d) EMPLOYEE RIGHTS. Nothing herein expressed or implied shall confer upon any employee of Sellers, any Buyer's Employee or any other employee or legal representatives thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

           (e) COBRA AND HEALTH CLAIM DATA. Sellers shall provide all notices and fulfill all of their obligations, if any, under
Section 4980B(f)(6) of the Code with respect to the Buyer's Employees. Prior to Closing, Sellers shall provide Buyer information with respect to all accident, workers' compensation and disability claims filed by each of Sellers' employees (including information respecting the total number of claims filed, the total amount of benefits claimed and the total amount of benefits paid) during the eighteen-month period immediately preceding the delivery of such information to Buyer.

           (f) WAGE REPORTING. Wages paid by Sellers to Buyer's Employees during 1995 shall be considered attributable to Buyer for purposes of Section 3121(a)(1) of the Code and Section 31.3121(a)(1)-1(b) of the Treasury Regulations. Buyer shall furnish each Buyer's Employee one statement of Income Tax Withheld on Wages (IRS Form W-2) for wages paid by Sellers and Buyer. Buyer shall file IRS Forms W-2 and W-3 covering Buyer's Employees with the Social Security Administration for wages paid and withheld by Sellers and Buyer during 1995. Both parties shall comply with the provisions of Section 5 of Rev. Proc. 84-77. Sellers shall provide Buyer computer information as soon as practicable relative to wages paid to Buyer's Employees prior to the Closing Date to permit Buyer to comply with this Subsection. Sellers and Buyer do not intend by this Subsection 5.02(f) to relieve Sellers of the obligation to pay and/or withhold any wages for any of Buyer's Employees up to the Effective Time.

           (g) UNEMPLOYMENT COMPENSATION. Prior to the Closing Date, if requested by Buyer, Buyer and Sellers shall jointly make application to the New Mexico Department of Labor to transfer Sellers' New Mexico unemployment compensation experience rating as of the Closing Date.

     5.03 CASUALTY LOSS. If, prior to the Closing, all or any portion of the Assets shall be destroyed by fire or other casualty, or if any portion of the Assets shall be taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened, the effect of which would have a Material Effect, Buyer or Sellers may elect to terminate this Agreement. If Buyer or Sellers shall so elect, neither party shall have any further obligation to the other hereunder. If not so terminated or if there is no Material Effect, this Agreement shall remain in full force and effect notwithstanding any such destruction or taking, and Sellers shall repair or replace that portion of the Assets damaged or destroyed by fire or other casualty prior to the Closing and, in the event of a taking under condemnation or under the right of eminent domain, Sellers shall at the Closing pay to Buyer all sums paid to Sellers by reason of such taking, and Sellers shall assign, transfer and set over unto Buyer all of the right, title and interest of Sellers in and to any unpaid awards or other payments arising out of such taking.

     5.04 TAXES DUE WITH RESPECT TO TRANSFER OF ASSETS. Buyer and Sellers believe that there are no sales or other transfer taxes ("TRANSFER TAXES") applicable as a result of the transfer of the Assets to Buyer pursuant to this Agreement. If there are any such Transfer Taxes, Buyer shall be obligated to pay such taxes or reimburse Sellers for Sellers' payment of such taxes.

     5.05 PROPERTY TAX PRORATION AMOUNT. Unpaid state and local ad valorem, property and similar taxes and assessments, common area charges and assessments, utility charges, and rent under leases or subleases applicable to the Assets shall be apportioned as of the Effective Time. The "PROPERTY TAX PRORATION AMOUNT" shall be the amount of the foregoing which have accrued for periods preceding the Effective Time, but which have not been paid. The calculation of the Property Tax Proration Amount shall be based on the best information relating to the items covered thereby available immediately prior to the Closing Date. The Property Tax Proration Amount as so determined shall be final between the parties and the Base Purchase Price shall be adjusted therefor as provided in
Section 2.05.

     5.06 LIKE-KIND EXCHANGE. If requested by Sellers, Buyer will cooperate with Sellers to accommodate a like-kind exchange under
Section 1031 of the Code with respect to the Assets or any portion thereof. Such cooperation shall include, without limitation, the execution of certain documents in connection with such like-kind exchange, but Buyer shall not have to assume any additional liabilities or obligations in connection therewith. Sellers shall have the right, without the consent of Buyer, to assign all or any portion of their interests in the Assets and their rights and obligations under this Agreement to a third party designated by Sellers for purposes of facilitating such like-kind exchange. Sellers shall indemnify, save and hold harmless Buyer for, from and against any and all costs, expenses, liabilities, fines, penalties, and demands for damages associated in any way with the like-kind exchange or the third-party's property to be exchanged and the breach of all warranties, obligations and duties of "Sellers" under this Agreement and the Transfer Documents.

     5.07 DUE DILIGENCE. Immediately upon execution of this Agreement, and subject to Section 5.01(b) and (c), Sellers shall give to Buyer full access during normal business hours to all information as provided in Section 4.01(a) in order to allow Buyer to inspect, test, and examine the Assets and the Businesses prior to the Closing and in order to assist Buyer in determining if any matter or event may constitute a Material Effect.

                          ARTICLE VI
                     CONDITIONS TO CLOSING

     6.01 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Sellers to consummate the transactions provided for in this Agreement are subject, at the option of Sellers, to the satisfaction or waiver of the following condition: All representations and warranties of Buyer contained in this Agreement shall be true in all respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

      6.02 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions provided for in this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of the following conditions:

           (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers contained in this Agreement shall be true in all respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing.

           (b) NO STATUTE OR REGULATION. No state or federal statute or regulation shall have been proposed or adopted that would result in a Material Effect or that would adversely affect the Assets, the Businesses or Buyer's ability to own and operate the Assets in substantially the same way as they are now operated and as they have been operated on an historical basis.

           (c) TITLE. Subject to Permitted Exceptions, and the Refinery Site Encumbrances, Sellers' title to the Refinery Assets shall be good and marketable. Subject to Permitted Exceptions, Sellers' title to the Pipeline Assets shall be such as to allow Buyer to enjoy the use and operation thereof as they are now operated by Sellers and as they have been operated on an historical basis, free of any claims of third parties.

           (d) PERMITS AND LICENSES. All material Permits and Licenses necessary for Buyer to own and operate the Assets and the Businesses in accordance with Laws and Environmental Laws and as they are now owned and operated by Sellers and as they have been owned and operated on a historical basis, shall have been transferred to Buyer without modifications, amendments, or additional costs, financial obligations or other requirements that would have a Material Effect, or Buyer shall have received replacement or substitute Permits and Licenses or other arrangements have been made to give Buyer substantially the same benefits, without modifications, amendments or additional costs, financial obligations or other requirements that would have a Material Effect.

           (e) CONTRACTS. Except for the Excluded Contracts, all material contracts, agreements, leases of personal property and leases of real property, and any consents required from any Person in connection with the assignment thereof, necessary for Buyer to own and operate the Assets and the Businesses as they are now owned and operated by Sellers and as they have been owned and operated on an historical basis, shall have been transferred to Buyer without modifications, amendments, or additional costs, financial obligations or other requirements that would have a Material Effect, or Buyer shall have received replacement or substitute contracts, agreements, leases of personal property and leases of real property for such material contracts, agreements, leases of personal property and leases of real property, respectively, or other arrangements have been made to give Buyer substantially the same benefits, without modifications, amendments or additional costs, financial obligations or other requirements that would have a Material Effect.

           (f) CONDITION AND REPAIR OF REFINERY FACILITIES AND REFINERY PERSONAL PROPERTY. The Refinery shall be operating in the ordinary course and shall be capable of operating at its rated capacity. The Refinery Facilities and Refinery Personal Property shall be in good condition and repair and shall have been maintained in as good and effective operating condition as they would be kept and maintained by a prudent operator; and the Refinery Facilities and Refinery Personal Property shall be in compliance with all Laws, the failure of which compliance would have a Material Effect.

           (g) CONDITION AND REPAIR OF PIPELINE FACILITIES AND PIPELINE PERSONAL PROPERTY. Subject to those matters known to Buyer as a result of Buyer's ownership interest in the Pipeline and taking into consideration the age and use of the Pipeline, the Pipeline Facilities and Pipeline Personal Property shall be in good condition and repair and shall have been maintained in as good and effective operating condition as they would be kept and maintained by a prudent operator; and the Pipeline Facilities and Pipeline Personal Property shall be in compliance with all Laws, the failure of which compliance would have a Material Effect.

           (h) RESULTS OF DUE DILIGENCE. Buyer's inspection, testing and examination of the Assets and the Businesses conducted pursuant to Section 5.07 shall not have revealed any matter which, in the reasonable judgment of a comparable industry third party purchasing assets and businesses comparable to the Assets and Businesses, would, alone or in the aggregate, cause such a third party not to purchase the Assets for reasons other than changes or conditions in the industry and in markets.

           (i) WATER RIGHTS. Buyer shall have received an assignment, and all required consents thereto, of a fully executed, valid and effective contract between Sellers and the United States Bureau of Reclamation in the form set forth in Schedule 6.02(i), and, in addition, a comparable industry third party purchasing assets and businesses comparable to the Assets and Businesses would in its reasonable judgment determine, following due diligence review as provided in Section 5.07, that an assured water supply, at a cost not materially exceeding historical costs, will be available in the immediate future through a valid and enforceable contract with a term of not less than 10 years with a local municipality for delivery of water through the Refinery's existing delivery point(s) in an amount sufficient to operate the Refinery as it is now operated by Sellers and has been operated by Sellers on an historical basis. If such an assured water supply is not immediately available, Sellers and Buyer shall together in good faith attempt to determine if other mutually satisfactory assurances of adequate long-term supply are available. The water rights described on Schedule 3.01(l) shall have, in the past, provided the Refinery with an adequate water supply to operate in the ordinary course of business without interruption or shut down and without objections, litigation, threatened litigation or similar claims, except as set forth on such Schedule. The water rights granted by the contract with the United States Bureau of Reclamation described above, together with the "Owned Rights" described on Schedule 3.01(l), shall be sufficient to allow Buyer to operate the Refinery as it is currently being operated and as it has been operated on a historical basis; and except as set forth in such Schedule, there shall be no objections, threatened objections, complaints, litigation, threatened litigation or other matters with respect to, limiting or affecting the continued use of such water by Buyer.

           (j) COLLECTIVE BARGAINING AGREEMENT. Buyer shall have entered into an agreement(s) with those labor organizations, or successors thereto, that are parties to the collective bargaining agreements set forth in Exhibit 3.01(k) containing terms and conditions no more onerous than those contained in said collective bargaining agreements in any material respect.

           (k) APPROVAL OF WATER USAGE. The New Mexico State Engineer Office shall have approved the continued removal of groundwater in connection with environmental remediation activities at the Refinery and said approval shall not unreasonably restrict the amount of groundwater that may be removed for such purpose after the Effective Time, or Buyer shall have received from Montgomery & Andrews, New Mexico legal counsel to Buyer, reasonable assurances to the effect that lack of such approval will not have a material adverse effect on such remediation activities.

           (l) INTANGIBLE PROPERTY. Buyer shall have obtained all material Intangible Property necessary to own and operate the Assets and the Businesses as they are now operated and as they have been operated on an historical basis. The continued operation of the Refinery Business and the Pipeline Business and the use of such Intangible Property and the Licenses shall not infringe any valid patent, copyright, tradename or other right held by any third party in any material respect. No claim by any third party contesting the validity, enforceability, use or ownership of the Intangible Property or Licenses shall have been threatened or outstanding.

           (m) NO VIOLATION. No oral or written notice, citation, order or judgment shall have been issued, no penalty shall have been assessed, and no investigation or review shall be pending or threatened by any Person with respect to any alleged material violation of any Laws or Environmental Laws (other than as disclosed as an Existing Environmental Liability), or with respect to any alleged failure to have any material Licenses or Permits in connection with the Assets or the Businesses.

           (n) VALIDITY OF CONTRACTS. All material Contracts and leases of real property (i) shall be in full force and effect, (ii) shall be legal, valid, binding and enforceable in accordance with their terms, and (iii) shall not be in default and no events have occurred thereunder, which with the giving of notice or the passage of time or both could cause any such Contract or leases of real property to be in default. All monies due and performance required under the terms of all material Contracts and leases of real property through the Effective Date shall have been paid and performed or Sellers will give adequate assurance that such will be so paid and performed.

           (o) CONDEMNATION. There shall be no material condemnation, expropriation, eminent domain, or similar proceeding pending or threatened affecting any of the Assets.

           (p) COSTS RELATING TO ENVIRONMENTAL LIABILITIES. The costs and expenses of Buyer to comply with Environmental Laws and to pay, perform, fulfill and discharge Environmental Liabilities would not, in the reasonable judgment of a comparable industry third party purchasing assets and businesses comparable to the Assets and Businesses, be materially increased over the historical costs incurred by Sellers in connection therewith.

           (q) REASSESSMENTS AND REEVALUATIONS. There shall have been no proposed reassessments or reevaluations of any of the Assets, any imposition of additional assessments or special assessments, or any other proposals that would increase the amount of any taxes relating to the Assets or the Businesses, that would have a Material Effect.

           (r)  PROFIT AND LOSS STATEMENTS.  Prior to Closing
Sellers shall have provided to Buyer profit and loss statements for BRC for each month subsequent to May, 1995 as is normally available.

           (s) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except for the Existing Environmental Liabilities, the Assets, the Businesses and the ownership and operation thereof as they are currently being owned and operated and as they have been owned and operated on an historical basis and all Refined Products produced thereby shall be in compliance with all Environmental Laws, the failure of which compliance could have a Material Effect.

           (t) CRUDE OIL CONTRACTS. All contracts for the purchase or supply of crude oil identified by Sellers in Schedule 3.02(g) shall have been transferred to Buyer without any material modifications, amendments, or additional costs, financial obligations or other requirements or Buyer shall have received replacement or substitute contracts or other arrangements have been made to give Buyer substantially the same benefits, without material modifications, amendments, or additional costs, financial obligations or other requirements.

           (u) OSHA MATTERS. Except as referred to in Section 3.01(h), all requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder, and all requirements of any similar laws or regulations of any state, tribal or local jurisdiction (the "OSHA REQUIREMENTS") relating to the Assets, the Businesses or the ownership or operation thereof as they are now owned and operated, and as they have been owned and operated on an historical basis, shall have been complied with in all material respects. Sellers shall have not received any citation or other notice of alleged violation of OSHA Requirements from the Occupational Safety and Health Administration or any comparable administration of any state, tribal or local jurisdiction (an "ADMINISTRATION") or any Administration inspector setting forth any respect in which the Assets, the Businesses, or the ownership or operation thereof is not in compliance with OSHA Requirements, which noncompliance shall not have been corrected or remediated to the satisfaction of such Administration or inspector.

           (v) CONVENTIONAL GASOLINE/ANTI-DUMPING. Subject to averaging in accordance with 40 C.F.R. Part 80, Subpart E, all gasoline produced at the Refinery shall be in compliance with the anti-dumping provisions, including conventional gasoline standards and blendstock controls, of the Clean Air Act and the regulations promulgated thereunder, including 40 C.F.R. Part 80, Subpart E (the "ANTI-DUMPING REQUIREMENTS"), and the Refinery is capable of producing gasoline which complies with the Anti-Dumping Requirements, without any limitation on existing gasoline production capacity, utilizing the Refinery's existing configuration and existing Feedstock quality.

           (v) MATERIAL STATEMENTS. No information provided by Sellers shall have contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. There shall have been no material adverse fact known to Sellers and unknown to Buyer relating to the Assets or the Businesses which has not been disclosed to Buyer.

           (w) PERMITS AND LICENSES. The Permits and Licenses shall have been entered into by Sellers in the ordinary course of business and shall contain terms and conditions customary in the industry for similar types of instruments.

           (x) CONTRACTS. The Contracts shall have been entered into by Sellers or Affiliates in the ordinary course of business in arm's length transactions and shall contain terms and conditions customary in the industry for similar types of instruments.

           (y) CONSENTS. All material final consents, approvals, orders and authorizations of any Person required in connection with the consummation of the transactions herein contemplated, the transfer of the Assets to Buyer or the ownership, operation or use of the Assets and the Businesses as they are now operated or used and as they have been operated or used on an historical basis (including but not limited to any preferential rights to purchase or consents to assignments), shall have been obtained without conditions which would result in a Material Effect, or, if such consents are customarily obtained subsequent to such transfer, such consents will be forthcoming in the ordinary course without resulting in a Material Effect.

           (z) BENEFIT PLANS. Each employee benefit plan maintained by Sellers which is intended to meet the requirements for tax-favored treatment under the Code or which is intended to be qualified within the meaning of Section 401(a) of the Code, shall have been administered in accordance with such requirements and shall have received a favorable determination letter from the Internal Revenue Service with respect thereto; and nothing shall have occurred which would cause the loss of any such tax-favored treatment or qualification. Each such plan shall have been amended prior to the end of the Code's remedial amendment period to incorporate all provisions required by the Tax Reform Act of 1986 and subsequent legislation.

           (aa) UTILITIES. Buyer shall have access and the right to use all gas, electricity and other utilities necessary or historically used for the operation of the Assets and the Businesses as they are currently being operated and as they have been operated on a historical basis.

     6.03 CONDITIONS TO OBLIGATIONS OF BOTH PARTIES. The obligations of Sellers and Buyer to consummate the transactions provided for in this Agreement are subject, at the option of each party, to the satisfaction or waiver by both parties of the following conditions:

           (a) NO ACTION OR PROCEEDINGS. There shall not be pending or instituted, threatened or proposed, any suit, action, investigation, material dispute or other proceeding by or before any court, arbitrator or governmental agency or any other Person affecting, relating to, challenging or complaining of, or seeking to collect damages or other relief in connection with, the transactions provided for in this Agreement, the Assets or the Businesses.

           (b) H-S-R ACT. The waiting period applicable under the H-S-R Act shall have been terminated or shall have expired, no litigation shall be pending or threatened with respect to any antitrust issue, and the Closing shall then be permitted to occur without violation of the H-S-R Act.

           (c) NO STATUTE, RULE, REGULATION OR ACTION. No state or federal statute, rule, regulation or action shall exist or be proposed, pending, or threatened, or shall have been adopted or taken and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transactions provided for in this Agreement or make illegal the payments due hereunder.

           (d) PRELIMINARY SETTLEMENT STATEMENT. Sellers and Buyer shall have agreed upon a settlement statement (the "PRELIMINARY SETTLEMENT STATEMENT") that shall set forth the Preliminary Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term "PRELIMINARY AMOUNT" shall mean the Base Purchase Price adjusted as provided in Section 2.05 using for such adjustment the best information then available.

                          ARTICLE VII
                            CLOSING

     7.01 DATE OF CLOSING. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated by this Agreement (the "CLOSING") shall be held on August 31, 1995, provided, however, if all conditions to Closing set forth in
Article VI have not been satisfied or waived by such date, the Closing shall occur within three business days after such conditions shall have been met or waived. The date Closing actually occurs shall be referred to as the "CLOSING DATE."

     7.02 PLACE OF CLOSING. The Closing shall be held at the offices of Holme Roberts & Owen LLC, Suite 4100, 1700 Lincoln,
Denver, Colorado, or at such other place as Buyer and Sellers may agree upon in writing.

     7.03 CLOSING OBLIGATIONS. At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

           (a)  TRANSFER DOCUMENTS.  Sellers (and, if necessary,
Affiliates of Sellers) shall execute, acknowledge and deliver, and Buyer shall execute, acknowledge and accept delivery of, the following transfer documents (the "TRANSFER DOCUMENTS"):

                (i) General Deed, Assignment, Bill of Sale and Assumption, covering all of the Assets; guarantees and warranties on equipment and fixtures; claims against UST funds for Environmental Liabilities assumed by Buyer; and as to any matters for which Buyer has assumed any liability or obligation, any claims, defenses, warranties of title and rights to indemnity which Sellers have or to which they are entitled from the parties from whom Sellers acquired the Assets or Sellers' predecessors in interest; substantially in the form of Exhibit B;

                (ii) Bill of Sale, covering the Refinery Equipment, Refinery Facilities, Refinery Inventory, and Pipeline Inventory warranting to Buyer good title free and clear of all liens, claims, liabilities, encumbrances or rights or interests of any third party whatsoever, subject to Permitted Exceptions, substantially in the form of Exhibit C;

                (iii) Assignment and Conveyance covering the Refinery Real Property (other than the Refinery Site and the fixtures that are real property under applicable state law located thereon), if any, containing a special warranty of title against liens and security interests created by, through or under Seller, subject to Permitted Exceptions, substantially in the form of Exhibit D;

                (iv) General Warranty Deed, covering the Refinery Site and the fixtures that are real property under applicable state law located thereon, containing a general warranty of title, subject to Permitted Exceptions and the Refinery Site Encumbrances, substantially in the form of Exhibit E (if deemed necessary by Buyer, this Transfer Document will be recorded in the real property records of San Juan County, New Mexico, concurrently with the Closing);

                (v) Bill of Sale, covering all of Sellers' right, title and interest in the Pipeline Equipment and Pipeline Facilities, containing a special warranty of title against liens and security interests created by, through or under Sellers, subject to Permitted Exceptions, substantially in the form of Exhibit F; and

                (vi) Assignment and Conveyance covering all of Sellers' right, title and interest in the Pipeline Real Property, containing a special warranty of title against liens and security interests created by, through or under Seller, subject to Permitted Exceptions, substantially in the form of Exhibit G.

As appropriate, Sellers and Buyer shall also execute, acknowledge and deliver (i) separate transfer documents for individual Assets as may be required given the nature of an individual Asset, and
(ii) separate transfer documents of the Assets on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements. All such separate transfer documents shall be deemed to contain all of the exceptions, reservations, warranties, right, titles, powers and privileges as are contained in the Transfer Documents.

           (b) POSSESSION. Buyer shall be given exclusive possession of the Refinery Assets, possession of the Pipeline Assets and possession of the Records maintained at the Refinery (and Buyer shall be entitled to retain copies of all Records maintained by Sellers in Denver).

           (c) LIEN RELEASES. Sellers shall deliver to Buyer releases of liens and security interests (including termination of financing statements relating thereto) necessary to transfer title as provided herein.

           (d) INDIVIDUALS' NONCOMPETE. Sellers shall cause to be delivered to Buyer a covenant against competition executed by Sam
Gary and Ron Williams in form and substance as Section 8.08.

           (e) GUARANTEE AND AGREEMENT. Buyer shall cause to be delivered to Sellers a Guarantee and Agreement executed by GII in form and substance as set forth in Exhibit H.

           (f)  PRELIMINARY SETTLEMENT STATEMENT.  Sellers and
Buyer shall execute and deliver the Preliminary Settlement
Statement.

           (g)  PRELIMINARY AMOUNT.  Buyer shall deliver the
Preliminary Amount to Sellers or to Sellers' account (such account to be designated by Sellers at least two Business Days prior to the Closing Date) by direct bank or wire transfer.

           (h) SELLERS' CERTIFICATE. Sellers shall execute, acknowledge and deliver to Buyer a Sellers' Certificate dated as of the Closing Date in form and substance as set forth in Exhibit I.

           (i) BUYER'S CERTIFICATE. Buyer shall execute, acknowledge and deliver to Seller a Buyer's Certificate dated as of the Closing Date in form and substance as set forth in Exhibit J.

           (j) NON-FOREIGN STATUS CERTIFICATE. Each Seller shall execute, acknowledge and deliver to Buyer a Non-Foreign Status
Certificate dated as of the Closing Date in form and substance as set forth in Exhibit K.

           (k) CRUDE OIL CONTRACT. Sellers and Buyer shall execute and deliver a crude oil contract in form and substance as set forth in Exhibit L.

                         ARTICLE VIII
                   OBLIGATIONS AFTER CLOSING

     8.01  POST-CLOSING SETTLEMENT.

           (a) FINAL SETTLEMENT STATEMENT. Within 60 days following the Closing Date Sellers and Buyer SHALL PREPARE A STATEMENT (THE "Final Settlement Statement") setting forth the Base Purchase Price and each adjustment thereto as provided in Section
2.05 which was not finally determined as of the Closing. Sellers and Buyer shall make available to the other party all books, records and other information in their possession or control, and the assistance of personnel who are familiar with same, as may be reasonably requested in connection with the preparation of the Final Settlement Statement.

           (b) INABILITY TO AGREE TO FINAL SETTLEMENT STATEMENT. The parties shall undertake in good faith to agree on the Final Settlement Statement no later than 90 days after the Closing Date; provided, if Buyer and Sellers shall be unable to agree on the Final Settlement Statement within such 90-day period, then Ernst & Young LLP, or such other nationally recognized public accounting firm mutually acceptable to Buyer and Sellers, shall be engaged to make its determination of the amount in dispute (and only such amount). Each party shall bear and pay one-half of the fees and other costs charged by such accounting firm.

           (c) ACCOUNTING FIRM PROCEDURES. If any accounting firm is engaged as provided in Subsection 8.01 (b) above, Sellers and Buyer agree to provide such accounting firm with all books, records and other information relevant to the determination of the amount in dispute. In determining the amount in dispute, such accounting firm shall be instructed to use a materiality standard as such firm may determine to be reasonable under the circumstances, in light of the cost to be incurred and the amount in issue. Such accounting firm shall be instructed to make such calculations as soon as practicable. The final determination of any adjustment of the Base Purchase Price, pursuant to this Subsection 8.01(c) shall be binding on the parties hereto.

           (d) PAYMENT OF DIFFERENCE. The amount of the difference between the Preliminary Amount paid by Buyer to Sellers at the Closing and the amount as determined in accordance with this Section, shall be paid by the appropriate party to the party to whom it is owed within five Business Days after its final determination in immediately available funds.

     8.02 RECORDING FEES. Buyer shall pay all documentary, filing and recording fees required in connection with the filing and recording of the Transfer Documents and any separate transfer documents executed pursuant to Subsection 7.03(a).

     8.03  INDEMNIFICATION.

           (a) BUYER'S INDEMNIFICATION OF SELLERS. From and after the Closing Date, Buyer shall defend, indemnify and save and hold harmless Sellers and Sellers' respective directors, officers, shareholders, employees and agents against all Losses which arise from or in connection with (i) any of the matters assumed by Buyer pursuant to Subsection 5.01(h) or set forth in Section 8.04(b);
(ii) any breach of any covenant, agreement, representation or warranty of Buyer contained herein; and (iii) claims or demands asserted against any Seller, its directors, officers, shareholders, employees and agents for injury to or death of persons or damage to property arising in any way from Buyer's due diligence or Buyer's Environmental Investigation, and any common law or statutory liens or other encumbrances for labor or materials furnished in connection with an Environmental Investigation.

           (b) SELLERS' INDEMNITY OF BUYER. From and after the Closing Date, Sellers shall defend, indemnify and save and hold harmless Buyer and Buyer's directors, officers, shareholders, employees and agents against all Losses which arise from or in connection with (i) any of the matters retained or assumed by Sellers pursuant to Subsection 5.01 (g) or set forth in Section 8.04(a); (ii) any breach of any covenant, agreement, representation or warranty of Sellers contained herein ; and (iii) any breach of any covenant, agreement, representation of warranty of Sellers in any Transfer Document.

           (c) CLAIMS FOR INDEMNIFICATION. Sellers and Buyer shall with reasonable promptness notify the other party of the making of any demand, the assertion of any claim, or the commencement of any suit, action or proceeding by any third party for which indemnity may be sought under this Agreement (an "INDEMNITY OBLIGATION"). The party from whom indemnification is sought (the "INDEMNIFYING PARTY") shall have the right, but not the obligation, to assume the defense or settlement of any Indemnity Obligation of which the party seeking indemnification (the "INDEMNIFIED PARTY") gives notice; provided, however, that if the Indemnifying Party does not elect to assume such defense or settlement, the Indemnified Party shall have the right, but not the obligation, to assume such defense or settlement, and the Indemnifying Party shall at all times have the right, at its option and expense, to participate fully therein. Each party shall have reasonable access to the books, records and personnel in the possession or control of the other party which are pertinent to the defense or settlement of any Indemnity Obligation. The parties shall cooperate in the defense or settlement of any Indemnity Obligation, but the party electing to assume such defense or settlement shall have full authority to determine all action to be taken with respect thereto. The Indemnified Party may join the Indemnifying Party in any suit, action or proceeding to which any such right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any such right.

           (d) INDEMNIFICATION THRESHOLD. Notwithstanding anything contained herein to the contrary, neither Sellers nor Buyer shall be liable for Losses pursuant to the indemnification obligations set forth in Section 8.03(a) and (b) unless the amount of Losses for which Sellers or Buyer, as the case may be, would be liable, but for the provisions of this Subsection 8.03(d), exceeds $25,000 for any individual Loss or $125,000.00 on an aggregate basis for all such Losses, but they shall retain full liability for all other covenants and obligations. The limitation in the foregoing sentence shall apply to Environmental Liabilities.

     8.04  ASSUMPTION OF OBLIGATIONS.

           (a) SELLERS' OBLIGATION. In addition to the obligations retained or assumed by Sellers elsewhere in this Agreement, and except as otherwise provided in Section 5.01, Sellers shall remain liable and responsible for all claims, costs, expenses, liabilities and obligations of any kind or nature, whether known or unknown, arising from or in any manner relating to the existence, ownership, operation or maintenance of the Assets, the conduct of the Businesses, or any activity of the Sellers (including without limitation obligations arising under the Transferable Permits and Licenses, and the Contracts) attributable to periods prior to the Effective Time.

           (b) BUYER'S OBLIGATIONS. In addition to the obligations assumed by Buyer elsewhere in this Agreement, and except as otherwise provided in Section 5.01, Buyer shall be liable and responsible for all claims, costs, expenses, liabilities and obligations of any kind or nature, whether known or unknown, arising from or in any manner relating to the ownership or the operation of the Assets, the conduct of Buyer's business, or any activity of Buyer (including without limitation obligations arising under the Transferable Permits and Licenses, and the Contracts) attributable to periods after the Effective Time.

     8.05 IDENTIFICATIONS, SIGNS, TRADEMARKS AND TRADENAMES. Within a reasonable time after Closing, but in no event later than 90 days after the Closing Date, Buyer at its sole cost, risk and expense shall remove from the Assets any and all signs or other items that display or exhibit the name of Sellers or their Affiliates, or the trademarks or tradenames of Sellers or their Affiliates. In the conduct of its business and otherwise, Buyer shall not use any of the foregoing and shall not represent, state or otherwise infer in any manner, directly or indirectly, to any party that Buyer is acting on behalf of or as a representative or agent of, or in any way associated with Sellers. Furthermore, Purchaser shall not use the names "Bloomfield Refining Company," "Gary-Williams Energy Corporation," "Bloomfield" or "Gary-Williams" or, with the exception of "Bloomfield Refinery," any combination thereof or any abbreviation thereof in connection with the use and operation of the Assets.

     8.06 ACCESS TO RECORDS - BOOKS AND RECORDS. Sellers shall have the right to make copies of any of the Records located at the Refinery which they desire to retain prior to delivering such Records to Buyer at the Closing, and Buyer shall be entitled to make copies of any Records maintained by Sellers in Denver prior to Closing. For a period of seven years after the Closing Date, Buyer shall permit Sellers and their authorized representatives to have reasonable access to any Records received from Sellers remaining from time to time in Buyer's possession; and Sellers shall permit Buyer and its authorized representatives to have reasonable access to any Records retained by Sellers remaining from time to time in Sellers' possession.

     8.07 WAIVER OF COMPLIANCE WITH BULK SALES LAWS. Buyer hereby waives compliance by Sellers with the provisions of any applicable bulk sales act, and Sellers hereby agree to indemnify Buyer from any Losses resulting therefrom.

     8.08 COVENANT AGAINST COMPETITION. Sellers covenant and agree that they shall not at any time within the five year period immediately following the Closing Date engage in, finance, assist, or have any ownership or interest of any kind, directly or indirectly in any Person that engages in, anywhere within a 175 mile radius of Bloomfield, New Mexico, all or any part of the Businesses or any business related thereto (other than retail marketing of Refined Products, and exchanges and buying and selling of Refined Products relating to the retail marketing of Refined Products) including without limitation the purchasing or gathering of crude oil, the refining of crude oil or the marketing of Refined Products (other than retail marketing of Refined Products, and exchanges and buying and selling of Refined Products relating to the retail marketing of Refined Products); provided, however, that Sellers may own, directly or indirectly, as an investment, securities of any Person which are publicly traded if Sellers do not, directly or indirectly, own five percent or more of any class of securities of such Person. Except as provided in this Section, neither Sellers nor Buyer agree to otherwise refrain from any other competitive activities.

     8.09 INDEPENDENT EVALUATION. Buyer is experienced and knowledgeable in the refinery and pipeline businesses and is aware of their risks. To the extent Buyer deems appropriate, Buyer will examine all materials made available by Sellers with respect to the Assets (the "BACKGROUND MATERIALS"). The Background Materials are files, or copies thereof, that Sellers have used in its normal course of business and other information about the Assets that Sellers have compiled or generated; however, Buyer acknowledges and agrees that, except as otherwise set forth herein, Sellers have made no representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the Background Materials or any other information relating to the Assets furnished or to be furnished to Buyer or its representatives by or on behalf of Sellers. Buyer expressly assumes the risk of (i) future changes in the world price for crude oil, (ii) future changes in prices that may be received for refined and other products, (iii) future changes in the volumes of products refined at the Refinery, (iv) future changes in the volumes of products being transported through the Pipeline, and the rates received therefor, and (v) future changes in levels of production from the oil and gas leases and wells supplying the Refinery and the Pipeline (whether expected or unexpected declines or complete cessation of production).

     8.10 FURTHER ASSURANCES. Sellers and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, Schedule, document, certificate or other instrument delivered pursuant hereto.

     8.11 TITLE REPRESENTATIONS. Upon delivery of the Assignment and Conveyance delivered pursuant to 7.03(a)(iii) and the General Warranty Deed delivered pursuant to Section 7.03(a)(iv), GWEC agrees to guarantee to Buyer the title warranties of BRC contained therein.

                          ARTICLE IX
                   TERMINATION OF AGREEMENT

     9.01 TERMINATION. This Agreement and the transactions provided for herein may be terminated in the following instances:

           (a) By either Buyer or Sellers if any condition set forth in Section 6.03 above shall not be satisfied at the Closing.

           (b) By Buyer if any condition set forth in Section 6.02 above shall not be satisfied on or before October 1, 1995.

           (c)  By Sellers if any condition set forth in Section
6.01 above shall not be satisfied on or before October 1, 1995, or, if the Closing has not occurred, upon the later of 40 days after the date of this Agreement or 10 days after the waiting period applicable under the H-S-R Act has terminated or expired, but in no event earlier than August 31, 1995.

           (d) By either Buyer or Sellers if, in response to such party's filing under the H-S-R Act, the Federal Trade Commission or the Department of Justice makes a written request of such party for additional information and the compliance with such request would in such party's reasonable judgment cause an out-of-pocket expenditure to such party in excess of $200,000 or would, in the reasonable judgment of a comparable industry third party selling or purchasing assets and businesses comparable to the Assets and Businesses be otherwise unduly burdensome.

           (e) By either Buyer or Sellers if as of 60 days following the date of this Agreement, all federal and state regulatory clearances or approvals in connection with the H-S-R Act which are required to be granted prior to Closing have not been received.

           (f) By the mutual written agreement of Buyer and Sellers.

           This Agreement shall terminate without any further action by Sellers or Buyer if the Closing has not occurred on or before October 1, 1995.

     9.02 RETURN OF INFORMATION. If this Agreement is terminated pursuant to Section 9.01 above or terminated under any other provision of this Agreement, Buyer shall return to Sellers all written information and material delivered to Buyer by Sellers pursuant to the terms of this Agreement, and such information shall remain subject to the terms of the Confidentiality Agreement.

     9.03 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

           (a) NON-WILLFUL FAILURE. If this Agreement is terminated by Buyer or Sellers as permitted under Section 9.01 hereof and not as a result of the willful failure of any party to perform any of its obligations hereunder, such termination shall be without liability to any party to this Agreement or on the part of any shareholder, director, officer, employee, agent or representative of such party;

           (b) WILLFUL FAILURE. If this Agreement is terminated as a result of the willful failure of a party to perform any of its obligations hereunder, such non-performing party shall be fully liable for any and all damages, costs and expenses (including, without limitation, reasonable attorney's fees) sustained or incurred by such other party;

           (c) REMEDY FOR THE NON-SATISFACTION OF BUYER'S CONDITIONS. Notwithstanding anything contained herein to the contrary, if the conditions to Buyer's obligations to purchase the Assets as set forth in Section 6.02 are not satisfied other than as a result of Sellers' willful failure to perform any of their obligations hereunder, Buyers sole and only remedy is to terminate this Agreement without liability to Sellers; and

           (d) SURVIVAL. Sellers and Buyer hereby agree that the provisions of this Section 9.03 shall survive any termination of this Agreement.

                           ARTICLE X
                         MISCELLANEOUS

     10.01 EXPENSES. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including without limitation, legal and accounting fees, costs and expenses.

     10.02 NOTICES. All notices and communications required or permitted under this Agreement shall be in writing and shall be delivered by established overnight delivery service, fax, by hand or by registered or certified mail, postage prepaid, addressed as follows:

            If to Sellers:

               Bloomfield Refining Company
               Gary-Williams Energy Corporation
               370 Seventeenth Street, Suite 5300
               Denver, Colorado  80202
               Attention: David J. Younggren, Senior Vice President Fax No.: 303/628-3834

               With copies to:

               Bloomfield Refining Company
               Gary-Williams Energy Corporation
               370 Seventeenth Street, Suite 5300
               Denver, Colorado  80202
               Attention:   James W. Greene, Esq.
               Fax No.:  303/628-3833

                    and

               Holme Roberts & Owen LLC
               Suite 4100
               1700 Lincoln
               Denver, Colorado  80203
               Attention:   Lynn P. Hendrix, Esq.
               Fax No.:  303/866-0200

            If to Buyer:

               Giant Industries Arizona, Inc.
               23733 North Scottsdale Road
               Scottsdale, Arizona  85255
               Attention:  Fredric L. Holliger
               Fax No.:  602/585-8894

               With copies to:

               Giant Industries Arizona, Inc.
               23733 North Scottsdale Road
               Scottsdale, Arizona  85255
               Attention:  A. Wayne Davenport
               Fax No.:  602/585-8894

               Giant Industries Arizona, Inc.
               23733 North Scottsdale Road
               Scottsdale, Arizona  85255
               Attention:  Morgan Gust, Esq.
               Fax No.:  602/585-8985

All notices and communications shall be effective upon the earlier of actual receipt or, if delivered by mail, seven days after being deposited in the mail, postage prepaid and addressed as required by this Section. Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     10.03 AMENDMENT. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     10.04 ASSIGNMENT. Except as provided in Section 5.06, neither Seller nor Buyer may assign any portion of its rights or delegate any portion of its duties or obligations under this Agreement without the prior written consent of the other party; provided, however, that Buyer may, without the consent of Sellers, assign all or any portion of its right to receive the Assets and its rights and obligations under this Agreement to a wholly-owned subsidiary but, in such event, Buyer shall remain liable for all obligations and duties to Sellers under this Agreement.

     10.05 ANNOUNCEMENTS. Sellers and Buyer shall consult with each other with regard to all press releases and other announcements concerning this Agreement or the transactions provided for herein and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Sellers shall issue any such press release or make any other announcement without the prior written consent of the other party, which consent will not be unreasonably withheld.

     10.06 COUNTERPARTS. This Agreement may be executed by Buyer and Sellers in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. This Agreement shall become operative when each party has executed at least one counterpart of this Agreement This Agreement may be delivered by facsimile or similar transmission evidencing execution, and this Agreement so delivered shall be effective as a valid and binding agreement between the parties for all purposes.

     10.07 GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New Mexico.

     10.08 ENTIRE AGREEMENT. Except for the Confidentiality Agreement (which shall remain in effect until the Closing occurs) and the Common Undertaking Letter, this Agreement (including the Exhibits and Schedules hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. No representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by Sellers or Buyer that is not set forth in this Agreement or in the instruments referred to herein, and neither Sellers nor Buyer shall be bound by or liable for any alleged representation, warranty, covenant, agreement, promise, inducement or statement not so set forth.

     10.09 PARTIES IN INTEREST. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other Person or entity any benefits, rights or remedies.

     Executed as of the date first above mentioned.

                   SELLERS:

                   BLOOMFIELD REFINING COMPANY,
                     a Delaware corporation

                   By:  /S/ DAVID J. YOUNGGREN
                      -----------------------------------
                      David J. Younggren, Senior Vice President

                   GARY-WILLIAMS ENERGY
                      CORPORATION, a Delaware corporation

                   By:  /S/ DAVID J. YOUNGGREN
                      -----------------------------------
                      David J. Younggren, Senior Vice President


                   BUYER:

                   GIANT  INDUSTRIES ARIZONA, INC.,
                     an Arizona corporation

                   By: /S/ FREDRIC L. HOLLIGER
                      -----------------------------------
                      Fredric L. Holliger, Executive Vice President

                   EXHIBITS AND SCHEDULES TO

                  PURCHASE AND SALE AGREEMENT







Bloomfield Refining Company and Gary-Williams Energy Corporation, as Sellers

                              and

            Giant Industries Arizona, Inc., as Buyer







                   Dated as of August 8, 1995


These Exhibits and Schedules, when initialed in the spaces provided below, constitute a part of the Purchase and Sale Agreement, dated as of August 8, 1995 (the "Agreement"), among Bloomfield Refining Company, a Delaware corporation and Gary-Williams Energy Corporation, a Delaware corporation, as Sellers, and Giant Industries Arizona, Inc. an Arizona corporation, as Buyer. Certain capitalized terms used in these Exhibits and Schedules without definition have the meanings specified in the Agreement.


SELLERS:                        BUYER:

BLOOMFIELD REFINING COMPANY     GIANT INDUSTRIES ARIZONA, INC.
and GARY-WILLIAMS ENERGY
CORPORATION

By: /S/ DAVID J. YOUNGGREN      By: /S/ FREDRIC L. HOLLIGER
   -----------------------         ---------------------------

              SCHEDULE OF EXHIBITS AND SCHEDULES

  EXHIBITS:

    A --      Form of COMMON UNDERTAKING LETTER.

    B --      Form of GENERAL DEED, ASSIGNMENT, BILL OF SALE AND
              ASSUMPTION, covering all of the Assets.

    C --      Form of BILL OF SALE, covering the Refinery
              Equipment, the Refinery Facilities and the Refinery
              Inventory.

    D --      Form of ASSIGNMENT AND CONVEYANCE, covering the
              Refinery Real Property (other than the Refinery
              Site).

    E --      Form of GENERAL WARRANTY DEED, covering the Refinery
              Site.

    F --      Form of BILL OF SALE, covering the Pipeline
              Equipment, the Pipeline Facilities and the Pipeline
              Inventory.

    G --      Form of ASSIGNMENT AND CONVEYANCE, covering the
              Pipeline Real Property.

    H --      Form of GUARANTEE AND AGREEMENT.

    I --      Form of SELLERS' CERTIFICATE.

    J --      Form of BUYER'S CERTIFICATE.

    K --      Form of NON-FOREIGN STATUS CERTIFICATE.

    L --      Form of CRUDE OIL CONTRACT.

  SCHEDULES:

    1.01.1  --     Earnout

    1.01.2  --     Excluded Contracts

    1.01.3  --     Processing Units, Shipping Facilities and
                   Terminals

    1.01.4  --     Refinery Site

    1.01.5  --     Refinery Site Encumbrances

    2.04    --     Allocation of Purchase Price

    3.01(e) --     Contested Taxes

    3.01(g) --     Litigation

    3.01(j) --     Capital Projects

    3.01(k) --     Collective Bargaining Agreements

    3.01(l) --     Water and Water Rights

    3.01(m) --     Financial Statements

    3.01(n) --     Summary of Operations

    3.02(g) --     Certain Permits, Licenses and Contracts

    5.02(a) --     Retained Employees

    6.02(i) --     BOR Draft Permit

                           EXHIBIT A

                   COMMON UNDERTAKING LETTER

                   Buyer's Counsel Letterhead


                         August 8, 1995


Bloomfield Refining Company
Gary-Williams Energy Corporation
370 Seventeenth Street
Suite 5300
Denver, Colorado  80202

     Re:  Common Undertaking Between Giant Industries Arizona,
          Inc., Bloomfield Refining Company and Gary-Williams
          Energy Corporation Regarding Due Diligence Assessment of Bloomfield Refinery

Gentlemen:

     On behalf of Giant Industries Arizona, Inc. ("Giant"), Giant's legal department is in the process of conducting an environmental due diligence assessment of the Bloomfield, New Mexico refinery (the "Refinery") of Bloomfield Refining Company and Gary-Williams Energy Corporation (collectively, "Sellers") in connection with the sale of the Refinery to Giant. As part of that due diligence, Giant and its consultants ("Consultants"), have obtained certain documents from Sellers or their counsel regarding environmental issues that may be privileged under the attorney-client or work-product privilege. Consultants are also conducting on-site inspections of the Refinery and related properties. Certain information and documents obtained or prepared as a result of the environmental due diligence assessment will be provided to Sellers and their counsel in accordance with the Purchase and Sale Agreement between Giant and Sellers.

     Giant, Sellers and their respective counsels have a common interest in evaluating the environmental status of the Refinery and related properties to complete the transaction. Therefore, the transmission of information or documents to Sellers shall not be deemed as a waiver of any attorney-client or work product privilege that may otherwise attach to the information or documents. To maintain the privilege, Sellers and their counsel and any consultants retained by Sellers for this matter agree not to divulge or release the documents or information contained in the documents to any third parties or persons who do not have a need to know the information for purposes of the due diligence.

Bloomfield Refining Company
August 8, 1995
Page 2


     If the foregoing accurately reflects the common understanding concerning the matters described in this letter, please so indicate by signing in the space provided below. This common undertaking may be executed in counterparts which together shall be deemed to be the same instrument.

                             Very truly yours,

                             Giant Industries Arizona, Inc.
                             Legal Department


                             By:______________________________
                                Morgan Gust,
                                Vice President and General Counsel


 AGREED AND ACCEPTED this ____
    day of August, 1995:

 BLOOMFIELD REFINING COMPANY
    and GARY-WILLIAMS ENERGY CORPORATION



 By:______________________________
       Name:_________________________
       Title:__________________________



 Holme Roberts & Owen LLC, Counsel for
    Bloomfield Refining Company and
    Gary-Williams Energy Corporation



 By:_______________________________

                           EXHIBIT B
                FORM OF GENERAL DEED, ASSIGNMENT,
             BILL OF SALE AND ASSUMPTION AGREEMENT

                          DO NOT RECORD

 GENERAL DEED, ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

     This General Deed, Assignment, Bill of Sale and Assumption Agreement (this "INSTRUMENT"), dated as of ___________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), and GARY-WILLIAMS ENERGY CORPORATION, a Delaware corporation ("GWEC"), both with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("ASSIGNEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255. BRC and GWEC shall collectively be referred to as "ASSIGNORS".

     Assignors and Assignee are parties to that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of August 8, 1995, wherein Assignors agreed to sell and transfer to Assignee and Assignee agreed to purchase and accept delivery of, certain property, interests and rights as more specifically described therein. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Purchase Agreement. This Instrument is being delivered pursuant to the Purchase Agreement and shall be construed and interpreted consistently therewith.

     1. DEED, ASSIGNMENT AND BILL OF SALE. (a) For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of Assignee accepting delivery as described below, Assignors hereby grant, assign, transfer, convey and deliver unto the Assignee, its successors and assigns forever, the Refinery Assets and the Pipeline Assets, excluding the Excluding Assets, including all of Assignors' property, assets and rights, real, personal and mixed, tangible and intangible, choate and inchoate, of whatever kind and wherever located relating thereto. The property, assets and rights transferred by this Agreement include, without limitation, to the extent transferable
(a) the nonexclusive right to enforce and assert the following:
(i) all guaranties, indemnities, warranties and covenants received by the Assignors' or their predecessors with respect to any of the Assets transferred hereby and all rights and claims thereunder;
(ii) all of Assignors' rights, claims, defenses and causes of action against others, known and unknown, including any such rights, claims, defenses and causes of action to which Assignors are entitled from the parties from whom Assignors acquired the Assets or Assignors' predecessors in interest; and (iii) all of Assignors' rights under warranties of title and indemnities relating to any matters for which Assignee has assumed any liability or obligation under the Purchase Agreement; and (b) any claims against state underground storage tank funds for Environmental Liabilities relating to underground storage tanks to the extent Assignor has assumed liability or responsibility for such underground storage tanks.

          (b) There is specifically excepted and reserved from the terms of this Instrument, the Excluded Assets.

          (c) Assignors make in this Instrument no representation, warranty or covenant, express or implied, with respect to any of the property, assets or rights transferred hereby; but nothing herein shall in any way diminish or impair any representation, warranty or covenant made by or on behalf of the Assignors or Assignee in the Purchase Agreement or in any assignment, certificate or other document or instrument executed by the parties.

     2. ACCEPTANCE OF DELIVERY. Assignee hereby accepts delivery of the property, assets and rights transferred by this Instrument.

     3. ASSUMPTION. (a) Except as otherwise provided in the Purchase Agreement, including without limitation Section 5.01 thereof, Assignors shall remain liable and responsible for all claims, costs, expenses, liabilities and obligations of any kind or nature, whether known or unknown, arising from or in any manner relating to the existence, ownership, operation or maintenance of the Assets, the conduct of the Businesses, or any activity of Assignors (including without limitation obligations arising under the Transferable Permits and Licenses, and the Contracts) attributable to periods prior to the Effective Time.

          (b) Except as otherwise provided in the Purchase Agreement, including without limitation Section 5.01 thereof, Assignee shall be liable and responsible for all claims, costs, expenses, liabilities and obligations of any kind or nature, whether known or unknown, arising from or in any manner relating to the ownership or the operation of the Assets, the conduct of Assignee's business, or any activity of Assignee (including without limitation obligations arising under the Transferable Permits and Licenses, and the Contracts) attributable to periods after the Effective Time.

     4. FURTHER ASSURANCES. Assignees and Assignor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Instrument. The foregoing shall include the execution, acknowledgment and delivery of (i) separate transfer instruments for individual assets as may be required given the nature of an individual asset, and (ii) separate transfer instruments of the assets on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.


                    ASSIGNORS:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation

                         By:__________________________
                            __________________________
                            ________________ President

                         GARY-WILLIAMS ENERGY CORPORATION,
                           a Delaware corporation

                         By:__________________________
                            __________________________
                            ________________ President

                    ASSIGNEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation

                         By:__________________________
                            __________________________
                            Executive Vice President

                           EXHIBIT C
                FORM OF BILL OF SALE (REFINERY)


                           BILL OF SALE
                            (Refinery)


     This Bill of Sale (this "INSTRUMENT"), dated as of ___________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), and GARY-WILLIAMS ENERGY CORPORATION, a Delaware corporation ("GWEC"), both with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("GRANTEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255. BRC and GWEC shall collectively be referred to as ("GRANTORS").

     Grantors and Grantee are parties to that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of August __, 1995, wherein Grantors agreed to sell and transfer to Grantee, and Grantee agreed to purchase and accept delivery of, certain property, interests and rights as more specifically described therein. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Purchase Agreement. This Instrument is being delivered pursuant to the Purchase Agreement and shall be construed and interpreted consistently therewith.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantors, Grantors have sold and transferred, and do hereby sell and transfer, to Grantee all of Grantors' right, title and interest in and to the following (collectively, the "PROPERTY"):

          1. All of Grantors' right, title and interest in and to all equipment, tools, instruments, machines, parts, materials, substances, systems, supplies, rolling stock, furniture, catalysts and chemicals, communication systems and licenses, vehicles, electronic systems and computers associated with, related to or used in connection with the Refinery or the Refinery Business, including without limitation, all equipment, tools, instruments, machines, parts, materials, substances, systems, supplies, rolling stock, furniture, catalysts and chemicals, communications systems and licenses, vehicles, electronic systems and computers located on the Refinery Site as of the Effective Time.

          2. All of Grantors' right, title and interest in and to all facilities, units, buildings, structures, fixtures, terminals, pipelines, tanks and other storage facilities and similar property used in the refining, processing, treating, transporting or storage of crude oil and refined products that are associated with, related to or used in connection with the Refinery or the Refinery Business, including without limitation, the processing units, shipping facilities and terminals described in Exhibit A attached hereto.

          3. All of the following owned by Grantors or any of Grantors' Affiliates and located at or stored on or in the Refinery Facilities as of the Effective Time, including, in each case, linefills, tank bottoms and work in progress: (a) crude oil, natural gas liquids and other hydrocarbons processed by the Refinery; (b) gasoline, diesel fuel, aviation fuel, fuel oil and other refined products produced by the Refinery; and (c) products that have been purchased, partially processed or refined and placed in storage pending blending or further processing.

          4. All crude oil, natural gas liquids and other hydrocarbons owned by Grantors or any of Grantors' Affiliates and located at or stored on or in the Pipeline Facilities as of the Effective Time, including linefills.

There is specifically excepted and reserved from the terms of this Instrument, and the term "Property" shall not include (a) the Accounts Receivable, the Excluded Contracts and all assets of Grantors or Affiliates of Grantors not associated with, related to or used in connection with the Businesses, including without limitation, (i) the Bluebell and Altonah gas plants and related gathering systems located in Uintah and Duchesne Counties, Utah,
(ii) Grantors' airplane and hangar, and (iii) the stock of Gary-Williams Acquisition Company, Gary-Williams Retail Company and Gary-Williams Production Company; and (b) (i) the computers, software (excluding the Refinery linear program), trademarks, office equipment and supplies and other fixed assets located in the ordinary course of business in Grantors' offices in Denver, Colorado, (ii) all fixed assets located in the ordinary course of business in Denver or Arapahoe Counties, Colorado, (iii) all sulphur credits earned prior to the Effective Time, and (iv) the stock of BRC.

     Subject to Permitted Exceptions (as defined in Schedule I attached hereto), Grantors warrant to Grantee, and to Grantee's successors and assigns, that Grantors have good title to the Property free and clear of all liens, claims, liabilities, encumbrances or rights or interests of any third party whatsoever.

     Except as otherwise provided in the Purchase Agreement, Grantee hereby accepts the transfer set forth in this Instrument and assumes and agrees to pay, perform and discharge all duties, liabilities and obligations appurtenant to the Property and arising after the Effective Time, including the Permitted Exceptions.

     Grantors also hereby transfer to Grantee, its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the claims, defenses, indemnities, covenants and warranties, if any, that Grantors are entitled to enforce with respect to the Property against Grantors' predecessors.

     The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Property is transferred without any implied warranties or covenants; and fixtures and personal property, if any, transferred by this Instrument are transferred "AS IS," "WHERE IS" and "WITH ALL FAULTS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY FIXTURES OR PERSONAL PROPERTY TRANSFERRED BY THIS INSTRUMENT GRANTORS EXPRESSLY DISCLAIM AND NEGATE: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     The references herein to Permitted Exceptions and to liens, encumbrances, burdens, defects and other matters are for the purpose of defining the nature and extent of Grantors' warranty of title and shall not be deemed to ratify or create any rights in third parties.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.

                    GRANTORS:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                         GARY-WILLIAMS ENERGY CORPORATION,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                    GRANTEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation

                         By:_____________________________
                            _____________________________
                            Executive Vice President

                          EXHIBIT D

               FORM OF ASSIGNMENT AND CONVEYANCE
                          (REFINERY)


                   ASSIGNMENT AND CONVEYANCE
                          (Refinery)


     This Assignment and Conveyance (this "INSTRUMENT"), dated as of ___________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("GRANTOR"), with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("GRANTEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor has granted and assigned, and does hereby grant and assign to Grantee all of Grantor's right, title and interest in and to the following:

          1. The leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and rights to use the surface described on Exhibit A hereto; together with all other real property, leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and rights to use the surface associated with, related to or used in connection with the Bloomfield Refinery located on the land described on Exhibit A attached hereto located in San Juan County, New Mexico or Grantor's business relating to the purchase, transportation, refinement, processing and sale of hydrocarbons and hydrocarbon products in connection with such Bloomfield Refinery; and

          2. The water rights described on Exhibit B hereto; together with all other water rights associated with, related to or used in connection with such Bloomfield Refinery or Grantor's business relating to the purchase, transportation, refinement, processing and sale of hydrocarbons and hydrocarbon products in connection with such Bloomfield Refinery;

together with all of the fixtures located thereon that are real property under applicable law and all hereditaments and appurtenances thereunto belonging (collectively, the "Property").

     To have and to hold the Property unto Grantee, and its successors and assigns.

     This Instrument is executed without warranty of any kind, either express or implied, except that, subject to Permitted Exceptions (as defined in Schedule I attached hereto) and the Refinery Site Encumbrances (as defined in Schedule II), Grantor specially warrants and agrees to defend the title of Grantee, and its successors and assigns, against liens and security interests created by, through or under Grantor, but not otherwise.

     Grantor also hereby transfers to Grantee, and its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the claims, defenses, indemnities covenants and warranties, if any, that Grantor is entitled to enforce with respect to the Property against Grantor's predecessors.

     The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Property is transferred without any implied warranties or covenants; and fixtures and personal property, if any, transferred by this Instrument are transferred "AS IS," "WHERE IS" and "WITH ALL FAULTS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY FIXTURES OR PERSONAL PROPERTY TRANSFERRED BY THIS INSTRUMENT GRANTOR EXPRESSLY DISCLAIMS AND NEGATES: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     Separate assignments of the Property may be executed on officially approved forms by Grantor to Grantee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, limitations, warranties, rights, titles, powers and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Property conveyed herein.

     The references herein to Permitted Exceptions, Refinery Site Encumbrances and to liens and security interests are for the purpose of defining the nature and extent of Grantor's special warranty of title and shall not be deemed to ratify or create any rights in third parties.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.


                    GRANTOR:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation


                         By:_______________________________
                            _______________________________
                            ____________President



                    GRANTEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation


                         By:_______________________________
                            _______________________________
                            Executive Vice President

                   ACKNOWLEDGMENT CERTIFICATES

                             GRANTOR

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as ____ President of BLOOMFIELD
REFINING COMPANY, a Delaware corporation.


                              _______________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________



                             GRANTEE

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as Executive Vice President of GIANT
INDUSTRIES ARIZONA, INC., an Arizona corporation.


                              _______________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________

                           EXHIBIT E
          FORM OF GENERAL WARRANTY DEED (REFINERY SITE)

                      GENERAL WARRANTY DEED
                         (Refinery Site)

     This General Warranty Deed (this "INSTRUMENT"), dated as of _____________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("GRANTOR"), with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("GRANTEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor has granted and does hereby grant to Grantee the following described land:

     The South One-Half of the Northwest Quarter (S1/2 NW1/4); The Northeast Quarter of the Southwest Quarter (NE1/4SW1/4); The North One-Half of the Northwest Quarter of the Southwest Quarter (N1/2NW1/4SW1/4) and the Southeast Quarter of the Northwest Quarter of the Southwest Quarter (SE1/4NW1/4SW1/4) of Section 26; AND

          The Southeast Quarter of the Northeast Quarter
     (SE1/4NE1/4) and the North One-Half of the Northeast Quarter of the Southeast Quarter (N1/2NE1/4SE1/4) of Section 27;
     AND

          The West One-Half of the Northeast Quarter (W1/2NE1/4) of
     Section 27;
     EXCEPT the following part of said tract, to wit:
     BEGINNING at the Northwest corner of said tract;
     THENCE South 30 feet;
     THENCE east parallel to the north line of said tract, 676.6 feet;
     THENCE North 30 feet;
     THENCE West along the North line of said tract 676.6 feet to the place of beginning.
     AND;
          BEGINNING at a point which is 826.08 feet North 31 degrees 16' East from the West Quarter Corner of said Section 27;
     THENCE North 7 degrees 55' East 135.0 feet along the East Right of Way of State Highway #44;
     THENCE South 82 degrees 05' East 161.3 feet;
     THENCE South 7 degrees 55' West 135.0 feet;
     THENCE North 82 degrees 05' West 161.3 feet to the point of beginning.
     AND;
          A tract of land situated in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) of said Section 27, more particularly described as follow:
     BEGINNING at a point which is the center of said SECTION 27; THENCE N 00 degrees 23' 49" E along the North-South Centerline of Section 27, a Distance of 554.30 feet, more or less, to a point on the Easterly Right of Way of the Hammond Canal as described in the San Juan County records in Book 633, Page 243B (Parcel No. HMC);
     THENCE Southwesterly along a non-tangent curve to the left as described in said description 90 feet, more or less;
     THENCE South 04 degrees 21' 30" West along a line tangent to said curve 487.17 feet, more or less, along the Easterly Right of Way line of the Hammond Canal to a point on the East-West Centerline of Section 27;
     THENCE North 89 degrees 24' 29" East 79.81 feet along said East-West Centerline to the point of beginning.

     All in Township 29 North of Range 11 West, N.M.P.M., San Juan County, New Mexico;


together with all of the fixtures that are real property under applicable law located thereon and all hereditaments and appurtenances thereunto belonging. Said land, fixtures, hereditaments and appurtenances are collectively referred to as the "PROPERTY."

     To have and to hold the Property unto Grantee, and its successors and assigns.

     Subject to Permitted Exceptions (as described in Schedule I attached hereto), and the Refinery Site Encumbrances (as described in Schedule II attached hereto), the Property has been granted, and is granted by Grantor to Grantee with warranty covenants.

     Grantor also hereby transfers to Grantee, and its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the claims, defenses, indemnities, covenants and warranties, if any, that Grantor is entitled to enforce with respect to the Property against Grantor's predecessors in title to the Property.

     The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Property is transferred without any implied warranties or covenants; and fixtures and personal property, if any, transferred by this Instrument are transferred "AS IS," "WHERE IS" and "WITH ALL FAULTS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY FIXTURES OR PERSONAL PROPERTY TRANSFERRED BY THIS INSTRUMENT GRANTOR EXPRESSLY DISCLAIMS AND NEGATES: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     The references herein to Permitted Exceptions and to Refinery Site Encumbrances and other matters are for the purpose of defining the nature and extent of Grantor's warranty and shall not be deemed to ratify or create any right in third parties.

     This Instrument shall bind and inure to the benefit of Grantor and Grantee, and their respective successors and assigns.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.

                    GRANTOR:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation


                         By:________________________________
                            ________________________________
                            _____ President

                    GRANTEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation


                         By:_________________________________
                            _________________________________
                            Executive Vice President

                   ACKNOWLEDGMENT CERTIFICATES


                             GRANTOR

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as ____ President of BLOOMFIELD
REFINING COMPANY, a Delaware corporation.



                         _______________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________




                             GRANTEE

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as Executive Vice President of GIANT
INDUSTRIES ARIZONA, INC., an Arizona corporation.



                         _______________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________

                            EXHIBIT F
                  FORM OF BILL OF SALE (PIPELINE)


                           BILL OF SALE
                            (Pipeline)


     This Bill of Sale (this "INSTRUMENT"), dated as of ___________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), and GARY-WILLIAMS ENERGY CORPORATION, a Delaware corporation ("GWEC"), both with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("GRANTEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255. BRC and GWEC shall collectively be referred to as ("GRANTORS").

     Grantors and Grantee are parties to that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of August 8, 1995, wherein Grantors agreed to sell and transfer to Grantee and Grantee agreed to purchase and accept delivery of, certain property, interests and rights as more specifically described therein. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Purchase Agreement. This Instrument is being delivered pursuant to the Purchase Agreement and shall be construed and interpreted consistently therewith.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantors, Grantors have sold and transferred, and do hereby sell and transfer, to Grantee all of Grantors' right, title and interest in and to the following (collectively, the "Property"):

          1. All equipment, tools, instruments, machines, parts, materials, substances, systems, supplies, rolling stock, furniture, catalysts and chemicals, communications systems and licenses, vehicles, electronic systems and computers associated with, related to or used in connection with the Pipeline and the Pipeline Business; and

          2. All facilities, units, buildings, structures, fixtures, terminals, pipelines, tanks and other storage facilities and similar property used in the refining, processing, treating, transporting or storage of crude oil and refined products associated with, related to or used in connection with the Pipeline or the Pipeline Business, including, without limitation, all pipes, pumps and pumping stations.

There is specifically excepted and reserved from the terms of this Instrument, and the term "Property" shall not include (a) the Accounts Receivable, the Excluded Contracts and all assets of Grantors and their Affiliates not associated with, related to or used in connection with the Businesses, including without limitation (i) the Bluebell and Altonah gas plants and related gathering systems located in Uintah and Duchesne Counties, Utah,
(ii) Grantors' airplane and hangar, and (iii) the stock of Gary-Williams Acquisition Company, Gary-Williams Retail Company and Gary-Williams Production Company; and (b) (i) the computers, software (excluding the Refinery linear program), trademarks, office equipment and supplies and other fixed assets located in the ordinary course of business in Grantors' offices in Denver, Colorado, (ii) all fixed assets located in the ordinary course of business in Denver or Arapahoe Counties, Colorado, (iii) all sulphur credits earned prior to the Effective Time, and (iv) the stock of BRC.

     This Instrument is executed without warranty of any kind, either express or implied, except that, subject to Permitted Exceptions (as defined in Schedule I attached hereto), Grantors specially warrant and agree to defend the title of Grantee, and its successors or assigns, against liens and security interests created by, through or under Grantors, but not otherwise.

     Except as otherwise provided in the Purchase Agreement, Grantee hereby accepts the transfer set forth in this Instrument and assumes and agrees to pay, perform and discharge all duties, liabilities and obligations appurtenant to the Property arising after the Effective Time, including the Permitted Exceptions.

     Grantors also hereby transfer to Grantee, and its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the claims, defenses, indemnities covenants and warranties, if any, that Grantors are entitled to enforce with respect to the Property against Grantors' predecessors.

     The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Property is transferred without any implied warranties or covenants; and fixtures and personal property, if any, transferred by this Instrument are transferred "AS IS," "WHERE IS" and "WITH ALL FAULTS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY FIXTURES OR PERSONAL PROPERTY TRANSFERRED BY THIS INSTRUMENT GRANTORS EXPRESSLY DISCLAIM AND NEGATE: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     The references herein to Permitted Exceptions and liens and security interest are for the purpose of defining the nature and extent of Grantors' special warranty of title and shall not be deemed to ratify or create any rights in third parties.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.

                    GRANTORS:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                         GARY-WILLIAMS ENERGY CORPORATION,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                    GRANTEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation

                         By:_____________________________
                            _____________________________
                            Executive Vice President

                           EXHIBIT G
           FORM OF ASSIGNMENT AND CONVEYANCE (PIPELINE)


                   ASSIGNMENT AND CONVEYANCE
                          (Pipeline)


     This Assignment and Conveyance (this "INSTRUMENT"), dated as of ___________, 1995 at 7:00 A.M. local time (the "EFFECTIVE TIME"), is from BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), and GARY-WILLIAMS ENERGY CORPORATION, a Delaware corporation ("GWEC"), both with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, to GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("GRANTEE"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255. BRC and GWEC shall collectively be referred to as ("Grantors").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantors, Grantors have granted and assigned, and do hereby grant and assign, to Grantee all of Grantors' right, title and interest in and to the leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and rights to use the surface described on Exhibit A hereto; together with all other real property, leases, easements, servitudes, rights-of-way, mineral rights, water rights, appurtenant rights, permits, licenses, franchises, grants, certificates and rights to use the surface associated with, related to or used in connection with the Pipeline as described on Exhibit A attached hereto or Grantors' business relating to the transportation of hydrocarbons and hydrocarbon products through the Pipeline; together with all of the fixtures that are real property under applicable law located thereon and all hereditaments and appurtenances thereunto belonging (collectively, the "PROPERTY").

     To have and to hold the Property unto Grantee, and its successors and assigns.

     This Instrument is executed without warranty of any kind, either express or implied, except that, subject to Permitted
Exceptions (as defined in Schedule I attached hereto), Grantors specially warrant and agree to defend the title of Grantee, and its successors and assigns, against liens and security interests created by, through or under Grantors, but not otherwise.

     Grantors also hereby assign and convey to Grantee, and its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the claims, defenses, indemnities covenants and warranties, if any, that Grantors are entitled to enforce with respect to the Property against Grantors' predecessors.

     The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Property is transferred without any implied warranties or covenants; and fixtures and personal property, if any, transferred by this Instrument are transferred "AS IS," "WHERE IS" and "WITH ALL FAULTS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY FIXTURES OR PERSONAL PROPERTY TRANSFERRED BY THIS INSTRUMENT GRANTORS EXPRESSLY DISCLAIM AND NEGATE: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     Separate assignments of the Property may be executed on officially approved forms by Grantors to Grantee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, limitations, warranties, rights, titles, powers and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Property conveyed herein.

     The references herein to Permitted Exceptions and to liens and security interests are for the purpose of defining the nature and extent of Grantors' special warranty of title and shall not be deemed to ratify or create any rights in third parties.

     Executed as of ___________, 1995, to be effective for all purposes as of the Effective Time.


                    GRANTORS:

                         BLOOMFIELD REFINING COMPANY,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                         GARY-WILLIAMS ENERGY CORPORATION,
                           a Delaware corporation

                         By:_____________________________
                            _____________________________
                            ________________ President

                    GRANTEE:

                         GIANT INDUSTRIES ARIZONA, INC.,
                           an Arizona corporation

                         By:_____________________________
                            _____________________________
                            Executive Vice President

                   ACKNOWLEDGMENT CERTIFICATES

                             GRANTORS

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as ____ President of BLOOMFIELD
REFINING COMPANY, a Delaware corporation.


                              ___________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________






STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as ____ President of GARY-WILLIAMS
ENERGY CORPORATION, a Delaware corporation.


                              ___________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________

                             GRANTEE

STATE OF _____________        )
                              ) ss.
_______ COUNTY OF ____________)

     This instrument was acknowledged before me on _____________, 1995, by __________________ as Executive Vice President of GIANT
INDUSTRIES ARIZONA, INC., an Arizona corporation.


                              ___________________________
[NOTARIAL SEAL]               Notary Public

     My commission expires:  _______________________

                            EXHIBIT H
                 FORM OF GUARANTEE AND AGREEMENT


                     GUARANTEE AND AGREEMENT


     This Guarantee and Agreement (this "AGREEMENT"), dated as of ___________, 1995, is from GIANT INDUSTRIES, INC., a Delaware corporation, with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255 ("GUARANTOR"), and to and for the benefit of BLOOMFIELD REFINING COMPANY, a Delaware corporation ("BRC"), with an address of 370 Seventeenth Street, Suite 5300, Denver, Colorado 80203, and its successors and assigns.

                             RECITALS

     Gary-Williams Energy Corporation, a Delaware corporation ("GWEC"), BRC and Giant Industries Arizona, Inc., an Arizona corporation ("GIANT ARIZONA") entered into that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of August 8, 1995, wherein Sellers agreed to sell and transfer to Giant Arizona, and Giant Arizona agreed to purchase and accept delivery of, certain property, interests and rights as more specifically described in the Purchase Agreement. As set forth in Section 2.02 of the Purchase Agreement the consideration to be paid by Giant Arizona under the Purchase Agreement, included an "Earnout," if and when earned, as more specifically described in Schedule 1.01.1 to the Purchase Agreement (the "EARNOUT"). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Earnout.

     Guarantor owns all of the outstanding shares of stock of Giant Arizona, and Guarantor, and the other direct and indirect subsidiaries of Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation. It is a condition to the consummation of the transactions provided for in the Purchase Agreement that Guarantor shall have executed and delivered this Agreement.

                            AGREEMENT

     In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce Sellers to proceed with the consummation of the transactions provided for in the Purchase Agreement, Guarantor hereby agrees as follows:

     1. RATIFICATION. Guarantor hereby ratifies and agrees to be bound by the provisions contained in Subsection 3.01(c) and Section
3.02 of the Earnout.

     2. GUARANTEE. Guarantor hereby guarantees the duties and obligations of Giant Arizona under the Earnout (the "Obligations") as follows:

          (a) If and whenever Giant Arizona fails for any reason whatsoever punctually to pay or perform any of the Obligations, Guarantor shall cause each and every such Obligation to be paid or performed on demand as if Guarantor instead of Giant Arizona were expressed to be the primary obligor of such Obligations to the intent that BRC shall receive the same amounts and benefits as would have been receivable had such payments or performances had been made by Giant Arizona.

          (b) If any payment received by BRC shall, on the subsequent bankruptcy, insolvency, corporate reorganization or other similar event applying to Giant Arizona, be avoided or set aside under any laws relating to bankruptcy, insolvency, corporate reorganization or other such similar event, such payments shall not be considered as discharging or diminishing the liability of Guarantor, and the guarantee contained herein shall continue to apply as if such payment had at all times remained owing by Giant Arizona and Guarantor shall indemnify BRC with respect thereto.

          (c) Guarantor hereby agrees that its obligations under the guarantee contained herein shall be unconditional and irrevocable and that Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against Giant Arizona of, or of any defense or counterclaim whatsoever available to Giant Arizona in relation to, the Obligations, whether or not any action has been taken to enforce the same or any judgment obtained against Giant Arizona, whether or not any time or indulgence has been granted to Giant Arizona by or on behalf of BRC, whether or not there have been any dealings or transactions between Giant Arizona and BRC, whether or not BRC has changed its status, functions, control or ownership, whether or not the Earnout has been amended, changed or otherwise modified, and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defense of a guarantor. Accordingly, the validity of the guarantee contained herein shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the Obligations and this guarantee shall not be discharged nor shall the liability of Guarantor under the guarantee contained herein be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal obligor.

          (d) In furtherance of the foregoing and not in limitation thereof, no action or inaction by or on behalf of Giant Arizona, Guarantor or BRC or any other person and no change of law or circumstances shall affect, release or diminish Guarantor's obligations, liabilities, agreements or duties hereunder. Guarantor hereby expressly agrees that BRC may, from time to time, without notice to or the consent of Guarantor (i) amend, change or modify, in whole or in part, the Earnout, (ii) give or refuse to give any waivers or other indulgences, or neglect, delay, fail or refuse to take or prosecute any action in connection with the Earnout, (iii) change, rearrange, extend or renew the time, terms, or manner for payment or performance of any of Giant Arizona's obligations or duties, and (iv) compromise or settle any duties or obligations under the Earnout. Furthermore, the guarantee contained herein is a continuing guarantee and shall apply to and cover the Earnout and all renewals, extensions, amendments, modifications, supplements or restatements thereof.

          (e) BRC may invoke the benefits of the guarantee contained herein before pursuing any remedies against Giant Arizona or any other person. BRC may maintain an action against Guarantor on the guarantee contained herein without joining Giant Arizona therein and without bringing a separate action against Giant
Arizona.

          (f) Guarantor hereby waives diligence, presentment, demand of payment, filing or claims with a court in the event of dissolution, liquidation, merger or bankruptcy of Giant Arizona, any right to require a proceeding first against Giant Arizona, protest or notice with respect to the Obligations and all demands whatsoever and hereby covenants that the guarantee contained herein shall be a continuing guarantee which will not be discharged except by complete payment and performance of the Obligations.

          (g) Notwithstanding anything contained in this Agreement to the contrary, Guarantor shall have the same rights as Giant
Arizona has to assert any defense or claim under the Purchase
Agreement as a defense to this guarantee.

     3. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to BRC as follows:

          (a) ORGANIZATION. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Guarantor is duly qualified to carry on its business in the State of New Mexico.

          (b) POWER AND AUTHORITY. Guarantor has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its other obligations under this Agreement. This Agreement does not violate, and is not in conflict with, any provision of Guarantor's charter, bylaws or governing documents, or any agreement or instrument to which Guarantor is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Guarantor.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Guarantor.

          (d) BINDING OBLIGATIONS. This Agreement has been duly executed and delivered on behalf of Guarantor, and constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

     4. MISCELLANEOUS. This Agreement shall bind Guarantor and inure to the benefit of BRC and its permitted successors and assigns under the Earnout. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. A waiver of any term, provision or condition of this Agreement in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     Executed as of the date first set forth above.

                              GIANT INDUSTRIES, INC., a Delaware
                                corporation

                              By:_______________________________
                                 Fredric L. Holliger, Executive
                                 Vice President

                   ACKNOWLEDGMENT CERTIFICATE

STATE OF __________________   )
                              ) ss.
_______ COUNTY OF _________   )

          This instrument was acknowledged before me on ______________, 1995, by FREDRIC L. HOLLIGER as Executive Vice
President of GIANT INDUSTRIES, INC., a Delaware corporation.

          Witness my hand and official seal.

                              ________________________________
[NOTARIAL SEAL]               Notary Public

          My commission expires:

                          EXHIBIT I
                FORM OF SELLERS' CERTIFICATE


     Bloomfield Refinery Company, a Delaware corporation, and Gary-Williams Energy Corporation, a Delaware corporation (collectively, "SELLERS"), hereby certify as follows with respect to that certain Purchase and Sale Agreement, dated as of August 8, 1995 (the "AGREEMENT"), among Sellers and Giant Industries Arizona, Inc., an Arizona corporation ("Buyer").

     1. Those representations and warranties of Sellers contained in Section 3.01 of the Agreement are true at and as of the date hereof in all material respects.

     2.   Those covenants and agreements of Sellers contained in
Section 4.01 of the Agreement have been performed in all material respects.

     3. Those conditions to Sellers' obligations contained in Sections 6.01 and 6.03 of the Agreement have been satisfied to the satisfaction of Sellers or waived by Sellers.

     Executed as of the _____ day of _______________, 1995.


                            BLOOMFIELD REFINING COMPANY


                            By:_____________________________
                               __________President


                            GARY-WILLIAMS ENERGY CORPORATION


                            By:_____________________________
                               __________President

                          EXHIBIT J

                  FORM OF BUYER'S CERTIFICATE


     Giant Industries Arizona, Inc., an Arizona corporation
("BUYER"), hereby certifies as follows with respect to that certain Purchase and Sale Agreement, dated as of August 8, 1995 (the
"AGREEMENT"), among the Buyer and Bloomfield Refining Company, a
Delaware corporation, and Gary-Williams Energy Corporation, a
Delaware corporation (collectively, "Sellers").

     1. Those representations and warranties of Buyer contained in Section 3.02 of the Agreement are true at and as of the date hereof in all material respects.

     2.   Those covenants and agreements of Buyer contained in
Section 4.02 of the Agreement have been performed in all material respects.

     3. Those conditions to Buyer's obligation contained in Sections 6.02 and 6.03 of the Agreement have been satisfied to the satisfaction of Buyer or waived by Buyer.

     Executed as of the _____ day of _____________________, 1995.


                            GIANT INDUSTRIES ARIZONA, INC.


                            By:________________________________
                               _________ President

                          EXHIBIT K

            FORM OF NON-FOREIGN STATUS CERTIFICATE

     ___________________________, a _____________ corporation
("SELLER"), hereby certifies as follows with respect to that certain Purchase and Sale Agreement, dated as of August 8, 1995 (the "AGREEMENT"), among Seller, _________________ a corporation, as Sellers, and _____________________________________, a
_______________ corporation ("Buyer"), as Buyer, and pursuant the Foreign Investment and Real Property Tax Act of 1980, as amended.

     1. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate alien (as those terms are defined in the Internal Revenue Code of 1986 as amended (the "Code")) and the Treasury Regulations thereunder.

     2. Seller's United States of America employer identification number is ________________.

     3.   Seller's office address is ______________________________
__________________________________________________________.


Attest:                         ______________________________

                                By:___________________________
                                   ___________________________
___________________________        _______________ President
By:________________________
   Secretary

(Seal)

                        ACKNOWLEDGMENT

State of __________________)
                           ) ss.
_______ County of _________)

     The foregoing instrument was acknowledged before me this _____ day of ____________, 19___, by ______________ as __________________
of the _____________________________.

         Witness my hand and official seal.

         My commission expires:

                              _______________________________

  CONFIDENTIAL TREATMENT REQUESTED AND EXHIBIT FILED WITH THE SEC
                      UNDER SEPARATE COVER


                           EXHIBIT L


           GIANT INDUSTRIES, INC.
         23733 NORTH SCOTTSDALE ROAD
            SCOTTSDALE, AZ 85255

    P.O. BOX 12999, SCOTTSDALE, AZ 85255
               (602) 585-8888


             CRUDE OIL CONTRACT


TO: GARY-WILLIAMS ENERGY CORPORATION (GWEC)     DATE:
    370 17th Street, Suite 5300
    Denver CO 80202
                                      GIANT CONTRACT #:7765-MKG-S
-----------------------------------------------------------------
This is to confirm conversations in which the following transaction was agreed upon:

INTENT: It is the intent herein, of both Parties, to share the financial savings of GWEC's
               XXXXXXXXXXXXXXXXXXX Contracts (the
               "Contracts"), listed herein, as now or
               hereafter amended or extended or replaced.
               Contracts are deemed to have been replaced in a situation where GWEC sought a cancellation of contracts shown, and entered into a new contract with the supplier including essentially the same production under similar terms and conditions. In such a replacement contract, the shared financial savings shall only apply to volumes, which were a part of the original contract.

                             Parties           Date       Type
                             -------           ----       ----
               GWEC and XXXXXXXXXX   10/14/94  XXXXXXXXXX
               GWEC and XXXXXXXXXX   03/02/95  XXXXXXXXXX
               GWEC and XXXXXXXXXX   06/20/91  XXXXXXXXXX
               GWEC and XXXXXXXXXX   06/29/90  XXXXXXXXXX
               GWEC and XXXXXXXXXX   09/06/90  XXXXXXXXXX
               GWEC and XXXXXXXXXX   12/09/94  XXXXXXXXXX
               GWEC and XXXXXXXXXX   08/16/94  XXXXXXXXXX

MONTHLY PAYMENT TO
GIANT FROM GWEC:
               Payment shall be made by GWEC on or before the 25th day of the month following the month of delivery as it relates to all XXXXXXXXXX Contracts. A good faith estimate payment shall be made by GWEC on or before the last day of the month following the month of delivery as it relates to the XXXXXXXXXX Contract. The good faith estimate payment shall be adjusted to the then current actual volumes and values on or before the 10th day of the fourth month following the month of delivery. Further payment adjustments shall be made monthly as they occur. All payments shall be made by bank wire transfer in immediately available funds to a bank into an account as designated by the recipient of the payment. Each month GWEC shall issue to Giant a complete statement supporting all payments and adjustments.
               GWEC's payment each month to Giant shall equal a percent, as shown below, of the difference between XXXXXXXXXXXXXXXXXX figure as published by Platt's Oilgram
               Price Report ("Platts"), for the month of delivery, and GWEC's Purchase Price of crude oil under the Contracts for the same month, multiplied by GWEC's monthly receipts from Contracts shown above.

                                                  Percentage
                                                  ----------
                                            Retained by   Paid to
                                               GWEC        Giant
                                            -----------   -------
               From (Date of Closing) to
               Six Months After Closing        XXX        XXX
               (Next Six Months)               XXX        XXX
               (Thereafter to Termination)     XXX        XXX

TERM:          A period of time equal in length to the
               earlier of (i) the expiration or
               cancellation of the Contracts, as now or hereafter amended or extended or replaced;
               or (ii) December 31, 2001; or, (iii)
               termination of Giant's obligation to make
               Earnout Payments pursuant to Schedule
               1.01.1 of the Purchase and Sale Agreement among Bloomfield Refining Company, GWEC, and Giant Industries Arizona, Inc., dated
               August 8, 1995 (the "Purchase and Sale
               Agreement").  The XXXXXXXXX Company/GWEC
               Contract dated March 2, 1995 shall cease being a part of this Agreement on June 30, 1996.

COVENANTS:     GWEC agrees to at all times conduct their
               operations in good faith so as not to
               subvert the intent of the parties herein.

AUDITS: (a) Giant, or its designated independent auditing firm, shall have the right to review and audit the books and records of GWEC respecting the payments required herein. GWEC shall provide Giant with any information required to determine such payments. Except as provided below, Giant shall bear the costs of any audit conducted by it. Giant shall maintain the confidentiality of all nonpublic information relating to GWEC.

               (b) Each payment shall be final unless
               Giant gives written objection within one year after the payment.

               (c) All late payments and all amounts found to be due to Giant shall bear interest at the lesser of 10 percent per annum and the maximum legal rate. If Giant objects to a payment, the payment shall not be final until it is resolved by agreement of the parties or by arbitration pursuant to this Agreement. Payments due to reasonable and customary accounting adjustments are not subject to the interest penalty described herein.

ARBITRATION:   (a) The parties agree to submit all
               controversies, claims and matters of
               difference relating to the determination of payments to arbitration.

               (b) The party desiring arbitration shall so notify the other party, identifying in reasonable detail the matters to be arbitrated and the relief sought.
               Arbitration hereunder shall be by a partner or member in a neutral national certified public accounting firm not affiliated with either party. The American Arbitration
               Association ("AAA") shall submit a list of persons meeting the criteria outlined above and the parties shall mutually agree upon the arbitrator. In the event that the parties fail to select an arbitrator as required above, the AAA shall select the arbitrator.

               (c) All matters arbitrated hereunder shall be arbitrated in Albuquerque, New Mexico and shall be governed by New Mexico law.
               Arbitration shall be conducted in
               accordance with the Commercial Arbitration rules of the AAA, except to the extent such Rules conflict with the express provisions of this Agreement (which shall prevail in the event of such conflict). The arbitrator shall conduct a hearing no later than 60 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrator within 30 days of the hearing. Any award entered shall be made by a written opinion stating the reasons for the award made.

               (d) This submission and agreement to
               arbitrate shall be specifically
               enforceable.

               (e) If the arbitration award reflects an underpayment of the disputed payment by an amount greater than five percent of the correct amount, GWEC shall pay the AAA's fees, the arbitrator's fee, and Giant's audit costs and attorneys' and experts' fees, provided these fees are reasonable.
               Giant shall pay the AAA's fees, the
               arbitrator's fees, and GWEC attorneys' and experts' fees, if the arbitration award reflects that the disputed payment was equal to or greater than the correct amount. Giant shall pay the AAA's fees and the arbitrator's fees, and each Party shall pay its own attorneys' and experts' fees, if the arbitration award reflects an underpayment of the disputed payment by an amount up to five percent of the correct amount.

ADDITIONAL
PROVISIONS:    GWEC'S "Purchase Price" of the barrels
               shall be defined as the per barrel monthly weighted average price (i) paid to the supplier; plus or minus as applicable (ii) all reasonable pipeline charges, or credits, paid to or received from any other entity that are directly related to the transportation or exchange of the barrels that are the subject of the Contracts to a Platt's trading location, including, but not limited to, tariffs, line loss and gravity and sulfur bank fees or credits, provided said charges are not included in the price paid to the supplier; plus or minus as applicable (iii) all trading differentials for the month of delivery as published by Platt's for the respective quality from the trading locations into WTI at Cushing, Oklahoma; plus (iv) any reasonable and customary accounting adjustments necessary due to volume imbalances or other factors; plus (v) any monthly administrative fees paid under the Contracts.

               GWEC shall account to Giant for any
               rebates/additional charges when received or paid.

PLEASE RETURN WHITE COPY TO GIANT REFINING COMPANY.  THANK YOU.

GARY-WILLIAMS ENERGY CORPORATION (GWEC)

BY_____________________________________

GIANT REFINING COMPANY (GIANT)

BY_____________________________________

                        SCHEDULE 1.01.1

                            EARNOUT

     This Schedule 1.01.1 is part of the Purchase and Sale Agreement (the "PURCHASE AGREEMENT") among Bloomfield Refining Company, a Delaware corporation ("BRC"), Gary-Williams Energy Corporation, a Delaware corporation ("GWEC") (collectively, "SELLERS"), and Giant Industries Arizona, Inc. ("BUYER") and provides for the payment by Buyer of an Earnout, as defined in the Purchase Agreement for the Refinery.

                            ARTICLE I
                           DEFINITIONS

     As used in this Schedule, the following terms shall have the following meanings.

     "AFFILIATE" when used with respect to any person, shall mean any entity directly or indirectly controlling, controlled by or under common control with such person.

     "CINIZA REFINERY" shall mean that refinery owned by Buyer located near Gallup, New Mexico.

     "DEEMED DAILY REFINERY CAPACITY" shall mean 14,700 barrels per day for calendar years 1997 and 2001, and 16,000 barrels per day for all other periods. Subject to the provisions of Section 5.01 regarding Force Majeure, the Deemed Daily Refinery Capacity shall be used to determine the Earnout Payment as provided below regardless of the actual level of production from or capacity of the Refinery or the Ciniza Refinery.

     "EFFECTIVE TIME" shall have the meaning ascribed to such term in the Purchase Agreement.

     "FORCE MAJEURE" shall mean any cause or causes beyond the control of Buyer that materially prevents Buyer from operating either the Refinery or the Ciniza Refinery in the same manner that it had been operating the refineries prior to the occurrence of such cause, including but not limited to the following: acts of God; fire; storm; flood; earthquake; wash outs; explosions; accidents; acts of public enemy; rebellion; strikes; lock-outs; disputes or differences with workmen; labor shortages; industry disturbances; failure of power or utilities; interruption, disruption or breakdown of supply, production, manufacture, storage, transportation, sales, distribution, or delivery; breakage or accident to machinery, equipment or pipelines; and restrictions or restraints imposed by law or by rule, regulation or order of governmental authorities, whether federal, state or local (but not including any increased costs of compliance with existing or future laws, rules, regulations or orders); provided, however, that neither lack of money, changes in market conditions nor reduced availability of raw materials due to natural decline or increased costs of raw materials shall constitute Force Majeure.

     "GIANT" shall mean Giant Industries, Inc., a Delaware corporation.

     "REFINERY MARGIN" shall mean the refinery-sourced revenues (including all business interruption insurance proceeds attributable to the Refinery or the Ciniza Refinery that Buyer accrues) less the associated cost of revenues, stated on a per barrel basis for the refinery-sourced sales barrels. The Refinery Margin will be the weighted average for both the Ciniza Refinery and the Refinery. The Refinery Margin calculation shall be based on generally accepted accounting principles applied consistently with Buyer's historical practices used in calculating the "Refinery Margin" that Buyer currently reports in its public filings with the Securities and Exchange Commission.

     The Refinery Margin shall be calculated based on refinery-sourced sales barrels. Refinery-sourced sales barrels shall include refinery direct sales, Affiliate sales, exchange sales, and any other disposition for value, but not outside purchases of finished products (i.e., the number of barrels of such outside products shall not be included in the number of barrels of refinery-sourced sales barrels in determining the per barrel Refinery Margin). Refinery-sourced revenues shall consist of the revenues from sales of the various finished petroleum products manufactured by the applicable refinery and sold, all of which shall be reflected in Buyer's billing system including sales to Affiliates. Revenues shall be adjusted for rebates and credits. Finished product freight and superfund tax and other taxes collected by Buyer (but not taxes levied on the Buyer, e.g. income taxes, etc.) shall be reductions to revenues. Differential income on product exchanges shall also be included in revenues.

     Cost of revenues shall consist of the purchase of raw materials to be manufactured at the refineries (excluding chemicals, operating expenses and catalysts). Raw material cost includes all freight to move the raw materials to the refineries and gains or losses resulting from hedging contracts associated with raw materials. Outside purchases of finished product (net of revenues) shall be included in cost of revenues. Gains or losses from raw materials exchanges shall be included in cost of revenues (including as gains all payments to Buyer by GWEC under that Crude Oil Contract to be executed by GWEC and Buyer pursuant to Section 7.03(k) of the Purchase Agreement. Inventory changes shall also be reflected in the cost of revenues and shall be stated at the lower of cost or market with cost determined by the last-in, first-out method of accounting. Finished products shall be valued in inventory based on a relative sales value method. Gains and losses resulting from speculative contracts associated with raw materials or finished products shall not be included in cost of revenues. Produced fuel consumed in refinery operations shall be included in refinery-sourced revenues and in the cost of revenues so as to have no effect on the Refinery Margin.

     Affiliates of Buyer may supply raw materials, purchase finished products from Buyer, and provide associated transportation services. Transactions with Affiliates shall continue to be priced competitively with similar bona fide arms' length transactions and in a manner consistent with Buyer's historical practices. The transportation cost for crude oil shipped through the Pipeline shall be the tariff charge, as in effect from time to time, provided that Buyer may seek increases in the tariff charge only to reflect increased Pipeline operating or capital costs determined in a manner consistent with the manner in which the tariff has historically been set for the Pipeline.

     If the Ciniza Refinery ceases to be owned by Buyer or an Affiliate of Buyer, the Refinery Margin shall be calculated by reference to the Refinery only and not the Ciniza Refinery.

     "PERMITTED LIEN" shall mean the following:

          (i) liens for taxes or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and which have been reserved against if required by generally accepting accounting practices consistently applied;

          (ii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business securing amounts not yet due and payable and which have been reserved against if required by generally accepting accounting practices consistently applied;

        (iii) liens, burdens and encumbrances burdening the Refinery or the Pipeline at the time the same are conveyed to Buyer; and

         (iv) easements, rights-of-way, and servitudes that do not interfere materially with the operation of the affected asset.

     "PIPELINE" shall mean the raw materials pipeline located in San Juan County, New Mexico delivering crude oil to the Refinery.

     "REFINERY" shall mean the refinery commonly known as the Bloomfield Refinery located near Bloomfield, New Mexico.

                            ARTICLE II
                             EARNOUT

     2.01 EARNOUT PAYMENTS. On or before 90 days after the end of each calendar year commencing with 1995, Buyer shall pay to BRC by wire transfer at such account as BRC may specify, an amount (the
"EARNOUT PAYMENT") determined as follows:

          (a) If the Refinery Margin is $4.25 or less for the applicable period, no Earnout Payment shall be due.

          (b) If the Refinery Margin is greater than $4.25 but less than or equal to $6.25 for the applicable period, the Earnout Payment shall equal (i) 60% of the amount by which the Refinery Margin exceeds $4.25, MULTIPLIED BY (ii) the sum of the Deemed Daily Refinery Capacity for each day of the applicable period.

          (c) If the Refinery Margin exceeds $6.25 for the applicable period, the Earnout Payment shall equal (i) (A) $1.20, plus (B) 80% of the amount by which the Refinery Margin exceeds $6.25, MULTIPLIED BY (ii) the sum of the Deemed Daily Refinery Capacity for each day of the applicable period.

          (d) The "applicable period" shall be (i) the period from the Effective Time through December 31, 1995, (ii) each calendar year thereafter, and (iii) if the Buyer's obligation to make Earnout Payments terminates pursuant to Section 2.02(b) other than on January 1 of a calendar year, the period from January 1 through the day such obligation terminates.

          (e) The Earnout Payment shall be calculated in accordance with the terms of this Schedule 1.01.1 using generally accepted accounting principles as applied to the refineries' operations, consistently applied from period to period.

          (f) A sample calculation of the Earnout Payment is set forth on Exhibit 2.01(f) hereto.

          (g) If all or substantially all of the Refinery is destroyed by fire or other casualty or taken by condemnation, and the Buyer decides to not replace or rebuild the Refinery, Buyer shall pay to BRC an amount equal to BRC's Share of any insurance proceeds, damage awards and condemnation awards received by Buyer relating to such occurrence or taking. "BRC's Share" shall be a fraction whose numerator shall be 25 multiplied by 1.5 multiplied by the number of Remaining Days and whose denominator shall be (i) 80 multiplied by (ii) the number of days from the Effective Time through December 31, 2001 plus the aggregate number of Force Majeure Days that occurred between the Effective Time and the casualty event or taking; provided that BRC's Share shall not exceed 25/80ths. The "Remaining Days" shall be the number of days from the casualty or taking through December 31, 2001 plus the aggregate number of Force Majeure Days that occurred between the Effective Time and the casualty event or taking. Such payment to BRC shall be treated as an Earnout Payment. Upon receipt of such payment, the obligation of the Buyer to make Earnout Payments shall terminate.

          (h) BRC shall have the right to assign its rights under this Schedule 1.01.1 to any of its or GWEC's Affiliates, subject to the Buyer's right of setoff.

     2.02 TERMINATION.

          (a) Buyer's obligation to make the Earnout Payments shall terminate when BRC has received Earnout Payments with an aggregate net present value (as of the Effective Time) of $25,000,000.00 using a discount rate of 9.75% per annum. Each Earnout Payment shall be discounted from the date it is actually received by BRC to the Effective Time. Buyer will have the right to prepay Earnout Payments using a net present value discount rate of 9.75% per annum.

          (b) The Earnout Payment shall accrue and be payable with respect to the period commencing at the Effective Time and continuing through and including December 31, 2001 plus a period equal to the aggregate number of Force Majeure Days as described in
Section 5.01.

          (c) A sample calculation of the net present value of an assumed hypothetical series of Earnout Payments, and the application of the extension for Force Majeure Days as described in
Section 5.01 is set forth in Exhibit 2.012(f).

                           ARTICLE III
                            COVENANTS

     3.01 COVENANTS OF BUYER. At all times from the date hereof until the termination of Buyer's obligation to make Earnout
Payments, Buyer shall:

          (a) Conduct its operations in good faith so as not to subvert the intent of the parties herein.

          (b) Not mortgage, pledge or hypothecate the Pipeline or the Refinery or create or allow to remain thereon any lien, charge or encumbrance of any character, except Permitted Liens.

          (c) Not assign, sell, convey or otherwise transfer the Refinery (and Giant will not and will not permit its Affiliates, to sell, exchange, or transfer by merger or otherwise a controlling interest in the voting stock of the Affiliate of Giant owning the Refinery) other than to an Affiliate of Giant, unless in either case BRC expressly consents thereto in writing, the transferee expressly agrees to assume and perform all of Buyer's obligations under this instrument and such sale, lease, conveyance, transfer or assignment is made and accepted expressly subject and subordinate to this instrument. Buyer shall remain liable for all of its obligations under this Schedule 1.01.1 notwithstanding any such sale, transfer or assignment.

          (d) Not subcontract or otherwise allow any third party to operate the Refinery, until and unless the successor operator has been approved in writing by BRC, which approval will not be unreasonably withheld, or unless Buyer remains ultimately responsible for the operation of the Refinery.

          (e) Permit authorized representatives of BRC, at a reasonable time based on reasonable notice, but at BRC's risk and expense, to inspect the Refinery.

     3.02 INCORPORATION OF INDENTURE COVENANTS-NO CHANGE OF CONTROL. Giant and Buyer hereby incorporate by reference their covenants set forth in Articles Four and Five of that Indenture attached hereto as Exhibit 3.02 and hereby make such covenants to BRC.

     3.03 REMEDIES. Until the time the Buyer has fully discharged its obligation to make Earnout Payments, if Buyer shall fail to perform or observe, in any material respect, any of its obligations or covenants, BRC may recover damages and seek other remedies available to BRC at law or in equity.

                            ARTICLE IV
                            REPORTING

     4.01 REPORTS. Buyer shall deliver to Seller the following statements and reports:

          (a) Quarterly, within 45 days after the end of each quarter for which such report is given and to the extent such information is available, a report reflecting the calculation of Refinery Margin for the quarter and year-to-date.

          (b) With each Earnout Payment, of if no Earnout Payment is due, a statement, prepared and certified by Buyer's Chief Financial Officer, together with the supporting detail, reflecting the calculation of Refinery Margin and the Earnout Payment for the applicable period.

     4.02 AUDITS.

          (a) BRC, or it designated independent auditing firm, shall have the right to review and audit the books and records of Buyer respecting the calculation of Refinery Margin. Buyer shall provide BRC with any information required to determined Refinery Margin. Except as provided in Section 4.03(e), BRC shall bear the costs of any audit conducted by it. BRC shall maintain the confidentiality of all non-public information relating to Buyer or the refineries.

          (b) Each Earnout Payment shall be final unless BRC gives written objection following completion of its audit, as described in Section 4.02(a), within one year after the Earnout Payment.

          (c) All late payments of Earnout Payments and all amounts found to be due to BRC shall bear interest at the lesser of 15 percent per annum and the maximum legal rate. If BRC objects, the Earnout Payment shall not be final until it is resolved by agreement of the parties or arbitration pursuant to Section 4.03. If Buyer pays the interest due on a late Earnout Payment or other amounts found to be due, the net present value of such Earnout Payment for purposes of Section 2.02(a) shall be determined by discounting such Earnout Payment from the date on which it was due and payable, notwithstanding that it was later paid.

     4.03 ARBITRATION.

          (a) The parties agree to submit all controversies, claims and matters of difference relating to the determination of Earnout Payments to arbitration.

          (b) The party desiring arbitration shall so notify the other party, identifying in reasonable detail the matters to be arbitrated and the relief sought. Arbitration hereunder shall be by a partner or member in a neutral national certified public accounting firm not affiliated with either party. The American Arbitration Association ("AAA") shall submit a list of persons meeting the criteria outlined above and the parties shall mutually agree upon the arbitrator. In the event that the parties fail to select an arbitrator as required above, the AAA shall select the arbitrator.

          (c) All matters arbitrated hereunder shall be arbitrated in Albuquerque, New Mexico and shall be governed by New Mexico law. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except to the extent such Rules conflict with the express provisions of this Section 4.03 (which shall prevail in the event of such conflict). The arbitrator shall conduct a hearing no later than 60 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrator within 30 days of the hearing.

          (d) This submission and agreement to arbitrate shall be specifically enforceable.

          (e) If the arbitration award reflects an underpayment of the disputed Earnout Payment by an amount greater than five percent of the correct amount, Buyer shall pay the AAA's fees, the arbitrator's fees, and BRC's audit costs and attorneys' and experts' fees, provided those fees are reasonable. BRC shall pay the AAA's fees, the arbitrator's fees, and the Buyer's attorneys' and experts' fees (provided those fees are reasonable), if the arbitration award reflects that the disputed Earnout Payment was equal to or greater than the correct amount. BRC shall pay the AAA's fees and the arbitrator's fees, and each Party shall pay its own attorneys' and experts' fees, if the arbitration award reflects an underpayment of the disputed Earnout Payment by an amount up to five percent of the correct amount.

                            ARTICLE V
                          MISCELLANEOUS

     5.01 FORCE MAJEURE. In the event that Buyer is rendered unable by reason of an event of Force Majeure to operate the Refinery and the Ciniza Refinery at a combined production level of at least 32,000 barrels of refined products per day, Buyer shall give BRC written notice and full particulars of any event of Force Majeure within 10 days thereafter. Each such day so specified in a timely notice from Buyer shall be called a "FORCE MAJEURE DAY" provided that no such day for which Buyer receives business interruption insurance (without regard to the amount of such coverage) shall be a Force Majeure Day. Except as provided in
Section 2.01(g), Buyer shall remedy Force Majeure conditions as soon as reasonably possible, including repairing or rebuilding the Refinery and the Ciniza Refinery.

     5.02 TREATMENT FOR TAX PURPOSES. BRC and Buyer shall treat and report the Earnout Payments under the installment method of accounting for taxation purposes within the meaning of section 453 of the Internal Revenue Code and as "non-quotable contingent payout" within proposed Treas. Reg. S.S. 1.1275-4(c)(4).

     5.03 NOTICES. All notices and communications required or permitted under this Schedule 1.01.1 shall be in writing and shall be addressed as follows:

          IF TO SELLERS:

          Bloomfield Refining Company
          Gary-Williams Energy Corporation
          370 Seventeenth Street, Suite 5300
          Denver, Colorado  80202
          Attention:   David J. Younggren

          IF TO BUYER:

          Giant Industries Arizona, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85254
          Attention: Frederic L. Holliger

     5.04 AMENDMENT. This Schedule 1.01.1 may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver.

     5.05 GOVERNING LAW. This Schedule 1.01.1 and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New Mexico.

     5.06 LEGAL RATE. Notwithstanding anything to the contrary herein, no portion of any payment made hereunder that is treated as interest for purposes of any usury or other limitation on the rate of interest that may be charged shall exceed the maximum legal rate permitted under applicable law, and, if any such rate is found to exceed the maximum legal rate, Buyer shall be required to pay only the maximum legal rate.

Exhibit 2.0100

Sample calculations of the Earnout Payment


Example Year                         1996      1996
                                  ---------  ---------
Base margin                            4.25       4.25
Example margin                         6.25       6.75
Difference                             2.00       2.50       2.00       0.50
                                             ---------
Earnout percentage                      60%                   60%        60%
Earnout margin                         1.20                  1.20       0.40
                                  ---------             ---------  ---------
"Deemed Daily Refinery Capacity"     16,000                16,000     16,000
Number of days                          366                   365        365
Annual refinery capacity          5,840,000             5,840,000  5,840,000
                                  =========             =========  =========
"Earnout Payment"                 7,008,000  9,344,000  7,008,000  2,336,000
                                  =========  =========  =========  =========

Exhibit 2.0200

Sample calculation of the net present value of an assumed hypothetical series of Earnout Payments

                                                                                     Net
                                                                                   Present
                              1997      1998      1999      2000      2001   2002   Value
                           --------- --------- --------- --------- --------- ----  -------
Assumed "Earnout Payments"

   1996                    7,008,000                                                6,385,421
   1997                            0 6,438,600                                      5,345,427
   1998                            0         0 7,008,000                            5,301,277
   1999                            0         0         0 7,008,000                  4,830,321
   2000                            0         0         0         0 4,995,901        3,137,554
   2001                            0         0         0         0         0 0              0
                                                                                   25,000,000

Note 1: Assumed "Effective Time" is January 1, 1996

Note 2: Assumed "Earnout Payment" date is January 1 of each subsequent year

Example of application of the extension for Force Majeure Days

If an explosion at the Refinery shuts it down for a period of 45 days in 1996, and the deductible period for business interruption insurance is 15 days, then the Earnout Payment period is extended through January 15, 2002. If the explosion was not covered by business interruption insurance, then the Earnout Payment period is extended through February 14, 2002. In the first example, the Force Majeure Days are 15 days since that is the period not covered by business interruption insurance. In the second example, the Force Majeure Days are 45 days since the incident was not covered by business interruption insurance. In either case, the complete cessation of production at the Refinery would reduce the combined production level of both refineries to less than 32,000 barrels of refined products per day.

Prior to the Closing, the parties shall jointly expand Exhibit
2.01(f) to explain in reasonable detail the computation of Refinery Margin for the Refinery and the Ciniza Refinery using the accounting information for calendar year 1994.

                        SCHEDULE 1.01.2

                      Excluded Contracts

    CONTRACT
   DESCRIPTION               PARTIES           DATE      NOTES

Crude Purchase       Gary-Williams Energy     6/1/87  Amendment #28
Contract-On Shore    Corporation ("GWEC")
                     and U.S. Minerals
                     Management Service
                     ("MMS")

Crude Purchase       GWEC and U.S. MMS        10/14/94
Contract-Royalty-
in-Kind

Crude Contract       GWEC and Conoco          9/6/90

Crude Contract       GWEC and Unocal Refining 12/9/94
                     & Marketing Division

Crude Contract       GWEC and Texaco Trading  6/29/90
                     and Transportation Inc.

Crude Contract       GWEC and Shell Oil       3/2/95
                     Company

Crude Contract       GWEC and Amoco           8/16/94
                     Production Company

Crude Contract       GWEC and Conoco Inc.     5/22/95

Crude Contract       GWEC and Mobil Oil       6/20/91
                     Corporation

Marketing Agreement  GWEC and Bloomfield      7/1/91
                     Refining Company

Management Agreement GWEC and Bloomfield      7/1/91
                     Refining Company

                        SCHEDULE 1.01.3

      PROCESSING UNITS, SHIPPING FACILITIES AND TERMINALS


REFINERY UNITS

Crude Distillation Unit.

Catalytic Reforming Unit.

Fluid Catalytic Cracking Unit (FCCU).

Catalytic Polymerization (Cat/Poly) Unit.

Distillate Hydrotreater.

Naphtha Hydrotreater.

Sulfur Recovery Unit.

Merox Treaty Unit (LPG).

Merox Treaty Unit (Jet Fuel).


SUPPORTING REFINERY FACILITIES

Refinery Tankage: 630,000 barrels of total storage, along with additive addition systems.

Crude Oil and Other Product Truck Unloading Facilities: Five truck unloading stations.

Product Truck Loading: Four-bay product truck terminal, with cardlock, mixing, additive, computer and other peripheral systems.

Office and Lab:  Laboratory facility and an office building.

Fire and Safety Systems: The fire fighting system, includes process area, tank farm, product rack, and crude and LPG unloading area fire loop headers, a 65,000 barrel firewater reservoir tank and a 1500 gpm diesel-driven firewater pump.

Steam Generation Systems: Water Treatment System and two natural gas fired boilers for steam generation.

Cooling Water System: Two main cooling towers, water distribution and treating systems.

Electrical System.

Process Water Disposal System.

Maintenance and Warehouse Facilities.

Vapor Relief and Flare System.

                        SCHEDULE 1.01.4

                         REFINERY SITE

The South One-Half of the Northwest Quarter (S1/2NW1/4); The Northeast Quarter of the Southwest Quarter (NE1/4SW1/4); The North One-Half of the Northwest Quarter of the Southwest Quarter (N1/2NW1/4SW1/4) and the Southeast Quarter of the Northwest Quarter of the Southwest Quarter (SE1/4NW1/4SW1/4) of Section 26;
AND
     The Southeast Quarter of the Northeast Quarter (SE1/4NE1/4) and the North One-Half of the Northeast Quarter of the Southeast Quarter (N1/2NE1/4SE1/4) of Section 27;
AND
     The West One-Half of the Northeast Quarter (W1/2NE1/4) of
Section 27;
EXCEPT the following part of said tract, to wit:
BEGINNING at the Northwest corner of said tract;
THENCE South 30 feet;
THENCE east parallel to the north line of said tract, 676.6 feet; THENCE North 30 feet;
THENCE West along the North line of said tract 676.6 feet to the place of beginning.
AND;
     BEGINNING at a point which is 826.08 feet North 31 degrees 16' East from the West Quarter Corner of said Section 27;
THENCE North 7 degrees 55' East 135.0 feet along the East Right of Way of State Highway #44;
THENCE South 82 degrees 05' East 161.3 feet;
THENCE South 7 degrees 55' West 135.0 feet;
THENCE North 82 degrees 05' West 161.3 feet to the point of beginning.
AND;
     A tract of land situated in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) of said Section 27, more particularly described as follow:
BEGINNING at a point which is the center of said SECTION 27;
THENCE N 00 degrees 23' 49" E along the North-South Centerline of
Section 27, a Distance of 554.30 feet, more or less, to a point on the Easterly Right of Way of the Hammond Canal as described in the San Juan County records in Book 633, Page 243B (Parcel No.
HMC);
THENCE Southwesterly along a non-tangent curve to the left as described in said description 90 feet, more or less;
THENCE South 04 degrees 21' 30" West along a line tangent to said curve 487.17 feet, more or less, along the Easterly Right of Way line of the Hammond Canal to a point on the East-West Centerline of
Section 27;
THENCE North 89 degrees 24' 29" East 79.81 feet along said East-West Centerline to the point of beginning.

All in Township 29 North of Range 11 West, N.M.P.M., San Juan
County, New Mexico.

                        SCHEDULE 1.01.5

                  REFINERY SITE ENCUMBRANCES


1.   Taxes for the year 1995, and thereafter.

2.   Reservations contained in U.S. Patent recorded in Book 59,
     Page 222 and in Book 48, Page 270 all of the San Juan County
     Records.

3. Right of Way Easement from Austin A. Davis, a single person to El Paso Natural Gas Company, dated March 13, 1951, recorded
     January 11, 1952 in Book 172, Page 367 of the San Juan County
     Records.

4. Right of Way Easement From August A. Davis to El Paso Natural Gas Company dated September 22, 1952, recorded November 6,
     1952 in Book 192, Page 171 of the San Juan County Records.

5. Right of Way Easement from Austin A. Davis, a single person to El Paso Natural Gas Company, dated November 29, 1957, recorded December 12, 1957 in Book 352, Page 126 of the San Juan County Records.

6.   Oil and Gas Lease between Austin A. Davis, single and Al
     Greer, dated April 18, 1957, recorded January 2, 1958 in Book 351, Page 154 of the San Juan County Records. Any subsequent assignments thereof.

7.   Order Amending Decree Incorporating Hammond Conservancy
     District in the District Court to the Public dated December 1, 1958, recorded December 2, 1958 in Book 396, Page 85 of the
     San Juan County Records, and the decrees and orders referred to therein.

8.   Right of Way Easement from France R. Bryan and Jo Claire
     Bryan, husband and wife to El Paso Natural Gas Company, dated June 14, 1961, recorded June 19, 1961 in Book 487, Page 42 of the San Juan County Records.

9.   Grant of Right of Way Easement by and between F.R. Bryan and
     Jo Claire Bryan, husband and wife and San Juan County, New
     Mexico, dated November 26, 1962, recorded November 30, 1962 in Book 536, Page 271 of the San Juan County Records.

10. Right of Way Easement by and between Buster Webb and Mrs. Buster Webb, husband and wife and The City of Farmington Electric Utility System and the Mountain States
     Telephone & Telegraph Company, dated February 11, 1970, recorded April 24, 1970 in Book 681, Page 594 of the San Juan County Records.

11.  Amended Easement by and between A.R. Webb and Barbara Webb;
     F.M. Webb and Betty Webb and El Paso Natural Gas Company, dated August 4, 1970, recorded September 21, 1970 in Book 686, Page 345 amending easement recorded in Book 487, Page 42 all of the San Juan County Records.

12.  Ratification Agreement of Grant of Easement by A.R. Webb and
     Barbara S. Webb, his wife to MAPCO, Inc., dated August 26,
     1974 recorded September 23, 1974 in Book 733, Page 154 of the San Juan County Records.

13. Grant of Easement from A.R. Webb and Barbara S. Webb, his wife to MAPCO, Inc., a Delaware Corporation dated July 11, 1974, recorded August 9, 1974 in Book 737, Page 55 of the San Juan
     County Records.

14.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc., to El Paso Natural Gas Company, dated June 9,
     1980, recorded July 7, 1980, in Book 885, Page 435 of the San Juan County Records.

15.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc., to El Paso Natural Gas Company, dated June 9,
     1980, recorded July 7, 1980 in Book 885, Page 436 of the San
     Juan County Records.

16.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc. to El Paso Natural Gas Company, dated June 9,
     1980, recorded August 5, 1980 in Book 888, Page 404 of the San Juan County Records.

17.  Right of Way Easement from Plateau, Inc., to Union Texas
     Petroleum Corporation, dated April 2, 1983, recorded April 22, 1983 in Book 962, Page 532 of the San Juan County Records.

18. Right of Way Easement by and between Plateau, Inc., by W.L. Dooley, Vice President and The City of Farmington Electric Utility System and the Mountain States Telephone & Telegraph Company, dated May 11, 1984, recorded June 27, 1984 in Book 996, Page 153 of the San Juan County Records.

19.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc., to Northwest Pipeline Corporation, dated July
     17, 1984, recorded August 3, 1984 in Book 999, Page 226 of the San Juan County Records.

20. Right of Way Easement from Austin A. Davis, a single person, to El Paso Natural Gas Company, dated January 20, 1956, recorded February 6, 1956 in Book 295, Page 52 of the San Juan County Records.

21. Right of Way Easement by and between Kimbell-Campbell Corp., and the Basin Light and Power Company and Mountain States Telephone & Telegraph Company, dated January 27, 1959, recorded April 14, 1959 in Book 414, Page 35 of the San Juan County Records.

22.  Grant of Right of Way Easement by and between F.R. Bryan and
     Jo Claire Bryan, husband and wife, and County of San Juan, New Mexico, dated November 27, 1962, recorded November 30, 1962 in Book 536, Page 272 of the San Juan County Records.

23. Amended Right of Way Easement between Plateau, Inc., by O. L. Garretson, President and El Paso Natural Gas Company, dated
     July 7, 1970, recorded September 21, 1970, in Book 686, Page
     346 of the San Juan County Records.

24.  Amending easement recorded in Book 487, Page 42 of the San
     Juan County Records.

25.  Partial Assignment of Right of Way from Southern Union Gas
     Company to Southern Union Gathering Company, dated January 1, 1964, recorded March 4, 1964 in Book 574, Page 67 of the San
     Juan County Records.

26. Amendment of Partial Assignment of Right of Way between Southern Union Gathering Company, dated February 25, 1964, recorded March 20, 1964 in Book 574, Page 109 amending right of way recorded in Book 574, Page 67 all of the San Juan County Records.

27. Right of Way Easement by and between Plateau, Inc., and the City of Farmington Electric Utility System and the Mountain States Telephone & Telegraph Company, dated June 14, 1976, recorded August 2, 1976 in Book 770, Page 303 of the San Juan County Records.

28. Right of Way Easement by and between Plateau, Inc., and the Mountain States Telephone & Telegraph Company, dated July 23, 1976, recorded September 15, 1976 in Book 773, Page 437 of the San Juan County Records.

29. Grant of Right of Way Easement by and between Plateau, Inc., and Joe M. Kaime and Wilma Jean Kaime, husband and wife, dated March 1, 1977, recorded June 15, 1978 in Book 790, Page 286 of the San Juan County Records.

30. Assignment from El Paso Natural Gas Company to Shell Pipe Line Corporation, dated December 29, 1977, recorded February 24,
     1978, in Book 797, Page 203 of the San Juan County Records.

31. Assignment from Shell Pipe Line Corporation to Plateau, Inc., a New Mexico Corporation and Thriftway Oil Company, a New Mexico Corporation, dated March 29, 1978, recorded May 23, 1978 in Book 826, Page 533 of the San Juan County Records.

32. Grant of Right of Way Easement by and between Plateau, Inc., and Joe W. Kaime and Wilma Jean Kaime, husband and wife, dated June 14, 1979, recorded August 22, 1979 in Book 861, Page 474 to correct right of way recorded in Book 790, Page 286 all of the San Juan County Records.

33.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc., to El Paso Natural Gas Company, dated June 9,
     1980, recorded July 24, 1980 in Book 888, Page 194 of the San Juan County Records.

34.  Assignment from Giant Industries, Inc., an Arizona
     Corporation, to Ciniza Pipe Line, Inc., a New Mexico
     Corporation, dated May 1, 1983, recorded May 6, 1983 in Book
     965, Page 229 of the San Juan County Records.

35. Notice of Right of Way from the United States for the construction of the Hammon Main Canal, dated July 12, 1983, recorded July 12, 1983 in Book 970, Page 220 of the San
     Juan County Records.

36. Reservations contained in U.S. Patent recorded in Book 2, Page 240 of the San Juan County Records.

37. Right of Way Easement from Lloyd D. Fitts, a single person, to El Paso Natural Gas Company, dated January 15, 1953, recorded March 14, 1953 in Book 203, Page 166 of the San Juan County
     Records.

38. Right of Way Easement from Lloyd D. Fitts, a single person, to El Paso Natural Gas Company, dated January 19, 1956, recorded February 6, 1956, in Book 295, Page 53 of the San Juan County Records.

39. Oil and Gas Lease between Grace Irene Pearce, a single woman and Enid M. (Neibaur) Price, dated August 3, 1957, recorded
     August 5, 1957 in Book 338, Page 194 of the San Juan County
     Records.

40. Oil and Gas Lease between Grace Irene Pearce, a single woman and Enid M. (Neibaur) Price, dated July 27, 1957, recorded July 29, 1957 in Book 338, Page 140 corrected in Book 338, Page 194 all of the San Juan County Records. Any subsequent assignments thereof.

41. Right of Way Easement by and between Grace Irene Pearce, divorced and the Basin Light and Power Company and Mountain States Telephone & Telegraph Company, dated June 13, 1958, recorded June 30, 1958 in Book 375, Page 261 of the San Juan County Records.

42. Agreement by and between Grace Pearce and Pete Roberts, doing business as Pete Roberts Construction Company, dated January
     13, 1959, recorded February 2, 1959 in Book 404, Page 71 of the San Juan County Records.

43. Assignment of Lease from Pete Roberts, doing business as Pete Roberts Construction Company, to Bloomfield Sand & Gravel, Inc., dated January 30, 1959, recorded February 2, 1959 in Book 404, Page 72, assignment agreement recorded in Book 404, Page 71 all of the San Juan County Records.

44. Right of Way Easement by and between Grace Pearce, a single woman and the Basin Light and Power Company and Mountain States Telephone & Telegraph Company, dated December 3, 1958, recorded January 28, 1959, in Book 402, Page 273 of the San Juan County Records.

45.  Lease Amendment between Grace Pearce and Pete Roberts dated
     March 3, 1959, recorded March 16, 1959 in Book 409, Page 164 amending lease recorded in Book 404, Page 71 all of the San
     Juan County Records.

46.  Assignment of Lease from Bloomfield Sand & Gravel, Inc., to
     River Sand & Gravel Co., a New Mexico Corporation, dated March 3, 1959, recorded March 16, 1959 in Book 409, Page 165 assigning lease recorded in Book 404, Page 71 and assigned in Book 404, Page 72 all of the San Juan County Records.

47. Right of Way Easement by and between Grace Irene Pearce divorced and the Town of Farmington Electric System and Mountain States Telephone & Telegraph Company, dated May 25,
     1959, recorded September 21, 1959 in Book 430, Page 103 of the San Juan County Records.

48. Contract Compensating Landowner for Government use of reserved right of way between the United States of America and Plateau, Inc., dated November 25, 1966, recorded January 24, 1967 in
     Book 645, Page 66 of the San Juan County Records.

49. Lease for Sand and Gravel by and between Donald L. Mangum and Myrna J. Mangum and Alcora Materials Company, dated March 9,
     1973, recorded July 7, 1973 in Book 752, Page 113 of the San
     Juan County Records.

50. Assignment of Lease between Alcora Materials Company and Arco Materials, Inc., dated April 14, 1977, recorded April 15,
     1977, in Book 780, Page 549 assigning lease dated March 9,
     1973 all of the San Juan County Records.

51. Right of Way Easement by and between Plateau, Inc., and the City of Farmington Electric Utility System and the Mountain States Telephone & Telegraph Company, dated August 12, 1977, recorded September 8, 1977 in Book 796, Page 66 of the San Juan County Records.

52.  Lease for Sand & Gravel by and between Donald L. Mangum and
     Myrna J. Mangum and Alcora Materials Company, dated March 9,
     1973, recorded September 10, 1980 in Book 886, Page 443 of the San Juan County Records.

53.  Right of Way Easement from W.L. Dooley, Vice President of
     Plateau, Inc., to the Mountain States Telephone & Telegraph
     Company, dated November 3, 1980, recorded November 7, 1980 in Book 895, Page 534 of the San Juan County Records.

54. Right of Way by and between Plateau, Inc., by R.G. Perry Executive Vice President and the City of Farmington Electric Utility System and the Mountain States Telephone & Telegraph Company, dated September 10, 1982, recorded October 14, 1982 in Book 944, Page 420 of the San Juan County Records.

55. Right of Way Easement by and between Plateau, Inc., by Lee S. Woodside, Vice President of Refining and the City of Farmington Electric Utility System and the Mountain States Telephone & Telegraph Company, dated March 16, 1983, recorded April 5, 1983 in Book 962, Page 234 of the San Juan County Records.

56. Right of Way deed from J.T. Lynn, Administrator, estate of John P. Lynn, deceased, Fred L. Lawson and Grace P. Lawson, his wife to Southern Union Production Company of New Mexico dated September 3, 1932, recorded September 16, 1932 in Book 91, Page 69 of the San Juan County Records.

57. Right of Way Grant from Fred L. Lawson and Grace Lawson, his wife to New Mexico Gas Company, dated January 18, 1940, recorded January 18, 1940 in Book 102, Page 53 of the San Juan County Records.

58.  Right of Way from Joe Mangum to Mountain States Telephone &
     Telegraph Co., dated June 15, 1945, recorded October 8, 1945 in Book 102, Page 630 of the San Juan County Records.

59. Oil and Gas Lease by and between Joe Mangum and Mamie Mangum and Southern Union Production Company, dated August 30, 1946, recorded May 20, 1946 in Book 89, Page 819 of the San Juan
     County Records.  Any Subsequent Assignments thereof.

60. Right of Way Easement by and between Mamie Mangum, a single person and the Basin Light and Power Company, dated October
     19, 1954, recorded October 25, 1984 in Book 259, Page 159 of the San Juan County Records.

61. Right of Way Easement by and between Mamie Mangum, a widow and Plateau, Inc., dated May 18, 1960, recorded May 18, 1960 in
     Book 453, Page 16 of the San Juan County Records.

62. Right of Way Easement by and between Harvey Salmon and Eva S. Salmon, husband and wife and Plateau, Inc., dated June 29, 1960, recorded August 4, 1960 in Book 459, Page 93 of the San Juan County Records.

63. Right of Way Easement by and between Mamie Mangum, a widow and the Town of Farmington Electric Utility System and the
     Mountain States Telephone & Telegraph Company, dated May 23,
     1962, recorded October 12, 1962 in Book 531, Page 210 of the
     San Juan County Records.

64.  Right of Way Easement from Mamie Mangum, a widow to Southern
     Union Gas Company, dated August 13, 1963, recorded September
     18, 1963 in Book 561, Page 181 of the San Juan County Records.

65.  Right of Way Easement from Mamie Mangum, a widow to Southern
     Union Gas Company, dated August 13, 1963, recorded September
     18, 1963 in Book 561, Page 182 of the San Juan County Records.

66. Contract Compensating Landowner for Government use of reserved right of way between the United States of America and Mamie Mangum, a widow and Donald L. Mangum and Myrna Mangum, aka Myrna J. Mangum, his wife, dated December 8, 1965, recorded July 11, 1966 in Book 633, Page 243 of the San Juan County Records.

67. Partial Assignment of right of way from Southern Union Gas Company, a Delaware Corporation to Southern Union Production Company, a Delaware Corporation, dated December 5, 1975, recorded January 15, 1976 in Book 759, Page 421 assigning right of way recorded in Book 91, Page 69 all of the San Juan County Records.

68. Any loss or damage by virtue of Hammon Canal not being within its designated right of way.

69.  Right of Way from Plateau, Inc., to Union Texas Petroleum
     Corporation dated March 2, 1983, recorded April 1, 1983 in
     Book 962, Page 170 of the San Juan County Records.

70. Reservations contained in U.S. Patent recorded in Book 1, Page 191 of the San Juan County Records.

71. Assignment and Delegation from Southern Union Company to Public Service Company of New Mexico dated January 28, 1985, recorded February 1, 1985 in Book 1012, Page 24 and as amended by Amended Assignment and Delegation recorded February 17, 1986 in Book 1037, Page 601, all of the San Juan County Records.

72.  Assignment from Thirftway Co., a New Mexico corporation to
     Thirftway Pipeline Transportation dated November 15, 1988, recorded April 10, 1989 in Book 1101, Page 291 of the San Juan County Records.

73. Right of Way Easement by and between Mrs. Mamie Mangum, widow and the Basin Light and Power Company and Mountain States
     Telephone & Telegraph Company, dated January 28, 1959, recorded April 14, 1959 in Book 414, Page 34 of the San Juan
     County Records.

74. Right of Way Easement by and between Austin A. Davis, a single person to El Paso Natural Gas Company, a corporation dated
     February 9, 1953, recorded February 21, 1953 in Book 202, Page 92 of the San Juan County Records.

75. Title to all of the oil, gas and other minerals and mineral substances, and all rights, privileges and easements appurtenant thereto as reserved/conveyed in Mineral Deeds recorded in Book 465, page 194, Book 465, page 196, Book 465, page 310 and in Book 515, page 130 and in Warranty Deeds recorded in Book 467, page 3 and in Book 467, page 4, of the San Juan County Records.

76. Terms, conditions and provisions of the Oil and Gas Leases recorded in Book 51, page 39 and in Book 145, page 321 of the San Juan County Records.

77. Easement to United States of America recorded in Book 93, page 624 of the San Juan County Records.

78.  Easement to City of Farmington Electric Utility System and
     Mountain States Telephone and Telegraph Company recorded in
     Book 1191, page 583 of the San Juan County Records.

79. Right-of-way for Hammond Canal and Sullivan Road as presently in existence across subject property.

80. Title to all of the oil, gas and other minerals and mineral substances, and all rights, privileges and easements appurtenant thereto as reserved/conveyed in Mineral Deeds recorded in Book 457, page 82 and in Book 473, page 98 of the San Juan County Records.

81. Terms, conditions and provisions of the Oil and Gas Leases recorded in Book 99, page 370 of the San Juan County Records.

82.  Easement to Kutz Canyon Water Users Association recorded in
     Book 118, page 288 of the San Juan County Records.

83. Easement to San Juan County recorded in Book 107, page 80, in Book 107, page 82 and in Book 107, page 83 of the San Juan
     County Records.

84. Title to all of the oil, gas and other minerals and mineral substances, and all rights, privileges and easements appurtenant thereto as reserved/conveyed in Warranty Deed recorded in Book 474, page 257, of the San Juan County
     Records.

85. Any adverse claim based upon the assertion that some portion of subject property has been brought within the boundaries thereof by an avulsive movement of the San Juan River, or has been formed by accretion to any such portion.

86. Deviation of fences from the West and South property lines as revealed and depicted by that certain Retracement Survey prepared for Bloomfield Refinery by San Juan Engineers dated
     July 18, 1991.

Buyer has received copies of the foregoing and a Retracement Survey for Bloomfield Refinery, prepared by San Juan Engineers, dated July 18, 1991 (the "Survey"). The terms and provisions of the easements described above are acceptable to Buyer, but the Survey does not set forth all such easements (the easements not set forth on the Survey shall be referred to as the "Excepted Easements"). Buyer shall have until August 31, 1995, to determine the location of the Excepted Easements on the Refinery Site. Buyer shall notify Sellers in writing on or before such date if Buyer believes that the location of the Excepted Easements would interfere materially with the operation or use of the Refinery as it is now operated or used and as it has been operated or used on a historical basis, or result in a Material Effect. If Buyer has given such a notice and the location of the Excepted Easements does, in fact, interfere materially with the operation or use of the Refinery as it is now operated or used and it has been operated or used on a historical basis or result in a Material Effect, notwithstanding anything contained in this Agreement to the contrary, this Agreement shall terminate and neither Buyer nor Sellers shall have any further duties, obligations or liabilities to each other. If Buyer notifies Sellers on or before August 31, 1995, that Buyer believes that location of the Excepted Easements does not interfere with the operation or use of the Refinery as it is now operated or used and as it has been operated or used on a historical basis or result in a Material Effect, or if Buyer does not notify Sellers by such date, this Agreement shall continue and be in full force and effect in accordance with its terms and the Excluded Easements will be deemed to not interfere with the operation or use of the Refinery as it is now operated or used and it has been operated or used on a historical basis, and the Excepted Easements shall be Refinery Site Encumbrances all in accordance with this Agreement.

                        SCHEDULE 2.04

                 ALLOCATION OF PURCHASE PRICE


Refinery units & facilities                  $53,750,000
Buildings and contents                           850,000
Autos                                            100,000
Remote lact units                                150,000
San Juan pipeline assets                         150,000
                                             $55,000,000

                        SCHEDULE 3.01(E)

                        CONTESTED TAXES



                               NONE

                       SCHEDULE 3.01(g)

                          LITIGATION



                               NONE

                       SCHEDULE 3.01(J)

                       CAPITAL PROJECTS



PROJECT IN WORK

     ADDITIONAL STORAGE TANKS. This project involves the movement of two 55,000 barrel, internal floating roof, storage tanks from Fruita, Colorado to the Refinery. The tanks have been dismantled and moved to the Refinery and the first tank is currently being constructed. The foundation construction is also in progress. Much of the piping materials have been received and construction is starting by use of a contract welder. These tanks are being built as additional naphtha and gasoline storage for periods of reduced crude availability. One of the tanks will eventually replace existing bolted naphtha tanks and the other would be used as an Isomerate storage tank if the unit was constructed.

     Total Estimated Costs:  $850,000

     Estimated Costs Remaining To Be Paid:  $660,000

PROJECTS TO BE DONE

1. REFORMER FIREPROOFING. Ongoing projects to repair refinery fireproofing.

     Total Estimated Costs:  $41,850

     Estimated Costs Remaining To Be Paid:  $41,850

2. FIREFIGHTING FOR TANK 31. Improvement to the firefighting for tank 31 (crude storage).

     Total Estimated Costs:  $25,000

     Estimated Costs Remaining To Be Paid:  $25,000

3. TANK FARM STAIRWAYS. Add stairways in the tank farm to allow safer access into the tank dikes.

     Total Estimated Costs:  $15,000

     Estimated Costs Remaining To Be Paid:  $15,000

4. BLENDING. Change to blending premium gasoline instead of reformate to make the higher octane products.

     Total Estimated Costs:  $25,000

     Estimated Costs Remaining To Be Paid:  $25,000

5. CONVERTING TO ELECTRIC BLEND METERS. Convert bay III of the loading rack to electronic blend meters.

     Total Estimated Costs:  $50,000

     Estimated Costs Remaining To Be Paid:  $50,000

                       SCHEDULE 3.01(K)

               COLLECTIVE BARGAINING AGREEMENTS


          Collective Bargaining Agreement, dated effective June 1, 1993, between Bloomfield Refining Company and its refinery employees represented by the Oil, Chemical and Atomic Workers
International Union, AFL-CIO and its Local Union 2-972.

                       SCHEDULE 3.01(L)

                    WATER AND WATER RIGHTS


     BRC uses approximately 417 acre feet of water per year in its refining operations. Of such amount, 340 acre feet per year have been purchased from the Bureau of Reclamation (the "BUREAU") out of the Navajo Reservoir and 77.838 acre feet are owned by BRC.

A.   PURCHASED RIGHTS.

     Prior to 1990, BRC regularly obtained one year water service contacts from the Bureau. Since 1990, however, the Bureau has been required by the Endangered Species Act to consult with the Fish and Wildlife Service ("FWS") prior to entering into each new water service contract with BRC (and other water users). As a result, BRC has had only one water contract since April of 1990. The term of the last water contract ran from October 21, 1992 through October 20, 1993.

     The Bureau and the FWS have been conducting an informal consultation for close to a year in connection with BRC's proposed water contract. In late 1994, the FWS notified the Bureau that FWS would require formal consultation because of the likely effect of BRC's water contract on the critical habitat of the Colorado squawfish and the razorback sucker, which have been listed by the EPA as endangered. The Bureau has prepared a biological assessment of the effects of the proposed contract on the endangered species, and has concluded that there will be no adverse effects on the various species or their designated critical habitat. The biological assessment prepared by the Bureau reviewed and analyzed all relevant data from water quality testing which was done in the area surrounding the Refinery, and found no indications of pollutants emanating from the Refinery. This biological assessment has been sent to the FWS for its use in preparing its official biological opinion. FWS has a statutory time period of 90 days (which may be extended for an additional 60 days) within which to complete the formal consultation. FWS must deliver its biological opinion within 45 days after formal consultation has been completed.

     Although not assured, it is likely that the final biological opinion of the FWS will be similar to the biological opinion prepared by FWS for the 1992 water service contract, and will result in a "no jeopardy" finding. A "no jeopardy" finding would permit the Bureau to enter into a water service contract with BRC.

B.   OWNED RIGHTS.

     BRC owns the following water rights to 77.838 acre feet of water from the San Juan River:

NM STATE ENGINEER        CONTRACT DESCRIPTION       ACRE FT/YR
FILE NO.

2593-2                   Water Rights Ownership     24.850
2593-2A                  Water Rights Ownership     10.000
2593-2B                  Water Rights Ownership     32.820
2593-2C                  Water Rights Ownership     10.168

                       SCHEDULE 3.01(M)

                     FINANCIAL STATEMENTS

                            INDEX


1. Bloomfield Refining Company -- Financial Statements, together with Report of Independent Public Accountants, as of December
    31, 1991 and 1990.

2. Bloomfield Refining Company -- Financial Statements, together with Report of Independent Public Accountant, as of December
    31, 1992 and 1991.

3. Bloomfield Refining Company -- Financial Statements, together with Report of Independent Public Accountant, as of December
    31, 1993 and 1992.

4. Bloomfield Refining Company -- Financial Statements, together with Report of Independent Public Accountant, as of December
    31, 1994 and 1993.

5. Bloomfield Refining Company -- Interim Financial Statements, as of March 31, 1995 (unaudited).

6.  Bloomfield Refining Company -- Operating Results for April,
    1995.

7.  Bloomfield Refining Company -- Operating Results for May, 1995.

                    ARTHUR
                   ANDERSEN

           ARTHUR ANDERSEN & CO. SC







          BLOOMFIELD REFINING COMPANY

          FINANCIAL STATEMENTS
          TOGETHER WITH REPORT OF INDEPENDENT
          PUBLIC ACCOUNTANTS

          AS OF DECEMBER 31, 1991, AND 1990

                                   _____________________
                                   Arthur Andersen & Co.

                                   _____________________
                                   717-17th Street
                                   Denver CO 80202


       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Bloomfield Refining Company:

We have audited the accompanying balance sheets of Bloomfield Refining Company (a Delaware corporation), as of December 31, 1991 and 1990, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloomfield Refining Company as of December 31, 1991 and 1990, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                              /s/ ARTHUR ANDERSEN & CO.

Denver, Colorado,
  March 30, 1992.

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                 DECEMBER 31, 1991 AND DECEMBER 31, 1990
                                  ASSETS

 CURRENT ASSETS                                      1991          1990
                                                 -----------   -----------
   Cash and temporary investments                $ 6,769,190   $ 6,980,463
   Accounts receivable - affiliates                4,405,176     9,936,051
   Accounts receivable                               277,136        39,943
   Inventories                                     7,899,175     9,609,612
   Prepaid expenses and other                      2,408,952       573,975
                                                 -----------   -----------
     Total current assets                         21,759,629    27,140,044
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         12,127,034    11,113,501
   Gas plants, property and equipment              3,932,621           ---
     Less: Accumulated depreciation               (2,555,378)   (1,622,876)
                                                 -----------   -----------
                                                  13,504,277     9,490,625
   Construction in progress                          523,427       198,068
                                                 -----------   -----------
     Total property, plant and equipment          14,027,704     9,688,693
                                                 -----------   -----------
 Prepaid expenses and other                          399,146        11,585
                                                 -----------   -----------
 TOTAL ASSETS                                    $36,186,479   $36,840,322
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

 CURRENT LIABILITIES                                 1991          1990
                                                 -----------   -----------
   Accounts payable - affiliates                 $ 9,180,281   $12,199,594
   Accounts payable                                  487,414       661,459
   Current portion of long-term debt               4,450,000           ---
   Income taxes payable - affiliate                1,191,500       155,240
   Accrued liabilities                               875,788       690,281
   Accrued turnaround costs                              ---       660,986
                                                 -----------   -----------
     Total current liabilities                    16,184,983    14,367,560
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Long-term debt, excluding current portion       3,693,763           ---
   Accrued turnaround costs                        1,418,741       801,110
   Other                                              83,260        16,302
                                                 -----------   -----------
     Total non-current liabilities                 5,195,764       817,412
                                                 -----------   -----------
 Deferred income taxes                               238,000       238,000

 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              11,367,632    18,217,250
                                                 -----------   -----------
     Total shareholder's equity                   14,567,732    21,417,350
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $36,186,479   $36,840,322
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                       BLOOMFIELD REFINING COMPANY
                          STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990

                                                  1991           1990
                                              ------------   ------------
Operating revenues                            $134,027,081   $156,400,077
Operating expenses                             124,267,090    141,760,077
                                              ------------   ------------
  Gross margin                                   9,759,991     14,640,000

General and administrative expenses              6,310,348      3,958,008
                                              ------------   ------------
  Operating income                               3,449,643     10,681,992
                                              ------------   ------------
OTHER INCOME (EXPENSE)

  Interest income                                  120,508            ---
  Interest expense                                (415,401)            (5)
  Other                                             89,632         16,632
                                              ------------   ------------
                                                  (205,261)        16,627
                                              ------------   ------------
  Income before income taxes                     3,244,382     10,698,619

INCOME TAX (EXPENSE) BENEFIT (NOTE 4)

  Current                                       (1,094,000)       (57,740)
  Deferred                                             ---        115,000
                                              ------------   ------------
                                                (1,094,000)        57,260
                                              ------------   ------------
    NET INCOME                                $  2,150,382   $ 10,755,879
                                              ============   ============

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 18,217,250   $ 12,461,371
Net income                                       2,150,382     10,755,879
Dividends                                       (9,000,000)    (5,000,000)
                                              ------------   ------------
    BALANCE AT DECEMBER 31                    $ 11,367,632   $ 18,217,250
                                              ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                      BLOOMFIELD REFINING COMPANY
                       STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990

                                                                 1991            1990
                                                             -------------   -------------
Cash flows from operating activities:
  Cash received from customers                               $ 139,358,483   $ 154,264,371
  Cash paid to suppliers and employees                        (132,338,157)   (142,755,496)
  Cash outlay for turnaround                                      (844,354)       (156,024)
  Interest received                                                113,933             ---
  Interest paid                                                   (363,237)             (5)
  Income taxes                                                      81,163             ---
  Deposit                                                            5,689          (5,689)
  Other                                                            (34,370)         46,117
                                                             -------------   -------------
    Net cash provided by operating activities                    5,979,150      11,393,274
                                                             -------------   -------------
Cash flows used by investing activities:
  Capital expenditures - refinery                               (1,386,071)       (757,222)
  Acquisition of gas plants                                     (3,792,060)            ---
  Capital expenditures - gas plants                               (156,055)            ---
                                                             -------------   -------------
    Net cash used by investing activities                       (5,334,186)       (757,222)
                                                             -------------   -------------
Cash flows used by financing activities:
  Borrowings under term loan agreement                           8,500,000             ---
  Proceeds received from acquisition of gas plant note             775,218             ---
  Principal payments on debt                                    (1,131,455)            ---
  Dividends distributed                                         (9,000,000)     (5,000,000)
                                                             -------------   -------------
    Net cash used by financing activities                         (856,237)     (5,000,000)
                                                             -------------   -------------
Net (decrease) increase in cash and temporary investments         (211,273)      5,636,052

Cash and temporary investments at beginning of year              6,980,463       1,344,411
                                                             -------------   -------------
Cash and temporary investments at end of year                $   6,769,190   $   6,980,463
                                                             =============   =============

The accompanying notes to financial statements are an integral part of these statements.

                      BLOOMFIELD REFINING COMPANY
                       STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990

                                                                1991          1990
                                                             -----------   -----------
Reconciliation of net income to net cash provided
by operating activities:

Net income                                                   $ 2,150,382   $10,755,879
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                 932,502       602,035
    Accrued turnaround costs                                     800,999       970,872
    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable               5,309,176    (1,772,673)
      Decrease (increase) in inventories                       1,710,437    (1,406,551)
      Increase in prepaid expenses and other                  (2,222,538)     (225,244)
      Decrease in other assets                                       ---           665
      (Decrease) increase in accounts payable                 (3,146,179)    2,633,853
      Increase in income taxes payable - affiliate             1,036,260        57,740
      Increase in accrued liabilities                            185,507        47,722
      Decrease in accrued turnaround costs                      (844,354)     (156,024)
      Increase in other liabilities                               66,958           ---
      Decrease in deferred income taxes                              ---      (115,000)
                                                             -----------   -----------
        Net cash provided by operating activities            $ 5,979,150   $11,393,274
                                                             ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
     On August 31, 1984, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC) and operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day. Effective July 1, 1991, the Company purchased certain ownership interests in two gas plants located in Utah and the net assets of a gas plant located in Colorado from GWEC.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     --------------------------------------------
CASH AND TEMPORARY INVESTMENTS
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments.

INVENTORIES
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at December 31, 1991 and 1990 are as follows:

                                                  1991         1990
                                               ----------   ----------
Refined, unrefined and intermediate products   $5,412,447   $6,861,818
Crude oil                                       1,411,844    1,765,125
Materials and supplies                          1,074,884      982,669
                                               ----------   ----------
                                               $7,899,175   $9,609,612
                                               ==========   ==========

PROPERTY, PLANT AND EQUIPMENT
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes.
Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 12 years.

GENERAL AND ADMINISTRATIVE EXPENSES
-----------------------------------
     The Company reimburses GWEC and an affiliate for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations.

ACCRUED TURNAROUND COSTS
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the current scheduling of major expenditures.

(3)  LONG-TERM DEBT
     --------------
     Long-term debt consists of the following:

                                            Current     Long-Term
                                 Total      Portion      Portion
                               ----------  ----------  ----------
Note payable to a bank (a)     $7,437,500  $4,250,000  $3,187,500
Note payable-affiliate (b)        706,263     200,000     506,263
                               ----------  ----------  ----------
     December 31, 1991         $8,143,763  $4,450,000  $3,693,763
                               ==========  ==========  ==========

     (a) On September 4, 1991, the Company and GWEC (collectively, the Borrower) jointly entered into an amended credit agreement whereby the Company received loan proceeds of $8,500,000. The proceeds of the loan were used to acquire, from GWEC, the gas plants located in Utah and Colorado, to pay dividends to GWEC and for general corporate purposes. On December 6, 1991, the Borrower entered into a new credit agreement whereby loan proceeds of $7,791,667 were received and used to repay the outstanding balance on the $8,500,000 bank term loan and whereby a new revolving credit facility was established. Under terms of the revolving credit facility, the Borrower may borrow up to $5,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, and exchange balances was approximately $24,000,000 and $20,000,000 as of December 31, 1991 and March 30, 1992. The Borrower had no amounts outstanding under the revolving credit facility, however, had issued letters of credit totalling approximately $21,000,000 as of December 31, 1991.

     The revolving credit facility and term loan bear interest at a rate based on the bank's prime rate. Alternatively, interest rates can be fixed for 30,60, or 90 day periods on portions of the term loan at a floating Eurocurrency rate. At December 31, 1991, the weighted average rate being paid was approximately 7.50%. The term notes call for minimum monthly principal payments of $354,167 with the final payment due in August, 1993. These loans are secured by substantially all of the assets of the Company and, among other things, require maintenance of certain financial covenants and ratios. The revolving credit facility matures November 30, 1992; however, the credit agreement allows for the Borrower to request extensions of the maturity date.

     (b) The note is a 9% interest bearing non-recourse note issued in connection with the acquisition of a partial ownership interest in a gas plant. The note is secured by the ownership interest and is payable over a maximum period of 15 years, ending September 30, 2001. The monthly installments are determined by the prior month's net cash flow. The note is payable to an affiliate.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. On January 1, 1991, an agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses or is reimbursed by GWEC for its income tax liability or benefit.

     Deferred income taxes are provided as a result of recording income and expenses, principally depreciation and turnaround expenses, in different periods for financial and tax accounting purposes.

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" which was superseded in February 1992 by Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes" which provides for the recognition of deferred tax assets arising from existing potential future tax benefits. The Company is required to adopt SFAS 109 in calendar year 1993 and does not anticipate that such adoption will have a material impact on the Company's financial position.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the twelve months ended
December 31, 1991 and 1990.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                    December 31, 1991
                        ------------------------------------------
Operating Revenues      $131,917,131    $2,109,950    $134,027,081
Operating Expenses       122,884,788     1,382,302     124,267,090
                        ------------    ----------    ------------
  Gross Margin          $  9,032,343    $  727,648    $  9,759,991
                        ============    ==========    ============

                                    December 31, 1990
                        ------------------------------------------
Operating Revenues      $156,400,077    $      ---    $156,400,077
Operating Expenses       141,760,077           ---     141,760,077
                        ------------    ----------    ------------
  Gross Margin          $ 14,640,000    $      ---    $ 14,640,000
                        ============    ==========    ============

(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     Effective July 1, 1991, a supply and marketing service agreement was entered into between the Company and GWEC, whereas GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchase of raw materials include all amounts legally accrued and owing by GWEC to third parties, including prepayments and offsite inventory. Also, the Company sells refined petroleum products to GWEC, at market, for resale by GWEC. For the supply and marketing services provided by GWEC, the Company pays a management fee pursuant to the terms of a management agreement. Prior to July 1, 1991, GWEC sold crude oil and raw materials to the Company at cost plus $.01 per gallon and purchased refined products from the Company at market less $.01 per gallon.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $162,515 and $67,050 were accrued for the twelve months ended December 31, 1991 and 1990, respectively.

     The Company has a defined benefit pension plan for union employees. The benefits are based on a percentage of the employee's final earnings, as defined, and years of credited service, up to a maximum of 30 years. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at December 31, 1991 and 1990 consist primarily of private and public debt and equity investments.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and income at December 31, 1991 and 1990:

                                                                 1991         1990
                                                               ---------    ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $228,124 and $147,652 at
    December 31, 1991 and 1990, respectively                   $(248,606)   $(161,342)
                                                               =========    =========
Projected benefit obligation for service rendered to date       (248,606)    (161,342)
Plan assets at fair value                                        165,346      118,846
                                                               ---------    ---------
Projected benefit obligation in excess of plan assets            (83,260)     (42,496)

Unrecognized net obligation existing at January 1,                10,920       11,585
Prior service cost not yet recognized                             15,811          ---
Unrecognized net loss from past experience different
  from that assumed and effects of changes in
  assumptions                                                     78,558       27,917
Adjustment to recognize minimum liability                       (105,289)     (39,502)
                                                               ---------    ---------
Accrued pension liability included in other liabilities        $ (83,260)   $ (42,496)
                                                               =========    =========
Net pension cost includes the following components:
  Service cost                                                 $  26,500    $  30,174
  Interest cost                                                   14,302       10,568
  Actual return on plan assets                                   (14,298)      (2,792)
  Net amortization and deferral of other components                4,823       (5,342)
                                                               ---------    ---------
Net periodic pension cost                                      $  31,327    $  32,608
                                                               =========    =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 6.75% and 7.499% for 1991 and 1990, respectively. The average rate of increase in future compensation levels and the expected long-term rate of return on pension plan assets was 0% and 9.0%, respectively in both years.

(8)  MAJOR CUSTOMERS
     ---------------
     During the years ended December 31, 1991 and 1990, the Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company paid (received) a retainer fee to (from) a third party based on 5% of the net income (loss) before taxes. This fee is included in general and administrative expenses and was $(22,207) and $550,300 for the years ended December 31, 1991 and 1990, respectively. Effective February 1, 1991, this agreement was terminated and new agreements were entered into between GWEC and affiliates of the third party providing for payment of consulting fees of $50,000 per month until January 31, 1992 and $15,000 per calendar quarter from 1992 to 2001. In addition, a retainer fee of $1,000,000, plus interest, is payable for services to be provided in 1992 and 1993.

     The Company is subject to various environmental and other regulations primarily administered by the United States Environmental Protection Agency, the New Mexico Health and Environmental Department and the New Mexico Environmental Improvement Division. Management of the Company believes it has complied with all aspects associated with these regulations.

     A Company affiliate entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provide for annual rentals of $396,000 in the second year and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $276,000 in occupancy costs with provisions for escalation based on actual expenses. The total estimated costs for rentals and operating expenses for 1992 amounts to $735,000.

                    ARTHUR
                   ANDERSEN

           ARTHUR ANDERSEN & CO. SC







           BLOOMFIELD REFINING COMPANY

           FINANCIAL STATEMENTS
           TOGETHER WITH REPORT OF INDEPENDENT
           PUBLIC ACCOUNTANTS

           AS OF DECEMBER 31, 1992 AND 1991

                  ARTHUR ANDERSEN & CO.
        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Bloomfield Refining Company:

We have audited the accompanying balance sheets of Bloomfield Refining Company (a Delaware corporation), as of December 31, 1992 and 1991, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloomfield Refining Company as of December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                              /s/ ARTHUR ANDERSEN & CO.

Denver, Colorado,
  March 30, 1993.

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                       DECEMBER 31, 1992 AND 1991
                                  ASSETS
 CURRENT ASSETS                                      1992          1991
                                                 -----------   -----------
   Cash and temporary investments                $ 7,291,275   $ 6,769,190
   Accounts receivable - affiliates                5,486,216     4,405,176
   Accounts receivable                                57,241       277,136
   Inventories                                     7,861,852     7,899,175
   Prepaid expenses - crude oil                      432,432     1,431,245
   Prepaid expenses and other                      1,556,214       977,707
                                                 -----------   -----------
     Total current assets                         22,685,230    21,759,629
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         12,517,487    12,127,034
   Gas plants, property and equipment              4,584,015     3,932,621
     Less: Accumulated depreciation               (3,641,734)   (2,555,378)
                                                 -----------   -----------
                                                  13,459,768    13,504,277
   Construction in progress                          950,020       523,427
                                                 -----------   -----------
     Total property, plant and equipment          14,409,788    14,027,704
                                                 -----------   -----------
 Prepaid expenses and other                           25,206       399,146
                                                 -----------   -----------
 TOTAL ASSETS                                    $37,120,224   $36,186,479
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

 CURRENT LIABILITIES                                 1992          1991
                                                 -----------   -----------
   Accounts payable - affiliates                 $ 9,319,171   $ 9,180,281
   Accounts payable                                  429,096       487,414
   Current portion of long-term debt               2,767,496     4,450,000
   Accrued liabilities                             1,201,860       875,788
   Accrued turnaround costs                        2,604,232           ---
   Income taxes payable - affiliate                1,122,000     1,191,500
                                                 -----------   -----------
     Total current liabilities                    17,443,855    16,184,983
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Long-term debt, excluding current portion             ---     3,693,763
   Accrued turnaround costs                              ---     1,418,741
   Other                                             160,692        83,260
                                                 -----------   -----------
     Total non-current liabilities                   160,692     5,195,764
                                                 -----------   -----------
 Deferred income taxes                               238,000       238,000

 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              16,077,577    11,367,632
                                                 -----------   -----------
     Total shareholder's equity                   19,277,677    14,567,732
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $37,120,224   $36,186,479
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                       BLOOMFIELD REFINING COMPANY
                          STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                  1992           1991
                                              ------------   ------------
Operating revenues                            $143,974,427   $134,027,081
Operating expenses                             124,573,250    124,190,901
                                              ------------   ------------
  Gross margin                                  19,401,177      9,836,180

General and administrative expenses              8,542,979      6,386,537
                                              ------------   ------------
  Operating income                              10,858,198      3,449,643
                                              ------------   ------------
OTHER INCOME (EXPENSE)

  Gain on sale of gas plant assets (Note 1)      1,495,553            ---
  Interest income                                  272,471        120,508
  Interest expense                                (753,046)      (415,401)
  Other                                             89,671         89,632
                                              ------------   ------------
                                                 1,104,649       (205,261)
                                              ------------   ------------
  Income before income taxes                    11,962,847      3,244,382

INCOME TAX EXPENSE (NOTE 4)

  Current                                       (4,993,000)    (1,094,000)
  Deferred                                             ---            ---
                                              ------------   ------------
                                                (4,993,000)    (1,094,000)
                                              ------------   ------------
    NET INCOME                                $  6,969,847   $  2,150,382
                                              ============   ============

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 11,367,632   $ 18,217,250
Net income                                       6,969,847      2,150,382
Dividends                                       (2,230,572)    (9,000,000)
Excess of additional pension liability
  over unrecognized prior service cost             (29,330)           ---
                                              ------------   ------------
    BALANCE AT DECEMBER 31                    $ 16,077,577   $ 11,367,632
                                              ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                               BLOOMFIELD REFINING COMPANY
                                STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                                 1992            1991
                                                             -------------   -------------
Cash flows from operating activities:
  Cash received from customers                               $ 143,704,941   $ 139,358,483
  Cash paid to suppliers and employees                        (130,035,607)   (132,338,157)
  Cash outlay for turnaround                                        (3,522)       (844,354)
  Interest received                                                264,519         113,933
  Interest paid                                                   (806,318)       (363,237)
  Income taxes                                                  (5,062,500)         81,163
  Deposits                                                             ---           5,689
  Other                                                            135,602         (34,370)
                                                             -------------   -------------
    Net cash provided by operating activities                    8,197,115       5,979,150
                                                             -------------   -------------
Cash flows from investing activities:
  Capital expenditures - refinery                                 (743,730)     (1,386,071)
  Acquisition of gas plant interests (Note 1)                   (2,544,653)     (3,792,060)
  Capital expenditures - gas plants                                (88,426)       (156,055)
  Proceeds from sale of gas plant assets                         3,308,618             ---
                                                             -------------   -------------
    Net cash used in investing activities                          (68,191)     (5,334,186)
                                                             -------------   -------------
Cash flows from financing activities:
  Borrowings under term loan agreement                                 ---       8,500,000
  Proceeds received from acquisition of gas plant note                 ---         775,218
  Principal payments on debt                                    (5,376,267)     (1,131,455)
  Dividends distributed                                         (2,230,572)     (9,000,000)
                                                             -------------   -------------
    Net cash used in financing activities                       (7,606,839)       (856,237)
                                                             -------------   -------------
Net increase (decrease) in cash and temporary investments          522,085        (211,273)

Cash and temporary investments at beginning of year              6,769,190       6,980,463
                                                             -------------   -------------
Cash and temporary investments at end of year                $   7,291,275   $   6,769,190
                                                             =============   =============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                                 1992          1991
                                                              -----------   -----------
Reconciliation of net income to net cash provided
by operating activities:

Net income                                                    $ 6,969,847   $ 2,150,382
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Gain on sale of assets                                     (1,495,553)          ---
    Depreciation                                                1,288,601       932,502
    Accrued turnaround costs                                      883,716       800,999
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                 (873,550)    5,309,176
      Decrease in inventories                                      37,323     1,710,437
      Decrease (increase) in prepaid expenses and other           461,337    (2,222,538)
      Decrease in other assets                                    387,561           ---
      Decrease in accounts payable                                (13,964)   (3,146,179)
      (Decrease) increase in income taxes payable - affiliate     (69,500)    1,036,260
      Increase in accrued liabilities                             242,090       185,507
      Increase (decrease) in accrued turnaround costs             301,775      (844,354)
      Increase in other liabilities                                77,432        66,958
                                                              -----------   -----------
        Net cash provided by operating activities             $ 8,197,115   $ 5,979,150
                                                              ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
Organization
------------
     On August 31, 1984, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC) and operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day. Effective July 1, 1991, the Company purchased certain ownership interests in two gas plants located in Utah and the net assets of a gas plant located in Colorado from GWEC.

Gas Plants
----------
     On August 7, 1992, the Company purchased an additional twenty-six percent (26%) undivided interest in a gas plant GWEC operates in Uintah and Duchesne Counties, Utah for cash and a promissory note, paid in full in September, 1992. Net ownership income of $455,750, including interest expense, from the effective date of the purchase, March 1, 1992, through July 31, 1992 relating to the increased ownership interest was offset against the gross purchase price of $2,550,000.

     On December 8, 1992, the Company increased its ownership interest in the same gas plant GWEC operates in Uintah and Duchesne Counties, Utah to forty-five percent (45%) by purchasing another ten percent (10%) undivided interest from a third party. Net ownership income of $134,508 from the effective date of the purchase, September 1, 1992, through November 30, 1992 relating to the increased ownership interest was offset against the gross purchase price of $612,168.

     During 1992, the Company sold all rights, title and interest in a gas plant gathering system, an extraction plant, and certain related equipment and appurtenances located in Colorado to third parties for $3,296,943, resulting in a gain on sale of gas plant assets of $1,495,553.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     --------------------------------------------
Cash and Temporary Investments
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments.

Inventories
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at December 31, 1992 and December 31, 1991 are as follows:

                                               December 31,  December 31,
                                                  1992          1991
                                               -----------   -----------
Refined, unrefined and intermediate products   $5,361,150    $5,412,447
Crude oil                                       1,580,418     1,411,844
Materials and supplies                            920,284     1,074,884
                                               ----------    ----------
                                               $7,861,852    $7,899,175
                                               ==========    ==========

Property, Plant and Equipment
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes.
Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 10 years.

General and Administrative Expenses
-----------------------------------
     The Company reimburses GWEC and an affiliate for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations.

Accrued Turnaround Costs
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the scheduling of major expenditures.

Reclassifications
-----------------
     Certain prior year amounts have been reclassified for consistency with the current year presentation.

(3)  LONG-TERM DEBT
     --------------
     Long-term debt consists of the following:

                                            Current     Long-Term
                                 Total      Portion      Portion
                               ----------  ----------  ----------
Note payable to a bank (a)     $2,767,496  $2,767,496  $      ---
                               ----------  ----------  ----------
     December 31, 1992         $2,767,496  $2,767,496  $      ---
                               ==========  ==========  ==========

Note payable to a bank (a)     $7,437,500  $4,250,000  $3,187,500
Note payable-affiliate (b)        706,263     200,000     506,263
                               ----------  ----------  ----------
     December 31, 1991         $8,143,763  $4,450,000  $3,693,763
                               ==========  ==========  ==========

     (a) The Company has a revolving credit facility with a bank under which it may borrow up to $5,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, and exchange balances was approximately $22,000,000 and $24,000,000 as of December 31, 1992 and 1991. The Company had no amounts outstanding under the revolving credit facility, however, letters of credit totalling approximately $18,000,000 and $21,000,000 had been issued as of December 31, 1992 and 1991.

     The revolving credit facility and term loan bear interest at a rate based on the bank's prime rate. Alternatively, interest rates can be fixed for 30, 60, or 90 day periods on portions of the term loan at a floating Eurocurrency rate. At December 31, 1992 and 1991, the weighted average rate being paid was approximately 6.50% and 7.50%, respectively. The term notes call for minimum monthly principal payments of $354,167 with the final payment due in August, 1993. These loans are secured by substantially all of the assets of the Company and, among other things, require maintenance of certain financial covenants and ratios. The revolving credit facility matures August 31, 1993; however, the credit agreement provides for extensions of the maturity date.

     On October 15, 1992, the credit agreement was amended to allow the Company to draw up to $7,000,000 by December 31, 1993, for capital projects (see Note 9) at the Bloomfield refinery at an interest rate of 2% over prime. This loan will be amortized monthly over two years beginning the earlier of January, 1994, or the month following completion of the projects at which time the interest rate is reduced to 1.50% over prime. No amounts had been drawn on this note as of December 31, 1992 and as of March 30, 1993, $1,700,000 has been drawn.

     (b) The note was a 9% interest bearing non-recourse note issued in connection with the acquisition of a partial ownership interest in a gas plant. The note was secured by the ownership interest and in June, 1992, the note was paid in full.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. On January 1, 1991, an agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses or is reimbursed by GWEC for its income tax liability or benefit.

     Deferred income taxes are provided as a result of recording income and expenses, principally depreciation and turnaround expenses, in different periods for financial and tax accounting purposes.

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" which was superseded in February 1992 by Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes" which provides for the recognition of deferred tax assets arising from existing potential future tax benefits. The Company is required to adopt SFAS 109 in calendar year 1993 and does not anticipate that such adoption will have a material impact on the Company's financial position.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the years ended December 31, 1992 and 1991.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                    December 31, 1992
                        ------------------------------------------
Operating Revenues      $140,088,307    $3,886,120    $143,974,427
Operating Expenses       122,005,814     2,567,436     124,573,250
                        ------------    ----------    ------------
  Gross Margin          $ 18,082,493    $1,318,684    $ 19,401,177
                        ============    ==========    ============

                                    December 31, 1991
                        ------------------------------------------
Operating Revenues      $131,917,131    $2,109,950    $134,027,081
Operating Expenses       122,808,599     1,382,302     124,190,901
                        ------------    ----------    ------------
  Gross Margin          $  9,108,532    $  727,648    $  9,836,180
                        ============    ==========    ============

(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     Effective July 1, 1991, a supply and marketing service agreement was entered into between the Company and GWEC, whereas GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchase of raw materials include all amounts legally accrued and owing by GWEC to third parties, including prepayments and offsite inventory. Also, the Company sells refined petroleum products to GWEC, at market, for resale by GWEC. For the supply and marketing services provided by GWEC, the Company pays a management fee pursuant to the terms of a management agreement. Prior to July 1, 1991, GWEC sold crude oil and raw materials to the Company at cost plus $.01 per gallon and purchased refined products from the Company at market less $.01 per gallon.

     On December 1, 1992, the Company guaranteed the payment by GWEC of an aggregate maximum at any one time of $2,000,000 of present and/or future indebtedness owed to a third party crude supplier.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $169,002 and $162,515 were accrued for the years ended December 31, 1992 and December 31, 1991, respectively.

     The Company has a defined benefit pension plan for union employees. The benefits are based on a percentage of the employee's final earnings, as defined, and years of credited service, up to a maximum of 30 years. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at December 31, 1992 and 1991 consist primarily of private and public debt and equity investments.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and operations at December 31, 1992 and 1991:

                                                                 1992        1991
                                                               ---------   ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $364,702 and $228,124 at
    December 31, 1992 and 1991, respectively                  $(377,359)   $(248,606)
                                                              =========    =========
Projected benefit obligation for service rendered to date      (377,359)    (248,606)
Plan assets at fair value                                       216,667      165,346
                                                              ---------    ---------
Projected benefit obligation in excess of plan assets          (160,692)     (83,260)

Unrecognized net obligation existing at January 1,               10,255       10,920
Prior service cost not yet recognized                            14,951       15,811
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions            176,517       78,558
Adjustment to recognize minimum liability                      (201,723)    (105,289)
                                                              ---------    ---------
Accrued pension liability included in other liabilities       $(160,692)   $ (83,260)
                                                              =========    =========
Net pension cost includes the following components:
  Service cost                                                $  35,988    $  26,500
  Interest cost                                                  18,060       14,302
  Actual return on plan assets                                  (18,597)     (14,298)
  Net amortization and deferral of other components               6,712        4,823
                                                              ---------    ---------
Net periodic pension cost                                     $  42,163    $  31,327
                                                              =========    =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 5.75% and 6.75% for 1992 and 1991, respectively. The average rate of increase in future compensation levels was 0% and the expected long-term rate of return on pension plan assets was 9.0% in both years.

(8)  MAJOR CUSTOMERS
     ---------------
     During the years ended December 31, 1992 and 1991, the Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company paid (received) a retainer fee to (from) a third party based on 5% of the net income (loss) before taxes. This fee is included in general and administrative expenses. Effective February 1, 1991, this agreement was terminated and new agreements were entered into between GWEC and affiliates of the third party providing for payment of consulting fees of $15,000 per calendar quarter from 1992 to 2001. In addition, a retainer fee of $1,000,000 was paid by GWEC and reimbursed by the Company for services to be provided in 1992 and 1993 and is being amortized on a straight-line basis.

     The Company is subject to various environmental and other regulations primarily administered by the United States Environmental Protection Agency, the New Mexico Health and Environmental Department and the New Mexico Environmental Improvement Division. Management of the Company believes it has complied with all aspects associated with these regulations. In December, 1992 the Company entered into an administrative order with the Environmental Protection Agency to perform certain environmental work. An environmental liability reserve in the amount of $362,000 was accrued in 1992 for work to be performed in 1993 to assess the nature of any environmental cleanup requirements at the refinery.

     A Company affiliate entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provide for annual rentals of $396,000 in the second year and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $276,000 in occupancy costs with provisions for escalation based on actual expenses. The total estimated costs for rentals and operating expenses for 1993 amounts to $799,000.

     In December, 1992, the Company engaged a contractor to engineer, fabricate and install a diesel desulfurization unit to be operational at the refinery in 1993 for a total contract price of $3,646,391 exclusive of any applicable sales and/or use taxes and subject to adjustment for any changes in the work directive.

                    ARTHUR
                   ANDERSEN

           ARTHUR ANDERSEN & CO. SC







           BLOOMFIELD REFINING COMPANY

           FINANCIAL STATEMENTS
           TOGETHER WITH REPORT OF INDEPENDENT
           PUBLIC ACCOUNTANTS

           AS OF DECEMBER 31, 1993 AND 1992

                 ARTHUR ANDERSEN & CO.
       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Bloomfield Refining Company:

We have audited the accompanying balance sheets of Bloomfield Refining Company (a Delaware corporation), as of December 31, 1993 and 1992, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloomfield Refining Company as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                              /s/ ARTHUR ANDERSEN & CO.

Denver, Colorado,
  March 25, 1994.

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                       DECEMBER 31, 1993 AND 1992
                                  ASSETS
 CURRENT ASSETS                                      1993          1992
                                                 -----------   -----------
   Cash and temporary investments                $ 9,501,500   $ 7,291,275
   Accounts receivable - affiliates                5,646,661     5,486,216
   Accounts receivable                                35,783        57,241
   Inventories                                     6,046,026     7,861,852
   Prepaid expenses - crude oil                      819,868       432,432
   Prepaid expenses and other                        879,839     1,556,214
   Deferred tax asset                                291,500           ---
                                                 -----------   -----------
     Total current assets                         23,221,177    22,685,230
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         22,177,094    12,517,487
   Gas plants, property and equipment              4,652,324     4,584,015
     Less: Accumulated depreciation               (4,854,519)   (3,641,734)
                                                 -----------   -----------
                                                  21,974,899    13,459,768
   Construction in progress                          409,970       950,020
                                                 -----------   -----------
     Total property, plant and equipment          22,384,869    14,409,788
                                                 -----------   -----------
 Other                                               240,720        25,206
                                                 -----------   -----------
 TOTAL ASSETS                                    $45,846,766   $37,120,224
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

 CURRENT LIABILITIES                                 1993          1992
                                                 -----------   -----------
   Accounts payable - affiliates                 $ 8,513,020   $ 9,319,171
   Accounts payable                                  935,698       429,096
   Current portion of long-term debt               2,875,000     2,767,496
   Accrued liabilities                             1,260,047     1,201,860
   Accrued turnaround costs                              ---     2,604,232
   Income taxes payable - affiliate                2,496,600     1,122,000
                                                 -----------   -----------
     Total current liabilities                    16,080,365    17,443,855
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes                           1,750,300       238,000
   Accrued turnaround costs                          810,119           ---
   Other                                             151,359       160,692
                                                 -----------   -----------
     Total non-current liabilities                 2,711,778       398,692
                                                 -----------   -----------
 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              23,854,523    16,077,577
                                                 -----------   -----------
     Total shareholder's equity                   27,054,623    19,277,677
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $45,846,766   $37,120,224
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                       BLOOMFIELD REFINING COMPANY
                        STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                  1993           1992
                                              ------------   ------------
Operating revenues                            $148,822,139   $143,974,427
Operating expenses                             118,026,762    124,573,250
                                              ------------   ------------
  Gross margin                                  30,795,377     19,401,177

General and administrative expenses              8,470,542      8,542,979
                                              ------------   ------------
  Operating income                              22,324,835     10,858,198
                                              ------------   ------------
OTHER INCOME (EXPENSE)

  (Loss) gain on sale of assets (Note 1)            (8,503)     1,495,553
  Interest income                                  259,062        272,471
  Interest expense                                (357,446)      (753,046)
  Other                                             15,839         89,671
                                              ------------   ------------
                                                   (91,048)     1,104,649
                                              ------------   ------------
  Income before income taxes                    22,233,787     11,962,847

INCOME TAX EXPENSE (NOTE 4)

  Current                                       (7,635,100)    (4,993,000)
  Deferred                                      (1,220,800)           ---
                                              ------------   ------------
                                                (8,855,900)    (4,993,000)
                                              ------------   ------------
    NET INCOME                                $ 13,377,887   $  6,969,847
                                              ============   ============

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 16,077,577   $ 11,367,632
Net income                                      13,377,887      6,969,847
Dividends                                       (5,600,941)    (2,230,572)
Excess of additional pension liability
  over unrecognized prior service cost                 ---        (29,330)
                                              ------------   ------------
    BALANCE AT DECEMBER 31                    $ 23,854,523   $ 16,077,577
                                              ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                 1993            1992
                                                             -------------   -------------
Cash flows from operating activities:
  Cash received from customers                               $ 148,745,079   $ 143,704,941
  Cash paid to suppliers and employees                        (122,246,277)   (130,035,607)
  Cash outlay for turnaround                                    (3,202,273)         (3,522)
  Interest received                                                263,429         264,519
  Interest paid                                                   (359,739)       (806,318)
  Income taxes paid                                             (6,260,500)     (5,062,500)
  Other                                                              7,703         135,602
                                                             -------------   -------------
    Net cash provided by operating activities                   16,947,422       8,197,115
                                                             -------------   -------------
Cash flows from investing activities:
  Capital expenditures - refinery                               (8,744,591)       (743,730)
  Capital expenditures - gas plants                               (528,826)     (2,633,079)
  Proceeds from sale of assets                                      29,657       3,308,618
                                                             -------------   -------------
    Net cash used in investing activities                       (9,243,760)        (68,191)
                                                             -------------   -------------
Cash flows from financing activities:
  Borrowings under term loan agreement                           3,000,000             ---
  Principal payments on debt                                    (2,892,496)     (5,376,267)
  Dividends distributed                                         (5,600,941)     (2,230,572)
                                                             -------------   -------------
    Net cash used in financing activities                       (5,493,437)     (7,606,839)
                                                             -------------   -------------
Net increase in cash and temporary investments                   2,210,225         522,085

Cash and temporary investments at beginning of year              7,291,275       6,769,190
                                                             -------------   -------------
Cash and temporary investments at end of year                $   9,501,500   $   7,291,275
                                                             =============   =============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                 1993          1992
                                                              -----------   -----------
Reconciliation of net income to net cash provided
by operating activities:

Net income                                                    $13,377,887   $ 6,969,847
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Loss (gain) on sale of assets                                   8,503    (1,495,553)
    Depreciation                                                1,370,415     1,288,601
    Accrued turnaround costs                                    1,014,887       883,716
    Changes in assets and liabilities:
      Increase in accounts receivable                            (150,662)     (873,550)
      Decrease in inventories                                   1,815,826        37,323
      Decrease in prepaid expenses and other                      462,695       461,337
      Increase in deferred tax asset                             (291,500)          ---
      Decrease in other assets                                        ---       387,561
      Decrease in accounts payable                               (787,383)      (13,964)
      Increase (decrease) in income taxes payable - affiliate   1,374,600       (69,500)
      Increase in accrued liabilities                              58,187       242,090
      (Decrease) increase in accrued turnaround costs          (2,809,000)      301,775
      (Decrease) increase in other liabilities                     (9,333)       77,432
      Increase in deferred income taxes                         1,512,300           ---
                                                              -----------   -----------
        Net cash provided by operating activities             $16,947,422   $ 8,197,115
                                                              ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
Organization
------------
     On August 31, 1984, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC). The Company operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day and has ownership interests in two gas plants located in Utah.

Gas Plants
----------
     On August 7, 1992, the Company purchased an additional twenty-six percent (26%) undivided interest in a gas plant GWEC operates in Uintah and Duchesne Counties, Utah for cash and a promissory note, paid in full in September, 1992. Net ownership income of $455,750, including interest expense, from the effective date of the purchase, March 1, 1992, through July 31, 1992 relating to the increased ownership interest was offset against the gross purchase price of $2,550,000.

     On December 8, 1992, the Company increased its ownership interest in the same gas plant GWEC operates in Uintah and Duchesne Counties, Utah to approximately forty-eight percent (48%) by purchasing another ten percent (10%) undivided interest from a third party. Net ownership income of $134,508 from the effective date of the purchase, September 1, 1992, through November 30, 1992, relating to the increased ownership interest was offset against the gross purchase price of $612,168.

    During 1992, the Company sold all rights, title and interest in a gas plant gathering system, an extraction plant, and certain related equipment and appurtenances located in Colorado to third parties, resulting in a gain on sale of gas plant assets of $1,495,553.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Cash and Temporary Investments
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments.

Inventories
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at December 31, 1993 and 1992, are as follows:

                                               December 31,  December 31,
                                                  1993          1992
                                               -----------   -----------
Refined, unrefined and intermediate products   $3,692,757    $5,361,150
Crude oil                                       1,432,350     1,580,418
Materials and supplies                            920,919       920,284
                                               ----------    ----------
                                               $6,046,026    $7,861,852
                                               ==========    ==========

Property, Plant and Equipment
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years, with an average life of approximately 19 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes. Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 10 years, with an average life of approximately 7 years.

General and Administrative Expenses
-----------------------------------
     The Company reimburses GWEC for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations.

Accrued Turnaround Costs
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the scheduling of major expenditures.

Capitalized Interest
--------------------
     The Company capitalizes interest on debt associated with the financing of capital construction projects. During 1993, interest of $109,480 was capitalized to property, plant and equipment.

Reclassifications
-----------------
     Certain prior year amounts have been reclassified to conform with the current year presentation.

(3)  LONG-TERM DEBT
     --------------
     The Company has a revolving credit facility with a bank under which it may borrow up to $5,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, and exchange balances was approximately $18,000,000 and $22,000,000 as of December 31, 1993 and 1992. The Company had no amounts outstanding under the revolving credit facility, however, letters of credit totalling approximately $14,000,000 and $18,000,000 had been issued as of December 31, 1993 and 1992.

     The revolving credit facility and a related term loan facility bear interest at a rate based on the bank's prime rate. Alternatively, interest rates can be fixed for 30, 60, or 90 day periods on portions of the term loan at a floating Eurocurrency rate. The term notes called for minimum monthly principal payments of $354,167 with the final payment due in August, 1993; however, the Company prepaid the loan in June, 1993. At December 31, 1992, the weighted average interest rate being paid was approximately 6.5%. The credit facility and related term loan are secured by substantially all of the assets of the Company and, among other things, requires the maintenance of certain financial covenants and ratios. The revolving credit facility matures November 15, 1994; however, the credit agreement provides for extensions of the maturity date.

     The Company borrowed $3,000,000 for capital projects at the Bloomfield refinery pursuant to an October 15, 1992 amendment to the credit agreement. Interest is based on the bank's prime rate or alternatively, interest rates can be fixed for 30, 60 or 90 day periods on portions of the term loan at a floating Eurocurrency rate. At December 31, 1993, the weighted average interest rate being paid was approximately 6.2%. This loan is being amortized monthly over two years commencing December, 1993. Additional loan payments are required when operating cash flows exceed levels as defined in the credit agreement. However, the entire balance has been classified as current in the accompanying financial statements as management expectS to pay the entire balance before December
31, 1994.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. An agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses GWEC for its income tax liability. The Company is entitled to be reimbursed by GWEC for its income tax benefit when the Company could otherwise have utilized such benefit on a stand alone basis.

     Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", (SFAS 109). SFAS 109 requires that deferred income taxes be recognized for the differences between the tax and financial reporting bases of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The adoption of SFAS 109 had no material impact on the Company's financial position or results of operations for the year ended December 31, 1993.

The net deferred tax liability as of December 31, 1993 consists of the following:

     Gross deferred tax assets             $ (606,640)
     Gross deferred tax liabilities         2,065,440
                                           ----------
                                            1,458,800
          Valuation allowance                     ---
                                           ----------
     Net deferred tax liability            $1,458,800
                                           ==========

     Deferred tax assets and liabilities result primarily from inventory costs capitalized for tax, accounting reserves and from recording depreciation and turnaround expenses in different periods for financial and tax accounting purposes. In management's opinion, it is more likely than not that the gross deferred tax assets will be realized based on past earnings history.

     The difference between the Company's tax provision at the federal statutory rate and the effective rate for the years ended
December 31, 1993 and 1992 is due primarily to state income taxes.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the years ended December
31, 1993 and 1992.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                    December 31, 1993
                        ------------------------------------------
Operating Revenues      $145,878,017    $2,944,122    $148,822,139
Operating Expenses       115,829,494     2,197,268     118,026,762
                        ------------    ----------    ------------
  Gross Margin          $ 30,048,523    $  746,854    $ 30,795,377
                        ============    ==========    ============

                                    December 31, 1992
                        ------------------------------------------
Operating Revenues      $140,088,307    $3,886,120    $143,974,427
Operating Expenses       122,005,814     2,567,436     124,573,250
                        ------------    ----------    ------------
  Gross Margin          $ 18,082,493    $1,318,684    $ 19,401,177
                        ============    ==========    ============

(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     A supply and marketing service agreement was entered into between the Company and GWEC, whereas GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchase of raw materials includes all amounts accrued and owing by GWEC to third parties, including prepayments and offsite inventory. Also, the Company sells refined petroleum products to GWEC, at market, for resale by GWEC.

     On December 1, 1993 and 1992, the Company guaranteed the payment of GWEC of an aggregate maximum at any one time of $2,000,000 of present and/or future indebtedness owed to a third party crude supplier.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $173,139 and $169,002 were accrued for the years ended December 31, 1993 and December 31, 1992, respectively.

     The Company also has a defined benefit pension plan for union employees. The benefits are based on a percentage of the employee's final earnings, as defined, and years of credited service, up to a maximum of 30 years. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at December 31, 1993 and 1992 consist primarily of private and public debt and equity investments.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and operations at December 31, 1993 and 1992:

                                                                 1993        1992
                                                               ---------   ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $406,405 and $364,702 at
    December 31, 1993 and 1992, respectively                  $(424,162)   $(377,359)
                                                              =========    =========
Projected benefit obligation for service rendered to date     $(424,162)   $(377,359)
Plan assets at fair value                                       272,803      216,667
                                                              ---------    ---------
Projected benefit obligation in excess of plan assets          (151,359)    (160,692)

Unrecognized net obligation existing at January 1                 9,590       10,255
Prior service cost not yet recognized                            14,091       14,951
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions            160,797      176,517
Adjustment to recognize minimum liability                      (184,478)    (201,723)
                                                              ---------    ---------
Accrued pension liability included in other liabilities       $(151,359)   $(160,692)
                                                              =========    =========
Net pension cost includes the following components:
  Service cost                                                $  49,580    $  35,988
  Interest cost                                                  23,202       18,060
  Actual return on plan assets                                  (31,641)     (18,597)
  Net amortization and deferral of other components              20,237        6,712
                                                              ---------    ---------
Net periodic pension cost                                     $  61,378    $  42,163
                                                              =========    =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 6.00% and 5.75% for 1993 and 1992, respectively. The average rate of increase in future compensation levels was 0% and the expected long-term rate of return on pension plan assets was 8.0% and 9.0% in 1993 and 1992, respectively.

(8)  MAJOR CUSTOMERS AND SUPPLIERS
     -----------------------------
     During the years ended December 31, 1993 and 1992, the Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations. In December, 1992, the Company entered into an administrative order with the Environmental Protection Agency to perform certain environmental work. An environmental liability reserve in the amount of $362,000 was accrued in 1992 for work to be performed in 1993 and 1994 to assess the nature of any environmental cleanup requirements at the refinery. As of December 31, 1993, the cash outlay recorded against the reserve was $87,759.

     The Company is subject to various claims and business disputes in the ordinary course of business. Management does not anticipate that the ultimate outcome of these issues will have a material impact on the Company's financial position or results of operations.

     An affiliate of the Company entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provide for annual rentals of $490,000 in the fourth year
(1993) and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $276,000 in occupancy costs with provisions for escalation based on actual expenses. The total estimated costs for rentals and operating expenses for 1994 amounts to $871,000. Currently, the affiliate of the Company is subleasing certain office space to a third party and a related party.

           ARTHUR ANDERSEN LLP







           BLOOMFIELD REFINING COMPANY

           FINANCIAL STATEMENTS
           TOGETHER WITH REPORT OF INDEPENDENT
           PUBLIC ACCOUNTANTS

           AS OF DECEMBER 31, 1994 AND 1993

                 ARTHUR ANDERSEN LLP
       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Bloomfield Refining Company:

We have audited the accompanying balance sheets of Bloomfield Refining Company (a Delaware corporation) as of December 31, 1994 and 1993, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloomfield Refining Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                              /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 30, 1995.

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                       DECEMBER 31, 1994 AND 1993
                                  ASSETS
 CURRENT ASSETS                                      1994          1993
                                                 -----------   -----------
   Cash and temporary investments                $ 8,379,601   $10,800,111
   Accounts receivable - affiliates                6,008,872     5,646,661
   Accounts receivable                               257,820        35,783
   Inventories                                     7,887,826     6,046,026
   Prepaid crude oil - affiliate                   2,312,338       819,868
   Prepaid expenses and other                        584,495       879,839
   Deferred tax asset                                    ---       291,500
                                                 -----------   -----------
     Total current assets                         25,430,952    24,519,788
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         23,165,353    22,177,094
   Gas plants, property and equipment              4,855,654     4,652,324
     Less: Accumulated depreciation               (6,550,919)   (4,854,519)
                                                 -----------   -----------
                                                  21,470,088    21,974,899
   Construction in progress                          147,712       409,970
                                                 -----------   -----------
     Total property, plant and equipment          21,617,800    22,384,869
                                                 -----------   -----------
 Other                                               289,005       240,720
                                                 -----------   -----------
 TOTAL ASSETS                                    $47,337,757   $47,145,377
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

 CURRENT LIABILITIES                                 1994          1993
                                                 -----------   -----------
   Accounts payable - affiliates                 $10,853,802   $ 8,513,020
   Accounts payable                                  649,983       935,698
   Current portion of long-term debt                     ---     2,875,000
   Accrued liabilities                             2,227,067     2,558,658
   Income taxes payable - affiliate                      ---     2,496,600
                                                 -----------   -----------
     Total current liabilities                    13,730,852    17,378,976
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes, net                      1,184,500     1,750,300
   Accrued turnaround costs                        1,953,671       810,119
   Other                                             130,312       151,359
                                                 -----------   -----------
     Total non-current liabilities                 3,268,483     2,711,778
                                                 -----------   -----------
 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              27,138,322    23,854,523
                                                 -----------   -----------
     Total shareholder's equity                   30,338,422    27,054,623
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $47,337,757   $47,145,377
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                       BLOOMFIELD REFINING COMPANY
                        STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                  1994           1993
                                              ------------   ------------
Operating revenues                            $141,701,590   $148,822,139
Operating expenses                             114,999,480    118,026,762
                                              ------------   ------------
  Gross margin                                  26,702,110     30,795,377

General and administrative expenses              7,529,972      8,470,542
                                              ------------   ------------
  Operating income                              19,172,138     22,324,835
                                              ------------   ------------
OTHER INCOME (EXPENSE)

  Gain (loss) on sale of assets                      8,568         (8,503)
  Interest income                                  375,022        259,062
  Interest expense                                (265,862)      (357,446)
  Other                                            268,858         15,839
                                              ------------   ------------
                                                   386,586        (91,048)
                                              ------------   ------------
  Income before income taxes                    19,558,724     22,233,787

INCOME TAX EXPENSE (NOTE 4)

  Current                                       (7,396,500)    (7,635,100)
  Deferred                                        (248,800)    (1,220,800)
                                              ------------   ------------
                                                (7,645,300)    (8,855,900)
                                              ------------   ------------
    Net Income                                $ 11,913,424   $ 13,377,887
                                              ============   ============

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 23,854,523   $ 16,077,577
Net income                                      11,913,424     13,377,887
Dividends                                       (8,629,625)    (5,600,941)
                                              ------------   ------------
    BALANCE AT DECEMBER 31                    $ 27,138,322   $ 23,854,523
                                              ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                 1994            1993
                                                             -------------   -------------
Cash flows from operating activities:
  Cash received from customers                               $ 141,129,762   $ 148,745,079
  Cash paid to suppliers and employees                        (120,708,328)   (120,947,666)
  Cash outlay for turnaround                                           ---      (3,202,273)
  Interest received                                                382,751         263,429
  Interest paid                                                   (266,117)       (359,739)
  Income taxes                                                 (10,416,200)     (6,260,500)
  Other                                                            266,933           7,703
                                                             -------------   -------------
    Net cash provided by operating activities                   10,388,801      18,246,033
                                                             -------------   -------------
Cash flows from investing activities:
  Capital expenditures - refinery                               (1,276,862)     (8,744,591)
  Capital expenditures - gas plants                                (29,574)       (528,826)
  Proceeds from sale of assets                                       1,750          29,657
                                                             -------------   -------------
    Net cash used in investing activities                       (1,304,686)     (9,243,760)
                                                             -------------   -------------
Cash flows from financing activities:
  Borrowings under revolving credit agreement                          ---       3,000,000
  Principal payments on debt                                    (2,875,000)     (2,892,496)
  Dividends distributed                                         (8,629,625)     (5,600,941)
                                                             -------------   -------------
    Net cash used in financing activities                      (11,504,625)     (5,493,437)
                                                             -------------   -------------
Net (decrease) increase in cash and temporary investments       (2,420,510)      3,508,836

Cash and temporary investments at beginning of year             10,800,111       7,291,275
                                                             -------------   -------------
Cash and temporary investments at end of year                $   8,379,601   $  10,800,111
                                                             =============   =============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                  1994          1993
                                                               -----------   -----------
Reconciliation of net income to net cash provided
by operating activities:

Net income                                                     $11,913,424   $13,377,887
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                 1,739,979     1,370,415
    Accrued turnaround costs                                     1,143,552     1,014,887
    (Gain) loss on sale of assets                                   (8,568)        8,503
    Changes in assets and liabilities:
      Increase in accounts receivable                             (584,248)     (150,662)
      (Increase) decrease in inventories                        (1,841,800)    1,815,826
      (Increase) decrease in prepaid expenses and other         (1,370,882)      462,695
      Decrease (increase) in deferred tax asset                    291,500      (291,500)
      Increase in other assets                                     (48,285)          ---
      Increase (decrease) in accounts payable                    2,569,167      (787,383)
      (Decrease) increase in accrued liabilities                  (331,591)    1,356,798
      (Decrease) increase in income taxes payable - affiliate   (2,496,600)    1,374,600
      Decrease in accrued turnaround costs                             ---    (2,809,000)
      Decrease in other liabilities                                (21,047)       (9,333)
      (Decrease) increase in deferred income taxes                (565,800)    1,512,300
                                                               -----------   -----------
        Net cash provided by operating activities              $10,388,801   $18,246,033
                                                               ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
Organization
------------
     On August 31, 1984, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC). The Company operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day and has ownership interests in two gas plants located in Utah.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Cash and Temporary Investments
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments. Temporary investments consist primarily of certificates of deposit and commercial paper. These securities are classified as held to maturity investments as defined by Statement of Financial Accounting Standards No. 115. At December 31, 1994 and 1993, these securities are recorded at a market value of $7,663,000 and $8,520,000, respectively. Realized gains and losses from sales of these securities are included in interest income in the accompanying statements of operations. The net unrealized gain or loss on these securities was not material as of December 31, 1994 and 1993.

Inventories
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at December 31, 1994 and 1993 are as follows:

                                               December 31,  December 31,
                                                  1994          1993
                                               -----------   -----------
Refined, unrefined and intermediate products   $4,181,728    $3,692,757
Crude oil                                       2,811,004     1,432,350
Materials and supplies                            895,094       920,919
                                               ----------    ----------
                                               $7,887,826    $6,046,026
                                               ==========    ==========

Property, Plant and Equipment
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years, with an average initial life of approximately 19 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes. Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 10 years, with an average initial life of approximately 7 years.

General and Administrative Expenses
-----------------------------------
     The Company reimburses GWEC for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations.

Accrued Turnaround Costs
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the scheduling of major expenditures.

Capitalized Interest
--------------------
     The Company capitalizes interest on debt associated with the financing of capital construction projects. During 1993 interest of $109,480 was capitalized to property, plant and equipment. No such interest was capitalized during 1994.

Reclassifications
-----------------
     Certain prior year amounts have been reclassified for consistency with the current year presentation.

(3)  LONG-TERM DEBT
     --------------
     The Company has a revolving credit facility, as amended, with a group of banks under which it may borrow up to $8,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, exchange balances and unused outstanding letters of credit was approximately $21,000,000 and $18,000,000 as of December 31, 1994
and 1993. The Company had no amounts outstanding under the revolving credit facility, however, letters of credit totaling approximately $20,000,000 and $14,000,000 had been issued as of December 31, 1994 and 1993. Borrowings under the revolving credit facility bear interest at a rate based on the bank's prime rate.

     The credit facility is secured by substantially all of the assets of the Company and, among other things, requires the maintenance of certain financial covenants and ratios. The revolving credit facility matures June 1, 1996; however, the credit agreement provides for extensions of the maturity date.

     The Company borrowed $3,000,000 in 1993 for capital projects at the Bloomfield refinery pursuant to an amendment to the credit agreement. Interest was based on the bank's prime rate or alternatively, interest rates could be fixed for 30, 60 or 90 day periods on portions of the term loan at a floating Eurocurrency rate. At December 31, 1993, the weighted average interest rate being paid was approximately 6.2%. The entire balance was paid during 1994.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. An agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses GWEC for its current income tax liability on a quarterly basis. Deferred income taxes are paid to GWEC periodically. The Company is entitled to be reimbursed by GWEC for its income tax benefit when the Company could otherwise have utilized such benefit on a stand alone basis.

     Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", (SFAS 109). SFAS 109 requires that deferred income taxes be recognized for the differences between the tax and financial reporting bases of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The adoption of SFAS 109 had no material impact on the Company's financial position or results of operations for the year ended December 31, 1993.

The net deferred tax liability consists of the following:

                                          December 31,  December 31,
                                              1994          1993
                                          ------------  ------------
     Gross deferred tax assets             $(1,090,700)  $  (606,640)
     Gross deferred tax liabilities          2,798,300     2,065,440
                                           -----------   -----------
                                             1,707,600     1,458,800
     Payments to affiliate                    (523,100)          ---
          Valuation allowance                     ---            ---
                                           -----------   -----------
     Net deferred tax liability            $ 1,184,500   $ 1,458,800
                                           ===========   ===========

     Deferred tax assets and liabilities result primarily from inventory costs capitalized for tax, accounting reserves and from recording depreciation and turnaround expenses in different periods for financial and tax accounting purposes. In management's opinion, it is more likely than not that the gross deferred tax assets will be realized based on past earnings history.

     The difference between the Company's tax provision at the federal statutory rate and the effective rate for the years ended
December 31, 1994 and 1993 is due primarily to state income taxes.

Tax Deficiency
--------------
     The Internal Revenue Service concluded a field audit of the consolidated tax group's income tax return for the fiscal year 1990 resulting in a "Notice of Deficiency" for that fiscal year. Proposed adjustments to income and tax credits resulted in a proposed tax deficiency of approximately $4,800,000 plus penalties. The Company filed a petition with the United States Tax Court contesting the notice and believes that it has meritorious legal defenses to the proposed tax deficiency, but the ultimate outcome of the Tax Court case is uncertain.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the years ended December
31, 1994 and 1993.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                    December 31, 1994
                        ------------------------------------------
Operating Revenues      $139,073,511    $2,628,079    $141,701,590
Operating Expenses       112,824,818     2,174,662     114,999,480
                        ------------    ----------    ------------
  Gross Margin          $ 26,248,693    $  453,417    $ 26,702,110
                        ============    ==========    ============

                                    December 31, 1993
                        ------------------------------------------
Operating Revenues      $145,878,017    $2,944,122    $148,822,139
Operating Expenses       115,829,494     2,197,268     118,026,762
                        ------------    ----------    ------------
  Gross Margin          $ 30,048,523    $  746,854    $ 30,795,377
                        ============    ==========    ============


(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     A supply and marketing service agreement was entered into between the Company and GWEC, whereby GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchase of raw materials include all amounts accrued and owing by GWEC to third parties, including prepayments and offsite inventory. Also, the Company sells refined petroleum products to GWEC, at market, for resale by GWEC.

     The Company has guaranteed the payment by GWEC of an aggregate maximum at any one time of $2,000,000 of present and/or future indebtedness owed to a third party crude oil supplier.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $187,357 and $173,139 were accrued for the years ended December 31, 1994 and 1993, respectively.

     The Company also has a defined benefit pension plan for union employees. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at December 31, 1994 and 1993 consist primarily of private and public debt and equity investments.

     In prior years, benefits were based on a percentage of the employee's earnings, as defined, as of June 1, 1990, and years of credited service up to a maximum of 30 years. In 1994, the plan was amended to base benefits on a percentage of the employee's earnings as of June 1, 1993.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and operations at December 31, 1994 and 1993, for the defined benefit pension plan:

                                                                 1994        1993
                                                               ---------   ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $417,559 and $406,405 at
    December 31, 1994 and 1993, respectively                  $(433,264)   $(424,162)
                                                              =========    =========
Projected benefit obligation for service rendered to date     $(433,264)   $(424,162)
Plan assets at fair value                                       302,952      272,803
                                                              ---------    ---------
Projected benefit obligation in excess of plan assets          (130,312)    (151,359)

Unrecognized net obligation existing at January 1, 1989
   being recognized over 19 years                                 8,926        9,590
Prior service cost not yet recognized                            77,483       14,091
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions             70,391      160,797
Adjustment to recognize minimum liability                      (156,800)    (184,478)
                                                              ---------    ---------
Accrued pension liability included in other liabilities       $(130,312)   $(151,359)
                                                              =========    =========
Net pension cost includes the following components:
  Service cost                                                $  55,079    $  49,580
  Interest cost                                                  29,266       23,202
  Actual return on plan assets                                    6,557      (31,641)
  Net amortization and deferral of other components             (19,922)      20,237
                                                              ---------    ---------
Net periodic pension cost                                     $  70,980    $  61,378
                                                              =========    =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% for 1994 and 6.0% for 1993. The expected long-term rate of return on pension plan assets was 8.0% in 1994 and 1993.

(8)  MAJOR CUSTOMERS
     ---------------
     During the years ended December 31, 1994 and 1993, the Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency (E.P.A.) and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations. The Company entered into an administrative order with the E.P.A. to perform a study to assess the nature of any environmental cleanup requirements at the refinery which was substantially completed in 1994. Management is currently evaluating the E.P.A.'s response and is uncertain as to what, if any, additional costs may be required.

     The Company is subject to various claims and business disputes in the ordinary course of business. Management does not anticipate that the ultimate outcome of these issues will have a material impact on the Company's financial position or results of operations.

     An affiliate of the Company entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provided for annual rent of $553,000 in 1994 and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $318,000 in occupancy costs with provisions for escalation based on actual expenses. Currently, the affiliate of the Company is subleasing certain office space to a third party and a related party.

           BLOOMFIELD REFINING COMPANY

           INTERIM FINANCIAL STATEMENTS

           AS OF MARCH 31, 1995
           (UNAUDITED)

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                   MARCH 31, 1995 AND DECEMBER 31, 1994
                                  ASSETS
                                                  March 31,
                                                     1995      December 31,
 CURRENT ASSETS                                  (Unaudited)      1994
                                                 -----------   -----------
   Cash and temporary investments                $ 2,620,153   $ 4,888,567
   Accounts receivable - affiliates                7,047,961     6,008,872
   Accounts receivable                               239,707       257,820
   Inventories                                     9,143,322     7,887,826
   Prepaid crude oil - affiliate                   6,018,887     5,803,372
   Prepaid expenses and other                        352,072       584,495
                                                 -----------   -----------
     Total current assets                         25,422,102    25,430,952
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         23,165,353    23,165,353
   Gas plants, property and equipment              4,901,295     4,855,654
     Less: Accumulated depreciation               (6,980,954)   (6,550,919)
                                                 -----------   -----------
                                                  21,085,694    21,470,088
   Construction in progress                          630,830       147,712
                                                 -----------   -----------
     Total property, plant and equipment          21,716,524    21,617,800
                                                 -----------   -----------
 Other                                               285,394       289,005
                                                 -----------   -----------
 TOTAL ASSETS                                    $47,424,020   $47,337,757
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

                                                  March 31,
                                                     1995      December 31,
 CURRENT LIABILITIES                             (Unaudited)       1994
                                                 -----------   -----------
   Accounts payable - affiliates                 $11,408,489   $10,853,802
   Accounts payable                                  449,592       649,983
   Accrued liabilities                             2,238,788     2,227,067
   Income taxes payable - affiliate                  963,000           ---
                                                 -----------   -----------
     Total current liabilities                    15,059,869    13,730,852
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes, net                          9,500     1,184,500
   Accrued turnaround costs                        2,239,559     1,953,671
   Other                                             114,733       130,312
                                                 -----------   -----------
     Total non-current liabilities                 2,363,792     3,268,483
                                                 -----------   -----------
 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              26,800,259    27,138,322
                                                 -----------   -----------
     Total shareholder's equity                   30,000,359    30,338,422
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $47,424,020   $47,337,757
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                       BLOOMFIELD REFINING COMPANY
                        STATEMENTS OF OPERATIONS
           FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994

                                                  1995           1994
                                              ------------   ------------
Operating revenues                            $ 29,962,961   $ 29,495,052
Operating expenses                              25,799,986     24,052,808
                                              ------------   ------------
  Gross margin                                   4,162,975      5,442,244

General and administrative expenses              1,740,486      1,795,578
                                              ------------   ------------
  Operating income                               2,422,489      3,646,666
                                              ------------   ------------
OTHER INCOME (EXPENSE)

  Interest income                                   73,510         68,042
  Interest expense                                 (64,197)       (81,550)
  Other                                             66,335         25,458
                                              ------------   ------------
                                                    75,648         11,950
                                              ------------   ------------
  Income before income taxes                     2,498,137      3,658,616

INCOME TAX EXPENSE (NOTE 4)

  Current                                         (963,000)    (1,350,000)
  Deferred                                          (9,500)       (43,300)
                                              ------------   ------------
                                                  (972,500)    (1,393,300)
                                              ------------   ------------
    Net Income                                $  1,525,637   $  2,265,316
                                              ============   ============

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 27,138,322   $ 23,854,523
Net income                                       1,525,637      2,265,316
Dividends                                       (1,863,700)           ---
                                              ------------   ------------
    BALANCE AT MARCH 31                       $ 26,800,259   $ 26,119,839
                                              ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                                BLOOMFIELD REFINING COMPANY
                                 STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994

                                                                  1995          1994
                                                               -----------   -----------
Cash flows from operating activities:

  Reconciliation of net income to net cash provided by
    (used in) operating activities:
  Net income                                                   $ 1,525,637   $ 2,265,316
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                 430,035       428,055
      Accrued turnaround costs                                     285,888       285,888
      Changes in assets and liabilities:
        Increase in accounts receivable                         (1,020,976)     (452,743)
        Increase in inventories                                 (1,255,496)     (441,575)
        Decrease in prepaid expenses and other                      16,908       426,263
        Increase in deferred tax asset                                 ---       (21,300)
        Decrease in other assets                                     3,611         3,611
        Increase (decrease) in accounts payable                    244,523    (1,921,652)
        Increase (decrease) in accrued liabilities                  11,721      (219,324)
        Increase in income taxes payable-affiliate                 963,000     1,350,000
        Decrease in other liabilities                              (15,579)          ---
        (Decrease) increase in deferred income taxes            (1,175,000)       64,600
                                                               -----------   -----------
        Net cash (used in) provided by operating activities    $    14,272   $ 1,767,139
                                                               ===========   ===========

Cash flows used in investing activities:
  Capital expenditures - refinery                                 (373,345)     (756,002)
  Capital expenditures - gas plants                                (45,641)      (15,889)
                                                               -----------   -----------
        Net cash used in investing activities                     (418,986)     (771,891)
                                                               -----------   -----------
Cash flows used in financing activities:
  Principal payments on debt                                           ---      (975,000)
  Dividends distributed                                         (1,863,700)          ---
                                                               -----------   -----------
        Net cash used in financing activities                   (1,863,700)     (975,000)
                                                               -----------   -----------
Net (decrease) increase in cash and temporary investments       (2,268,414)       20,248
Cash and temporary investments at beginning of year              4,888,567     9,501,500
                                                               -----------   -----------
Cash and temporary investments at end of period                $ 2,620,153   $ 9,521,748
                                                               ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
Organization
------------
     On August 31, 1984, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC). The Company operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day and has ownership interests in two gas plants located in Utah.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Cash and Temporary Investments
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments. Temporary investments consist primarily of commercial paper and money market funds.
These securities are classified as held to maturity investments as defined by Statement of Financial Accounting Standards No. 115. At March 31, 1995 and December 31, 1994, these securities are recorded at a market value of $2,082,000 and $7,663,000, respectively. Realized gains and losses from sales of these securities are included in interest income in the accompanying statements of operations. The net unrealized gain or loss on these securities was not material as of March 31, 1995 and December 31, 1994.

Inventories
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at March 31, 1995 and December 31,
1994 are as follows:

                                                March 31,   December 31,
                                                  1995          1994
                                               -----------   -----------
Refined, unrefined and intermediate products   $5,276,421    $4,181,728
Crude oil                                       2,985,248     2,811,004
Materials and supplies                            881,653       895,094
                                               ----------    ----------
                                               $9,143,322    $7,887,826
                                               ==========    ==========

Property, Plant and Equipment
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years, with an average initial life of approximately 19 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes. Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 10 years, with an average initial life of approximately 7 years.

General and Administrative Expenses
-----------------------------------
     The Company reimburses GWEC for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations.

Accrued Turnaround Costs
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the scheduling of major expenditures.

Capitalized Interest
--------------------
     The Company capitalizes interest on debt associated with the financing of capital construction projects. No interest was capitalized during the three months ended March 31, 1995 or during 1994.

Reclassifications
-----------------
     Certain prior year amounts have been reclassified for consistency with the current year presentation.

(3)  LONG-TERM DEBT
     --------------
     The Company has a revolving credit facility, as amended, with a group of banks under which it may borrow up to $8,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, exchange balances and unused outstanding letters of credit was approximately $29,000,000 and $21,000,000 as of March 31, 1995 and
December 31, 1994. The Company had no amounts outstanding under the revolving credit facility, however, letters of credit totaling approximately $23,000,000 and $20,000,000 had been issued as of March 31, 1995 and December 31, 1994. Borrowings under the revolving credit facility bear interest at a rate based on the bank's prime rate.

     The credit facility is secured by substantially all of the assets of the Company and, among other things, requires the maintenance of certain financial covenants and ratios. The revolving credit facility matures June 1, 1996; however, the credit agreement provides for extensions of the maturity date.

     The Company borrowed $3,000,000 in 1993 for capital projects at the Bloomfield refinery pursuant to an amendment to the credit agreement. The entire balance was paid during 1994.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. An agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses GWEC for its current income tax liability on a quarterly basis. Deferred income taxes are paid to GWEC periodically. The Company is entitled to be reimbursed by GWEC for its income tax benefit when the Company could otherwise have utilized such benefit on a stand alone basis.

     Deferred income taxes are recognized for the differences between the tax and financial reporting bases of assets and liabilities at each period-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     The net deferred tax liability consists of the following:

                                            March 31,   December 31,
                                              1995          1994
                                          ------------  ------------
     Gross deferred tax assets             $(1,212,600)  $(1,090,700)
     Gross deferred tax liabilities          2,929,700     2,798,300
                                           -----------   -----------
                                             1,717,100     1,707,600
     Payments to affiliate                  (1,707,600)     (523,100)
          Valuation allowance                     ---            ---
                                           -----------   -----------
     Net deferred tax liability            $     9,500   $ 1,184,500
                                           ===========   ===========

     Deferred tax assets and liabilities result primarily from inventory costs capitalized for tax, accounting reserves and from recording depreciation and turnaround expenses in different periods for financial and tax accounting purposes. In management's opinion, it is more likely than not that the gross deferred tax assets will be realized based on past earnings history.

     The difference between the Company's tax provision at the federal statutory rate and the effective rate is due primarily to state income taxes.

Tax Deficiency
--------------
     The Internal Revenue Service concluded a field audit of the consolidated tax group's income tax return for the fiscal year 1990 resulting in a "Notice of Deficiency" for that fiscal year. Proposed adjustments to income and tax credits resulted in a proposed tax deficiency of approximately $4,800,000 plus penalties. The Company filed a petition with the United States Tax Court contesting the notice and believes that it has meritorious legal defenses to the proposed tax deficiency, but the ultimate outcome of the Tax Court case is uncertain.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the three months ended
March 31, 1995 and 1994.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                      March 31, 1995
                        ------------------------------------------
Operating Revenues      $ 29,359,316    $  603,645    $ 29,962,961
Operating Expenses        25,223,910       576,076      25,799,986
                        ------------    ----------    ------------
  Gross Margin          $  4,135,406    $   27,569    $  4,162,975
                        ============    ==========    ============

                                      March 31, 1994
                        ------------------------------------------
Operating Revenues      $ 28,877,145    $  617,907    $ 29,495,052
Operating Expenses        23,429,533       623,275      24,052,808
                        ------------    ----------    ------------
  Gross Margin          $  5,447,612    $   (5,368)   $  5,442,244
                        ============    ==========    ============

(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     A supply and marketing service agreement was entered into between the Company and GWEC, whereby GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchases of raw materials include all amounts accrued and owing by GWEC to third parties, including prepayments and offsite inventory. Also, the Company sells refined petroleum products to GWEC, at market, for resale by GWEC.

     The Company has guaranteed the payment by GWEC of an aggregate maximum at any one time of $2,000,000 of present and/or future indebtedness owed to a third party crude oil supplier.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $47,522 and $45,537 were accrued for the three months ended March 31, 1995 and 1994, respectively.

     The Company also has a defined benefit pension plan for union employees. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at March 31, 1995 and December 31, 1994 consist primarily of private and public debt and equity investments.

     Benefits are based on a percentage of the employee's earnings, as defined, as of June 1, 1993, and years of credited service up to a maximum of 30 years.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and operations at December 31, 1994 for the defined benefit pension plan:

                                                                 1994
                                                               ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $417,559 at December 31, 1994          $(433,264)
                                                              =========
Projected benefit obligation for service rendered to date     $(433,264)
Plan assets at fair value                                       302,952
                                                              ---------
Projected benefit obligation in excess of plan assets          (130,312)

Unrecognized net obligation existing at January 1, 1989
   being recognized over 19 years                                 8,926
Prior service cost not yet recognized                            77,483
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions             70,391
Adjustment to recognize minimum liability                      (156,800)
                                                              ---------
Accrued pension liability included in other liabilities       $(130,312)
                                                              =========
Net pension cost includes the following components:
  Service cost                                                $  55,079
  Interest cost                                                  29,266
  Actual return on plan assets                                    6,557
  Net amortization and deferral of other components             (19,922)
                                                              ---------
Net periodic pension cost                                     $  70,980
                                                              =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% for 1994. The expected long-term rate of return on pension plan assets was 8.0% in 1994.

(8)  MAJOR CUSTOMERS
     ---------------
     During the three months ended March 31, 1995 and 1994, the Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency (E.P.A.) and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations. The Company entered into an administrative order with the E.P.A. to perform a study to assess the nature of any environmental cleanup requirements at the refinery which was substantially completed in 1994. Management is currently evaluating the E.P.A.'s response and is uncertain as to what, if any, additional costs may be required.

     The Company is subject to various claims and business disputes in the ordinary course of business. Management does not anticipate that the ultimate outcome of these issues will have a material impact on the Company's financial position or results of operations.

     An affiliate of the Company entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provided for annual rent of $796,000 in 1995 through 1999. In addition to the rent, the Company has guaranteed the annual payment of $328,000 in occupancy costs with provisions for escalation based on actual expenses. Currently, the affiliate of the Company is subleasing certain office space to a third party and a related party.

                  BLOOMFIELD REFINING COMPANY
               OPERATING RESULTS FOR APRIL, 1995

                               BBLS/  $/GAL/
                                DAY    BBL     $/AMOUNT
                               ------------------------
SALES:
  Regular Gasoline                454  $0.6133     $351
  Unleaded Gasoline             6,921   0.6333    5,523
  Premium Unleaded                653   0.7057      581
  #2 Diesel                     4,040   0.5933    3,021
  #1 Diesel                         0        -        0
  Jet Fuel JP-4                 1,039   0.5933      777
  Naphtha                         153   0.4341       84
  Propane/Butane                   21   0.3501        9
  #6 Burner Fuel                  350   0.1276       56
  Saturated LPG                 1,136   0.3232      463
  Refined Product - Other           0        -        0
                               ------------------------
                               14,767   $24.52  $10,864
COST OF SALES:
  Crude Oil                    15,710   $18.54   $8,869
  Crude Oil Value Change            0        -     (130)
  Reduced Crude                   124    18.02       67
  Butane                            0        -        0
  Natural Gasoline                441    17.36      230
  MTBE                              0        -        0
  Misc Product - API (Other)        0        -        0
  Product Purchases                 0        -        0
  Inventory Change - Volume    (1,375)   27.59     (802)
  Inventory Change - Value          0        -     (336)
                               ------------------------
                               14,899   $17.67   $7,897
GROSS MARGIN                             $6.64   $2,967
  Yield                        99.11%
PRODUCTION COSTS:
  Direct Operating Costs                           $631
  Maintenance                                       254
  Utilities                                         239
  Depreciation                                       92
                                                -------
                                                 $1,216
                                                -------
OTHER COSTS
  General and Administrative                       $590
  Interest and Other Expense                          0
  Interest and Other Income                         (34)
                                                -------
                                                   $556
                                                -------
INCOME BEFORE DIVISIONS                          $1,195
                                                -------
  TRANSPORTATION DIVISION                          ($34)
  PIPELINE DIVISION                                  17
  GAS PLANTS - BLUEBELL/ALTONAH                      13
                                                -------
    TOTAL DIVISIONS                                 ($4)
                                                -------
    INCOME (LOSS) BEFORE TAXES                   $1,191
                                                -------
    PROVISION FOR INCOME TAXES                     (463)
                                                -------
    NET INCOME (LOSS) AFTER TAXES                  $728
                                                =======
/TABLE

                         BLOOMFIELD REFINING COMPANY
                           STATEMENT OF CASH FLOWS
                  FOR THE FOUR MONTHS ENDED APRIL 30, 1995
            INCREASE (DECREASE) IN CASH AND TEMPORARY INVESTMENTS

                                                               MONTH         Y-T-D
                                                             ----------    ----------
Reconciliation of net income to net cash provided
  by operating activities:

Net Income (Loss)                                               858,795     2,505,649
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation                                                143,182       573,217
    Turnaround costs                                             95,296       381,184
    (Gain) loss on Sale of Assets                                     0             0

    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable-affiliate   (4,262,448)   (5,152,298)
      Decrease (increase) in accounts receivable, net            97,396        14,008
      Decrease (increase) in inventories                         39,777    (1,215,720)
      Decrease (increase) in prepaid expenses                    91,217    (3,744,982)
      Decrease (increase) in deferred tax asset                       0             0
      Decrease (increase) in other assets                         1,204         4,815
      Decrease (increase) in interco def inc tax rec                  0             0
      Increase (decrease) in accounts payable - affiliate       372,033    (1,709,383)
      Increase (decrease) in accounts payable                 2,474,103     4,193,931
      Increase (decrease) in income tax payable                 463,000     1,249,000
      Increase (decrease) in accrued liabilities               (105,416)   (1,716,545)
      Increase (decrease) in other liabilities                        0        26,487
      Increase (decrease) in deferred income taxes                    0    (1,184,500)
                                                             ----------    ----------
        Net cash provided (used) by operating activities        268,139    (5,775,137)
                                                             ----------    ----------
Cash flows from investing activities:
  Capital expenditures-refinery and construction in progress   (208,537)     (635,521)
  Capital expenditures-gas plants                               (59,602)     (105,243)
                                                             ----------    ----------
        Net cash provided (used) in investing activities       (268,139)     (740,764)
                                                             ----------    ----------
Cash flows from financing activities:
  Borrowings under note payable                                       0             0
  Principal payments on debt                                          0             0
  Dividends distributed                                               0    (1,863,700)
                                                             ----------    ----------
        Net cash provided (used) by financing activities              0    (1,863,700)
                                                             ----------    ----------
Net increase(decrease) in cash and temporary investments              0    (8,379,601)
Cash and temporary investments at beginning of period                 0     8,379,601
                                                             ----------    ----------
Cash and temporary investments at end of period                       0            (0)
                                                             ==========    ==========

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                   APRIL 30, 1995 AND DECEMBER 31, 1994
                              (UNAUDITED)
                                 ASSETS
                                                  APRIL 30     DECEMBER 31
                                                     1995         1994
                                                 -----------   -----------
 CURRENT ASSETS
   Cash and temporary investments                $       ---   $ 8,379,601
   Accounts receivable - affiliates               11,161,170     6,008,872
   Accounts receivable, net                          243,812       257,820
   Inventories                                     9,103,546     7,887,826
   Prepaid expenses and other                      6,641,815     2,896,833
   Deferred tax asset                                    ---           ---
                                                 -----------   -----------
     Total current assets                         27,150,343    25,430,952
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         23,165,353    23,165,353
   Gas plant, property and equipment               4,960,897     4,855,654
     Less: Accumulated depreciation               (7,124,136)   (6,550,919)
                                                 -----------   -----------
                                                  21,002,114    21,470,088
   Construction in progress                          783,233       147,712
                                                 -----------   -----------
     Total property, plant and equipment          21,785,347    21,617,800
                                                 -----------   -----------
 OTHER ASSETS
   Interco Deferred Inc Tax Rec                          ---           ---
   Other Assets                                      284,190       289,005
                                                 -----------   -----------
     Total other assets                              284,190       289,005
                                                 -----------   -----------
 TOTAL ASSETS                                    $49,219,880   $47,337,757
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

                                                  APRIL 30     DECEMBER 31
 CURRENT LIABILITIES                                1995         1994
                                                 -----------   -----------
   Accounts payable - affiliates                 $ 9,144,419   $10,853,802
   Accounts payable                                4,843,914       649,983
   Income taxes payable - affiliate                1,249,000           ---
   Accrued liabilities                               510,522     2,227,067
                                                 -----------   -----------
     Total current liabilities                    15,747,855    13,730,852
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes                                 ---     1,184,500
   Accrued turnaround costs                        2,334,855     1,953,671
   Other                                             156,799       130,312
                                                 -----------   -----------
     Total non-current liabilities                 2,491,654     3,268,483
                                                 -----------   -----------
 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Dividends distributed                         (58,644,838)  (56,781,138)
   Retained earnings                              86,425,109    83,919,460
                                                 -----------   -----------
     Total shareholder's equity                   30,980,371    30,338,422
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $49,219,880   $47,337,757
                                                 ===========   ===========
 /TABLE

                  BLOOMFIELD REFINING COMPANY
                OPERATING RESULTS FOR MAY, 1995

                               BBLS/  $/GAL/
                                DAY    BBL     $/AMOUNT
                               ------------------------
SALES:
  Regular Gasoline                 73   0.6519      $62
  Unleaded Gasoline             8,359   0.6792    7,392
  Premium Unleaded              1,033   0.7451    1,002
  #2 Diesel                     5,005   0.6226    4,057
  #1 Diesel                         0        -        0
  Jet Fuel JP-4                   978   0.6617      842
  Naphtha                         267   0.4361      152
  Propane/Butane                   35   0.3409       16
  #6 Burner Fuel                  228   0.1262       38
  Saturated LPG                 1,159   0.3273      494
  Refined Product - Other           0        -        0
                               ------------------------
                               17,137   $26.46  $14,055
COST OF SALES:
  Crude Oil                    16,103   $18.86   $9,404
  Crude Oil Value Change            0        -        9
  Reduced Crude                   371    21.65      249
  Butane                            0        -        0
  Natural Gasoline                286    18.37      163
  MTBE                             44    37.04       50
  Misc Product - API (Other)      476    26.10      385
  Product Purchases                 0        -        0
  Inventory Change - Volume       224   (22.32)     (15)
  Inventory Change - Value          0        -     (140)
                               ------------------------
                               17,503   $18.62  $10,105
GROSS MARGIN                             $7.28   $3,950
  Yield                        97.91%
PRODUCTION COSTS:
  Direct Operating Costs                           $519
  Maintenance                                       272
  Utilities                                         237
  Depreciation                                       92
                                                -------
                                                 $1,119
                                                -------
OTHER COSTS
  General and Administrative                       $576
  Interest and Other Expense                          0
  Interest and Other Income                         (33)
                                                -------
                                                   $543
                                                -------
INCOME BEFORE DIVISIONS                          $2,288
                                                -------
  TRANSPORTATION DIVISION                          ($28)
  PIPELINE DIVISION                                  26
  GAS PLANTS - BLUEBELL/ALTONAH                      48
                                                -------
    TOTAL DIVISIONS                                 $46
                                                -------
    INCOME (LOSS) BEFORE TAXES                   $2,334
                                                -------
    PROVISION FOR INCOME TAXES                     (908)
                                                -------
    NET INCOME (LOSS) AFTER TAXES                $1,426
                                                =======
/TABLE

                         BLOOMFIELD REFINING COMPANY
                           STATEMENT OF CASH FLOWS
                  FOR THE FIVE MONTHS ENDED MAY 31, 1995
            INCREASE (DECREASE) IN CASH AND TEMPORARY INVESTMENTS

                                                               MONTH         Y-T-D
                                                             ----------    ----------
Reconciliation of net income to net cash provided
  by operating activities:

Net Income (Loss)                                             1,582,185     4,065,820
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation                                                142,638       715,855
    Turnaround costs                                             95,296       476,480
    (Gain) loss on Sale of Assets                                     0             0

    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable-affiliate    3,192,934    (1,959,364)
      Decrease (increase) in accounts receivable, net           (49,048)      (35,040)
      Decrease (increase) in inventories                       (938,822)   (2,161,418)
      Decrease (increase) in prepaid expenses                    13,128    (3,731,853)
      Decrease (increase) in deferred tax asset                       0             0
      Decrease (increase) in other assets                         1,204         6,018
      Decrease (increase) in interco def inc tax rec                  0             0
      Increase (decrease) in accounts payable - affiliate     1,667,350       (42,033)
      Increase (decrease) in accounts payable                (2,517,577)    1,676,355
      Increase (decrease) in income tax payable                 908,000     2,144,000
      Increase (decrease) in accrued liabilities                 64,635    (1,651,910)
      Increase (decrease) in other liabilities                        0        26,487
      Increase (decrease) in deferred income taxes                    0    (1,184,500)
                                                             ----------    ----------
        Net cash provided (used) by operating activities      4,161,923    (1,655,103)
                                                             ----------    ----------
Cash flows from investing activities:
  Capital expenditures-refinery and construction in progress   (155,183)     (790,704)
  Capital expenditures-gas plants                               (32,983)     (138,226)
                                                             ----------    ----------
        Net cash provided (used) in investing activities       (188,166)     (928,930)
                                                             ----------    ----------
Cash flows from financing activities:
  Borrowings under note payable                                       0             0
  Principal payments on debt                                          0             0
  Dividends distributed                                               0    (1,863,700)
                                                             ----------    ----------
        Net cash provided (used) by financing activities              0    (1,863,700)
                                                             ----------    ----------
Net increase(decrease) in cash and temporary investments      3,973,757    (4,447,733)
Cash and temporary investments at beginning of period           (41,889)    8,379,601
                                                             ----------    ----------
Cash and temporary investments at end of period               3,931,868     3,931,868
                                                             ==========    ==========

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                    MAY 31, 1995 AND DECEMBER 31, 1994
                              (UNAUDITED)
                                 ASSETS
                                                   MAY 31      DECEMBER 31
                                                     1995         1994
                                                 -----------   -----------
 CURRENT ASSETS
   Cash and temporary investments                $ 3,931,868   $ 8,379,601
   Account receivable - affiliates                 7,968,236     6,008,872
   Accounts receivable, net                          292,860       257,820
   Inventories                                    10,049,244     7,887,826
   Prepaid expenses and other                      6,628,686     2,896,833
   Deferred tax asset                                    ---           ---
                                                 -----------   -----------
     Total current assets                         28,870,894    25,430,952
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         23,172,404    23,165,353
   Gas plant, property and equipment               4,993,880     4,855,654
     Less: Accumulated depreciation               (7,266,774)   (6,550,919)
                                                 -----------   -----------
                                                  20,899,510    21,470,088
   Construction in progress                          931,365       147,712
                                                 -----------   -----------
     Total property, plant and equipment          21,830,875    21,617,800
                                                 -----------   -----------
 OTHER ASSETS
   Interco Deferred Inc Tax Rec                          ---           ---
   Other Assets                                      282,987       289,005
                                                 -----------   -----------
     Total other assets                              282,987       289,005
                                                 -----------   -----------
 TOTAL ASSETS                                    $50,984,756   $47,337,757
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

                                                   MAY 31      DECEMBER 31
 CURRENT LIABILITIES                                1995         1994
                                                 -----------   -----------
   Accounts payable - affiliates                 $10,811,769   $10,853,802
   Accounts payable                                2,326,338       649,983
   Income taxes payable - affiliate                2,144,000           ---
   Accrued liabilities                               575,157     2,227,067
                                                 -----------   -----------
     Total current liabilities                    15,857,264    13,730,852
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes                                 ---     1,184,500
   Accrued turnaround costs                        2,430,151     1,953,671
   Other                                             156,799       130,312
                                                 -----------   -----------
     Total non-current liabilities                 2,586,950     3,268,483
                                                 -----------   -----------
 SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Dividends distributed                         (58,644,838)  (56,781,138)
   Retained earnings                              87,985,280    83,919,460
                                                 -----------   -----------
     Total shareholder's equity                   32,540,542    30,338,422
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $50,984,756   $47,337,757
                                                 ===========   ===========
 /TABLE

                                      SCHEDULE 3.01(n)


                                  SUMMARY OF OPERATIONS
                                BLOOMFIELD REFINING COMPANY
                                FIVE YEAR HISTORICAL EBITD
                                      ($ IN THOUSANDS)

                                         1990      1991      1992      1993      1994     Average
                                        -------   -------   -------   -------   -------   -------
Sales - BPD                              14,738    13,820    14,616    15,585    16,009    14,954
Gross Margin - $/B                         6.25      4.77      5.63      7.41      6.82      6.18

Sales                                  $172,244  $132,814  $140,123  $145,864  $139,040  $146,017
Raw Materials                           138,608   108,742   110,089   103,684    99,218   112,068
                                        -------   -------   -------   -------   -------   -------
Gross Margin                             33,636    24,072    30,034    42,180    39,822    33,949

Direct Operating Costs                    5,309     5,694     5,808     5,892     6,078     5,756
Maintenance (Incl. Turnaround Accrual)    3,195     3,105     2,964     3,022     3,677     3,193
Utilities                                 2,505     2,542     2,425     2,607     3,152     2,646
Refinery G&A (1)                          1,190     1,355     1,405     1,329     1,599     1,376
Transportation & Pipeline Divisions (2)    (221)     (127)     (137)     (263)     (665)
(283)
                                        -------   -------   -------   -------   -------   -------
EARNINGS BEFORE INTEREST,
    TAXES AND DEPRECIATION               21,658    11,503    17,569    29,593    25,981    21,261
                                        =======   =======   =======   =======   =======   =======


(1) Excludes G&A allocated from Denver Office.
(2) Transportation and pipeline fees are included as costs in raw materials expense and as revenues in these divisions.

CONFIDENTIAL TREATMENT REQUESTED AND SCHEDULE FILED
          WITH THE SEC UNDER SEPARATE COVER.

                   SCHEDULE 3.02.g
       CERTAIN PERMITS, LICENSES AND CONTRACTS
                ACCEPTED BY PURCHASER

Contract Description: Refined Product Exchange
Parties: Gary-Williams Energy Corporation ("GWEC") and XXXXXXXXXX
Date: 3/24/88, effective 5/1/88
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of other party

Contract Description: Refined Product Sales
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 2/1/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of other party, approval will not be unreasonably withheld

Contract Description: Refined Product Sales
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 12/17/91, effective 1/1/92
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent

Contract Description: Refined Product Exchange
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 12/6/90, effective 12/1/90
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with notice and consent of other party

Contract Description: Refined Product Exchange
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 8/12/91, effective 9/1/91
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: Refined Product Sales
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 1/24/94, effective 2/1/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: Refined Product Sales
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXX
Date: 7/26/94, effective 8/1/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: Refined Product Exchange
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 8/25/89, effective 9/1/89
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: Y Grade Sales Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXX
Date: 5/1/88
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with consent of both parties

Contract Description: Refined Product Exchange/Buyback
Parties: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 12/20/84, effective 1/1/85
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: JP-8 Sales Contract on a bulk basis
Parties: Defense Fuel Supply Center
Date: 3/30/95, effective 10/1/95
Termination: Government may terminate performance of work under the contract in whole or in part
Assignability: Yes, covered by F.A.R. regulations as a "novation"

Contract Description: JP-4 Sales Contract on a bulk basis
Parties: Defense Fuel Supply Center
Date: 9/19/94, effective 10/1/94
Termination: Government may terminate performance of work under the contract in whole or in part
Assignability: Yes, covered by F.A.R. regulations as a "novation"

Contract Description: Loading Rack Agreement
Parties: GWEC
Notes: Sample form provided

Contract Description: Truck Lease
Parties: GWEC
Notes: Sample form provided

Contract Description: Standby Services Agreement
Parties: Bloomfield Refining Company ("BRC") and City of Bloomfield
Date: 7/1/90, as amended 6/5/95
Termination: Year to year after 6/30/95, terminable on 90 days' notice prior to end of term
Assignability: Yes, with prior written consent of other party
Notes: Agreement shall terminate immediately if BRC ceases to own the Site or use the Site for operation of a refinery

Contract Description: Electric Utility System General Service Agreement
Parties: BRC and City of Farmington
Date: 7/14/87, as amended
Termination: Terminates 6/30/98
Assignability: Silent

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 3/1/93
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of other party

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 6/5/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
notice prior to end of term
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 6/5/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 6/29/90
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 5/18/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties
Notes: Term is 18 months from date of first purchase, then month to month

Contract Description: Pipeline Services
Parties: BRC and Llaves Pipeline Limited
Date: 2/8/94
Termination: Month to month, terminable upon 30 days' notice by either party
Assignability: Silent

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 4/6/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Silent
Notes: General Provisions not in file

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 1994
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of GWEC
Notes: Crude purchased under 100% indemnifying Dos

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 11/4/92, as amended
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 1/6/92
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 1/21/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 11/1/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 5/17/94
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes with prior written consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Notes: Appears crude purchase contract with XXXXXXXXXXX was assigned to XXXXXXXXXX; however, no contract and no assignment or assumption agreement in file

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 11/9/93
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior consent of both parties

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 3/5/93
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability:  Yes, with prior consent of both parties

Contract Description: Crude Contract
Parties:  GWEC and XXXXXXXXXXXXXXXXXXXXXXXXX
Date: 7/1/87, as amended
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Silent

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 12/16/92
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Silent

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 1/24/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Silent
Notes: General provisions not in file

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 8/9/90
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of other party

Contract Description: Sulferox Usage Contract
Parties: BRC and Coastal Chemical Company, Inc.
Date: 1/11/95
Termination: Silent
Assignability: Silent

Contract Description: Sulferox Usage Contract
Parties: BRC and The Dow Chemical Company
Date: 9/29/94
Termination: Terminates 24 months from 1/1/94
Assignability: Silent

Contract Description: Shell Sulferox Process - Confidence Agreement
Parties: BRC and The Dow Chemical Company
Date: 10/25/91
Termination: Silent
Assignability: Silent

Contract Description: Sulferox Process License Agreement
Parties: BRC and The Dow Chemical Company
Date: 1/19/93
Termination: Expires 20 years from 1/19/93
Assignability: Yes, with prior written consent of other party

Contract Description: Nondisclosure Letter Agreement
Parties: BRC and UOP
Date: 8/24/94
Termination: Silent
Assignability: Silent

Contract Description: Service Agreement
Parties: BRC and UOP
Date: 1/19/95
Termination: Silent
Assignability: Silent

Contract Description: Supplemental Agreement to Termination and Transfer
Agreement
Parties: BRC and UOP Process Division
Date: 11/1/84
Termination: Silent
Assignability: Silent

Contract Description: Termination and Transfer Agreement
Parties: BRC and UOP Process Division
Date: 11/1/84
Termination: Silent
Assignability: Silent

Contract Description: UOP Fluid Catalytic Cracking Process License
Agreement
Parties: BRC and UOP Process Division
Date: 11/1/84
Termination: Terminable upon 6 months' prior written notice
Assignability: Yes, with prior written consent of other party
(see Section 11.1 for other options)

Contract Description: UOP Fixed-Bed Platforming Process License Agreement
Parties: BRC and UOP Process Division
Date: 11/1/84
Termination: Terminable upon six months' prior written notice
Assignability: Yes, with prior written consent of other party (see
Section 11.1 for other options)

Contract Description: UOP Merox Process License Agreement
Parties: BRC and UOP Process Division
Date: 11/1/84
Termination: Terminable upon six months' prior written notice
Assignability: Yes, with prior written consent of other party (see
Section 11.1 for other options)

Contract Description: Radiation Machine Registration #IN 45086
Parties: BRC and State of New Mexico
Date: 1/4/94
Termination: Silent
Assignability: Silent

Contract Description: Stormwater General Permit No. NMR00A013
Parties: BRC and U.S. EPA
Date: 12/31/92

Contract Description: Oil Spill Response Plan*
Parties: BRC and U.S. EPA
Date: 12/20/94

Contract Description: Part B Operating Permit Application for Hazardous Wastewater Treatment Surface Impoundments NMD 089 416416*
Parties: BRC and New Mexico Environment Department
Date: 9/24/94

Contract Description: Air Quality Permit No. 402-M-6
Parties: BRC and New Mexico Environment Department
Date: 5/30/95

Contract Description: Operating Permit Application No. P024
Parties: BRC and New Mexico Environment Department, Air Pollution Control
Bureau
Date: 6/21/95

Contract Description: Right-of-Way NM 65269*
Parties: BRC and U.S. Department of Interior Bureau of Land Management
Date: 10/30/87

Contract Description: Right-of-Way NMNM 68405*
Parties: BRC and U.S. Department of Interior Bureau of Land Management
Date: 1/14/92

Contract Description: Right-of-Way NMNM 93645*
Parties: BRC and U.S. Department of Interior Bureau of Land Management
Date: 12/29/94

Contract Description: Right-of-Way NMNM 91447*
Parties: BRC and U.S. Department of Interior Bureau of Land Management
Date: 5/6/94

Contract Description: Letter from the New Mexico Oil Conservation
Division approving the installation of Recovery Well Nos. 14, 15, 16, 17,
18, 19*
Parties: BRC and State of New Mexico Energy, Minerals and Natural
Resources Dept., Oil Conservation Division
Date: 6/4/90

Contract Description: Application filed with the Office of the State Engineer for permitting of Recovery Well Nos. 1, 2, 3*
Parties: BRC and State of New Mexico
Date: 10/4/88

Contract Description: Discharge Plan GW-01*
Parties: BRC and State of New Mexico Energy, Minerals and Natural
Resources Dept., Oil Conservation Division
Date: 5/24/94

Contract Description: Certificate of Construction No. 2593-2 and 3385 Evaporation Ponds
Parties: BRC and State of New Mexico
Date: 10/21/94

Contract Description: Discharge Plan GW-130*
Parties: BRC and State of New Mexico Energy, Minerals and Natural
Resources Dept., Oil Conservation Division
Date: 11/5/93

Contract Description: Application for Permit for Alternate Point of Diversion of Surface Waters No. 3385 River Terrace
Parties: BRC and State of New Mexico
Date: 7/17/89

Contract Description: Application for Permit for Alternate Point of Diversion of Surface Waters No. 3385 Hammond Ditch
Parties: BRC and State of New Mexico
Date: 8/6/87

Contract Description: Administrative Order on Consent Docket No. V1-303-H
Parties: BRC and U.S. EPA
Date: 12/31/92

Contract Description: Gas Sales/Purchase Contract
Parties: BRC and Conoco Inc.
Date: 7/1/95
Termination: One year term, then month to month, terminable on 30 days' written notice.
Assignability: Silent
Notes: See Paragraph 13 - Confidentiality

Contract Description: Crude Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 8/1/95
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Silent

Contract Description: Crude Exchange Contract
Parties: GWEC and XXXXXXXXXXXXXXXXXXXXXXXXXX
Date: 5/27/87
Termination: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Assignability: Yes, with prior written consent of other party

*Buyer has not reviewed these documents in their entirety.
Notwithstanding Section 3.02(g), as soon as practicable after the date hereof, Sellers shall supply such documents to Buyer. Buyer shall notify Sellers in writing within 3 business days after receipt thereof if such documents do not meet the criteria of Section 3.02(g), in which event, and notwithstanding anything contained in this Agreement to the contrary, this Agreement shall terminate and neither Buyer nor Seller shall have any further duties, obligations or liabilities to each other under this Agreement. If Buyer notifies Sellers within such 3-day period that such documents meet the criteria set forth in Section 3.02(g), or if Buyer does not notify Sellers within such 3-day period, this Agreement shall continue and be in full force and effect in accordance with its terms and such documents will be deemed to meet the criteria of Section 3.02(g).

                       SCHEDULE 5.02(A)

                      RETAINED EMPLOYEES



Dave Roderick

                                             Contract No.__________


                           SCHEDULE 6.02(i)
                           BOR Draft Permit
                             UNITED STATES
                      DEPARTMENT OF THE INTERIOR
                         BUREAU OF RECLAMATION

                    COLORADO RIVER STORAGE PROJECT

                              NAVAJO UNIT
DRAFT
         WATER SERVICE CONTRACT BETWEEN THE UNITED STATES AND
                      BLOOMFIELD REFINING COMPANY
                         FOR FURNISHING WATER


       THIS CONTRACT, made this _____ day of _____________________,
19_____, pursuant to the Act of Congress approved June 17, 1902 (32 Stat. 388), and acts amendatory thereof or supplementary thereto, and particularly pursuant to the Colorado River Storage Project Act approved April 11, 1956 (70 Stat. 105), between THE UNITED STATES OF AMERICA, hereinafter referred to as the United States, represented by the officer executing this contract, his duly appointed successor or his duly authorized representative, hereinafter referred to as the Contracting Officer, and Bloomfield Refining Company, a company organized under the laws of the State of Delaware, and subsidiary of Gary Williams Energy Corporation, with an office at 370 17th St., Suite 5300, Denver, CO 80202, hereinafter referred to as the Contractor.

     WITNESSETH:

     WHEREAS, the following statements are made in explanation:

     (a)  The United States has constructed Navajo Dam and
Reservoir as a unit of the Colorado River Storage Project, for the furnishing of water for irrigation, municipal, industrial, and other beneficial uses.

     (b) The Contractor is in need of a municipal water supply for industrial use in the area for a petroleum refinery, and water is available on a temporary basis to supply the Contractor from Navajo Reservoir.

     NOW, THEREFORE, in consideration of the mutual and dependent covenants herein contained, the parties hereto agree as follows:

                        GENERAL DEFINITIONS

      (1)  Where used in this contract:

          (a) "Federal Reclamation Laws" means the Act of June 17, 1902 (32 Stat. 388), and all acts amendatory thereafter supplementary thereto.

          (b) "Secretary" or "Contracting Officer", or either of them means the Secretary of the Interior or his duly authorized representative.

          (c) "Contractor" means Bloomfield Refining Company, a company organized under the laws of the State of Delaware.

          (d)  "Service" means the United States Fish and Wildlife
Service.

                        TERM OF CONTRACT

      2. (a) This contract shall be effective for 5 years from the date of execution contingent upon reviews of the Contractor's refinery operation as it relates to and is in compliance with the Environmental Protection Agency (EPA), Region 6, Resource Conversation and Recovery Act, Section 3013 Final Order, Section 3008(h) Final Order on Consent. Depending on reviews conducted by the Contracting Officer, with EPA personnel for compliance with the above requirements, the contract can be terminated by a 2-week advance notice by the Contracting Officer for noncompliance with these environmental laws as required in Articles 11(F) and 11(G) of this contract.

          (b) This contract is contingent on the issuance of a current Diversion Permit by the State of New Mexico.

                         WATER DELIVERY

     3. (a) The United States grants the Contractor the right, during the term of this contract, to have delivered from Navajo Reservoir, as hereinafter provided, 340 acre-feet of water per year at such times as best suits its needs and the Contractor shall pay for the water as provided in Article 5.

          (b) The Contractor shall have no holdover rights to water supplied under this contract from year to year. Any water purchased hereunder not called for by the end of each contract year shall become integrated with the water supply for all purposes of the Navajo Reservoir and be available for all purposes at that time.

                       FOR INDUSTRIAL USE

     4. The water sold hereunder shall be used by the Contractor for industrial use. The Contractor shall prepare and furnish such reports on water use and related data as required by the Contracting Officer.

              RATE AND METHOD OF PAYMENT FOR WATER

     5. The Contractor shall pay in advance for the quantity of water which it has contracted to take and pay for, whether or not it actually takes and uses such water, at a rate of $49.27 per acre-foot, plus $1.00 per acre-foot for operation and maintenance charges, for a total payment of $17,091.80.

        COMPLIANCE WITH THE NATIONAL ENVIRONMENTAL POLICY ACT
                 AND THE ENDANGERED SPECIES ACT

     6. (a) Net impacts on endangered species must be identified and mitigated in order to comply with the National Environmental Policy Act of 1969 (Public Law 91-190). The Contracting Officer has consulted with the United States Fish and Wildlife Service under Section 7 of the Endangered Species Act of 1973 (Public Law 93-205) to determine if use of water under this contract will adversely impact endangered species.

          (b) Pursuant to Section 7 of the Endangered Species Act, the United States Fish and Wildlife Service rendered a biological opinion, dated March 5, 1992, which identified adverse impacts to the endangered Colorado squawfish and razorback sucker in connection with use of water under this contract. As a conversation measure taken against these adverse impacts, the Service has recommended, and the Contractor agrees to pay a surcharge as a condition of water service. This surcharge shall be commensurate with the established rate for all municipal and industrial water service from the initial units of the Colorado River Storage Project. The rate has been set for the year 1995 at $49.27 per acre-foot.

          (c) The conservation measure surcharge payment is separate from the payment to the Contracting Officer for water service. The surcharge payment shall be made prior to the execution of this contract. The surcharge payment shall be sent to the United States Fish and Wildlife Service, P. O. Box 1306,
Albuquerque, New Mexico 87103.

          MEASUREMENT AND RESPONSIBILITY FOR DISTRIBUTION

     7. (a) The water to be furnished to the Contractor will be measured by facilities of the United States and delivered into San Juan River at the outlet works of Navajo Reservoir. The Contractor shall suffer all distribution and administration losses from the point of such delivery to the place of use. The Contractor agrees to provide a measuring device, which is acceptable to the Contracting Officer, at or near the Contractor's point of diversion, to measure the quantity of water delivered and diverted under this contract. The Contractor is responsible for making arrangements with the State of New Mexico and others needed for the transportation and diversion of such water. The Contractor shall pay any charges from the New Mexico State Engineer's Office for the distribution, handling, or administration of this water.

          (b) The United States shall not be responsible for the control, carriage, handling, use, disposal, or distribution of water taken by the Contractor hereunder, and the Contractor shall hold the United States harmless on account of damage or claim of damage of any nature whatsoever, including property damage, personal injury or death arising out of or connected with the control, carriage, handling, use, disposal, or distribution of such water by the Contractor.

          (c) This contract and all water taken pursuant thereto shall be subject to and controlled by the Colorado River Compact dated November 24, 1922, and proclaimed by the President of the United States, June 25, 1929, the Boulder Canyon Project Act approved December 21, 1928, the Boulder Canyon Project Adjustment Act of July 19, 1940, the Upper Colorado River Basin Compact dated October 11, 1948, the Mexican Water Treaty of February 3, 1944, and the Colorado River Basin Project Act of September 30, 1968, Public Law 90-537. In the event water available to the Contractor is required to be curtailed under and by reason of the provisions of the foregoing acts, including the reaching of maximum use of water allotted to the State of New Mexico, no liability shall attach to the United States for such curtailment, and the Contractor agrees to reduction of the amount of water taken hereunder as the Secretary determines necessary to comply with the provisions of said acts.

     UNITED STATES NOT LIABLE FOR WATER SHORTAGE ADJUSTMENTS

     8. On account of drought, errors in operation, or other causes, there may occur at times, a shortage during any year in the quantity of water available to the Contractor by the United States pursuant to this contract through and by means of the project, and in no event shall any liability accrue against the United States or any of its officers, agents, or employees for any damage direct or indirect, arising therefrom. In any year in which there may occur such a shortage, the United States reserves the right to apportion the available water supply among the Contractor and others entitled, under existing and future contracts, to receive water from the same project water supply all in a manner to be prescribed by the Contracting Officer.

                  CHARGES FOR DELINQUENT PAYMENTS

     9. (a) The Contractor shall be subject to interest, administrative and penalty charges on delinquent installments or payments, pursuant to Section 11 of the Debt Collection Act of 1982 (Public Law 97-365). When a payment is not received within 30 days of the due date, the Contractor shall pay an interest charge for each day the payment is delinquent beyond the due date. When a payment becomes 60 days delinquent, the Contractor shall pay an administrative charge to cover additional costs of billing and processing the delinquent payment. When a payment is delinquent 90 days or more, the Contractor shall pay an additional penalty charge of 6 percent per year for each day the payment is delinquent beyond the due date. Further, the Contractor shall pay any fees incurred for debt collection services associated with a delinquent payment.

          (b) The interest charge rate shall be the greater of the rate prescribed quarterly in the FEDERAL REGISTER by the Department of the Treasury for application to overdue payments, or the interest rate of 0.5 percent per month prescribed by Section 6 of the Reclamation Project Act of 1939 (Public Law 76-260). The interest charge rate shall be determined as of the due date and remain fixed for the duration of the delinquent period.

          (c) When a partial payment on a delinquent account is received, the amount received shall be applied first to the penalty and administrative charges, second, to the accrued interest, and third to the overdue payment.

                             NOTICES

     10. Any notice, demand, or request authorized or required by this contract shall be deemed to have been given, on behalf of the Contractor when mailed, postage prepaid, or delivered to the Regional Director, Upper Colorado Region, Bureau of Reclamation, PO Box 11568, 125 South State Street, Salt Lake City, Utah 84147, and on behalf of the United States, when mailed, postage prepaid, or delivered, to the Gary Williams Energy Corporation, 370 17th Street, Suite 5300, Denver, Colorado 80202. The designation of the addressee or the address may be changed by notice given in the same manner as provided in this article for other notices.

                   STANDARD CONTRACT ARTICLES

     11. The standard contract articles applicable to this contract are listed below. The full text of these standard articles is attached as Exhibit A and is hereby made a part of this contract.

          A.   Contingent Upon Appropriation or Allotment of Funds
          B.   Officials Not to Benefit
          C.   Assignment Limited - Successor's and Assigns
               Obligated
          D.   Books, Records, and Reports
          E.   Rules, Regulation, and Determinations
          F.   Quality of Water
          G.   Water and Air Pollution Control
          H.   Equal Opportunity
          I.   Compliance with Civil Rights Laws and Regulations

     IN WITNESS WHEREOF, the parties hereto have signed their names the day and year first above written.

                              THE UNITED STATES OF AMERICA

                              By:_______________________________
  (seal)                         Regional Director
                                 Bureau of Reclamation


                              By:_______________________________

                              ATTEST:

                              __________________________________
                              Secretary

                            EXHIBIT A

        A. CONTINGENT ON APPROPRIATION OR ALLOTMENT OF FUNDS

     The expenditure or advance of any money or the performance of any obligation of the United States under this contract shall be contingent upon appropriation or allotment of funds. Absence of appropriation or allotment of funds shall not relieve the Contractor from any obligations under this contract. No liability shall accrue to the United States in case funds are not appropriated or allotted.

                     B. OFFICIALS NOT TO BENEFIT

     No Member of or Delegate to Congress, Resident Commissioner or official of the Contractor shall benefit from this contract other than as a water user or landowner in the same manner as other water users or landowners.

       C. ASSIGNMENT LIMITED-SUCCESSORS AND ASSIGNS OBLIGATED

     The provisions of this contract shall apply to and bind the successors and assigns of the parties hereto, but no assignment or transfer of this contract or any right or interest therein shall be valid until approved in writing by the Contracting Officer.

                     D. BOOKS, RECORDS AND REPORTS

     The Contractor shall establish and maintain accounts and other books and records pertaining to administration of the terms and conditions of this contract, including: the Contractor's financial transactions, water supply data, project operation, maintenance and replacement logs, and project land and right-of-way use agreements; the water users' land-use (crop census), land-ownership, land-leasing and water-use data; and other matters that the Contracting Officer may require. Reports thereon shall be furnished to the Contracting Officer in such form and on such date or dates as the Contracting Officer may require. Subject to applicable Federal laws and regulations, each party to this contract shall have the right during office hours to examine and make copies of the other party's books and records relating to matters covered by this contract.

              E. RULES, REGULATIONS, AND DETERMINATIONS

     (1) The parties agree that the delivery of water or the use of Federal facilities pursuant to this contract is subject to Reclamation law, as amended and supplemented, and the rules and regulations promulgated by the Secretary of the Interior under Reclamation law.

     (2) The Contracting Officer shall have the right to make determinations necessary to administer this contract that are consistent with the expressed and implied provisions of this contract, the laws of the United States and the State, and the rules and regulations promulgated by the Secretary of the Interior. Such determinations shall be made in consultation with the Contractor.

                        F. QUALITY OF WATER

     The operation and maintenance of project facilities shall be performed in such manner as is practicable to maintain the quality of raw water made available through such facilities at the highest level reasonably attainable, as determined by the Contracting Officer. The United States does not warrant the quality of water and is under no obligation to construct or furnish water treatment facilities to maintain or better the quality of water.

                 G. WATER AND AIR POLLUTION CONTROL

     The Contractor, in carrying out this contract, shall comply with all applicable water and air pollution laws and regulations of the United States and the State of New Mexico, and shall obtain all required permits or licenses from the appropriate Federal, State, or local authorities.

                        H. EQUAL OPPORTUNITY

     During the performance of this contract, the Contractor agrees as follows:

     (1) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Contracting Officer setting forth the provisions of this nondiscrimination clause.

     (2) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without discrimination because of race, color, religion, sex, or national origin.

     (3) The Contractor will send to each labor union or representative of workers, with which it has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Contracting Officer, advising the said labor union or workers' representative of the Contractor's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     (4) The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     (5) The Contractor will furnish all information and reports required by said amended Executive Order and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records, and accounts by the Contracting Officer and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     (6) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this contract or with any of the such rules, regulations, or orders, this contract may be canceled, terminated, or suspended, in whole or in part, and the Contractor may be declared ineligible for future Government contracts in accordance with procedures authorized in said amended Executive Order, and such other sanctions may be imposed and remedies invoked as provided in said Executive Order, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

     (7)  The Contractor will include the provisions of paragraphs
(1) through (7) in every subcontract or purchase order unless exempted by the rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of said amended Executive Order, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions, including sanctions for noncompliance: PROVIDED, HOWEVER, That in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

        I. COMPLIANCE WITH CIVIL RIGHTS LAWS AND REGULATIONS

     (1) The Contractor shall comply with Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d), Section 504 of the Rehabilitation Act of 1975 (Public Law 93-112, as amended), the Age Discrimination Act of 1975 (42 U.S.C.6101, et. seq.) and any other applicable civil rights laws, as well as with their respective implementing regulations and guidelines imposed by the U.S. Department of the Interior and/or Bureau of Reclamation.

     (2) These statutes require that no person in the United States shall, on the grounds of race, color, national origin, handicap, or age, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity receiving financial assistance from the Bureau of Reclamation. By executing this contract, the Contractor agrees to immediately take any measures necessary to implement this obligation, including permitting officials of the United States to inspect premises, programs, and documents.

     (3) The Contractor makes this agreement in consideration of and for the purpose of obtaining any and all Federal grants, loans, contracts, property discounts or other Federal financial assistance extended after the date hereof to the Contractor by the Bureau of Reclamation, including installment payments after such date on account of arrangements for Federal financial assistance which were approved before such date. The Contractor recognizes and agrees that such Federal assistance will be extended in reliance on the representations and agreements made in this article, and that the United States reserves the right to seek judicial enforcement thereof.